ISSUER FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Registration Statement No. 333-137902
Dated October 3, 2008

Global Markets Equity

                             Global Markets Equity

                              Proprietary Indices

                         Monthly Report - October 2008

                                     A Passion to Perform. [Deutsche Bank Logo]

GME Indices Review
(as of 30th September 2008)

TABLE OF CONTENTS

Performance Summary
Deutsche Bank CROCI Indices                                                             2
Deutsche Bank Evergreen Indices                                                         2
Deutsche Bank Alpha Indices                                                             3
Deutsche Bank Multi-Asset Indices                                                       4
Deutsche Bank Specialised Indices                                                       4
Deutsche Bank Islamic Indices                                                           5
Monthly Reviews
Deutsche Bank CROCI US+ Index                                                           6
Deutsche Bank CROCI US Plus II Index                                                    7
Deutsche Bank CROCI Euro+ Index                                                         8
Deutsche Bank CROCI Euro II Index                                                       9
Deutsche Bank CROCI Japan+ Index                                                       10
Deutsche Bank CROCI Japan II Index                                                     11
Deutsche Bank US Growth Total Return Index                                             12
Deutsche Bank US Value Total Return Index                                              13
Deutsche Bank Euro Growth Total Return Index                                           14
Deutsche Bank Euro Value Total Return Index                                            15
Deutsche Bank UK Growth Total Return Index                                             16
Deutsche Bank UK Value Total Return Index                                              17
Deutsche Bank Japan Growth Total Return Index                                          18
Deutsche Bank Japan Value Total Return Index                                           19
S&P X-Alpha Total Return USD Index                                                     20
S&P X-Alpha Excess Return USD Index                                                    21
Deutsche Bank X-Alpha Total Return USD Index                                           22
Deutsche Bank X-Alpha Excess Return USD Index                                          23
DBIQ ImpAct Dollar Equity Volatility (Bid) Index                                       24
Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index                                 25
Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index                                26
Deutsche Bank US ValueGrowth Select Index                                              27
Deutsche Bank ValueGrowth Select Total Return Index                                    28
Deutsche Bank Global Yield US Total Return Index                                       29
Deutsche Bank Global Yield Euro Total Return Index                                     30
Deutsche Bank Global Yield AP Total Return Index                                       31
Deutsche Bank E-REV Europe Total Return Index                                          32
Deutsche Bank E-REV Japan Total Return Index                                           33
Deutsche Bank SectorLeader Total Return Index                                          34
Deutsche Bank ChinaOpportunity USD Total Return Index                                  35
Deutsche Bank Islamic US EquityBuilder Total Return Index                              36
Deutsche Bank Islamic Europe EquityBuilder Total Return Index                          37
Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index                    38
Deutsche Bank Islamic Global Pacific EquityBuilder Total Return Index                  39

                                                                              1

GME Indices Performance Summary
(as of 30th September 2008)

DEUTSCHE BANK CROCI INDICES

Deutsche Bank CROCI US+ Index
Bloomberg: CROCI

                                                                               Annualised
                                                              ------------------------------------
                           1 Month  3 Months   6 Months    YTD   1 year   3 years 5 years 10 years
CROCI US+ Index             -10.6%   -12.1%     -11.8%   -18.9%   -19.2%      1.2%  10.4%   12.2%
S&P 500 Index (TR)           -8.9%    -8.4%     -10.9%   -19.3%   -21.8%      0.2%   5.2%    3.1%
S&P 500/Citigroup
  Value Index (TR)           -7.5%    -5.0%     -12.4%   -20.2%   -24.3%      0.2%   6.6%    4.5%
Excess Return vs S&P
  500 Index (TR)             -1.7%    -3.8%      -0.9%     0.4%     2.6%      1.0%   5.2%    9.2%
Excess Return vs S&P 500/
  Citigroup Value
  Index (TR)                 -3.1%    -7.2%       0.6%     1.3%     5.1%      1.1%   3.8%    7.7%

Deutsche Bank CROCI
  US Plus II Index
Bloomberg: DBUSCPII                                                         Annualised
                                                             -------------------------------------
                           1 Month  3 Months   6 Months     YTD    1 year  3 years 5 years 10 years
CROCI US Plus II Index      -10.0%    -9.4%      -9.1%   -16.4%   -16.4%      2.8%  11.4%   12.8%
S&P 500 Index (TR)           -8.9%    -8.4%     -10.9%   -19.3%   -21.8%      0.2%   5.2%    3.1%
S&P 500/Citigroup
  Value Index (TR)           -7.5%    -5.0%     -12.4%   -20.2%   -24.3%      0.2%   6.6%    4.5%
Excess Return vs S&P
  500 Index (TR)             -1.1%    -1.0%       1.8%     2.8%     5.4%      2.6%   6.2%    9.7%
Excess Return vs S&P
  500/Citigroup Value
  Index (TR)                 -2.6%    -4.4%       3.3%     3.8%     7.9%      2.6%   4.8%    8.2%

Deutsche Bank CROCI
  Euro+ Index
Bloomberg: CRCEU                                                            Annualised
                                                             -------------------------------------
                           1 Month 3 Months   6 Months     YTD      1 year  3 years 5 years 10 years
CROCI Euro+ Index           -13.7%   -13.7%     -16.5%   -29.5%     -29.5%      1.2%  10.4%   10.1%
EuroSTOXX 50 Index (TR)      -9.6%    -9.1%     -13.9%   -28.9%     -28.2%     -1.3%   7.6%    3.4%
MSCI EMU Index (TR)         -12.0%   -11.9%     -16.8%   -30.3%     -30.5%     -1.4%   8.1%     N/A
Excess Return vs
  EuroSTOXX 50 Index (TR)    -4.1%    -4.7%      -2.6%    -0.6%      -1.2%      2.5%   2.8%    6.6%
Excess Return vs MSCI
  EMU Index (TR)             -1.7%    -1.9%       0.3%     0.8%       1.0%      2.6%   2.3%     N/A

Deutsche Bank CROCI
  Euro II Index
Bloomberg: DBEECRII                                                         Annualised
                                                             -------------------------------------
                           1 Month 3 Months    6 Months    YTD   1 year   3 years 5 years 10 years
CROCI Euro II Index         -14.3%   -13.2%     -14.3%   -27.2%   -26.6%      2.7%  11.4%   10.6%
EuroSTOXX 50 Index (TR)      -9.6%    -9.1%     -13.9%   -28.9%   -28.2%     -1.3%   7.6%    3.4%
MSCI EMU Index (TR)         -12.0%   -11.9%     -16.8%   -30.3%   -30.5%     -1.4%   8.1%     N/A
Excess Return vs
  EuroSTOXX 50 Index (TR)    -4.6%    -4.2%      -0.4%     1.7%     1.6%      4.0%   3.8%    7.1%
Excess Return vs MSCI
  EMU Index (TR)             -2.3%    -1.3%       2.5%     3.1%     3.9%      4.2%   3.3%     N/A

Deutsche Bank CROCI
  Japan+ Index
Bloomberg: CRCJP                                                            Annualised
                                                             -------------------------------------
                           1 Month 3 Months   6 Months     YTD    1 year   3 years 5 years 10 years
CROCI Japan+ Index          -15.5%   -18.5%     -10.6%   -30.7%    -35.7%     -4.9%   3.3%    5.3%
TOPIX 100 Index (TR)        -13.4%   -17.9%      -8.7%   -25.5%    -31.5%     -6.1%   2.3%    0.6%
MSCI Japan Index (TR)       -13.3%   -17.6%     -10.3%   -26.1%    -32.2%     -6.1%   3.5%    1.3%
Excess Return vs TOPIX
  100 Index (TR)             -2.1%    -0.6%      -1.9%    -5.1%     -4.3%      1.2%   1.0%    4.7%
Excess Return vs MSCI
  Japan Index (TR)           -2.2%    -0.8%      -0.3%    -4.5%     -3.5%      1.2%  -0.2%    4.0%

Deutsche Bank CROCI
  Japan II Index
Bloomberg: DBAPCRII                                                         Annualised
                                                             -------------------------------------
                           1 Month 3 Months   6 Months      YTD    1 year   3 years 5 years 10 years
CROCI Japan II Index        -15.2%   -18.7%      -9.8%   -29.2%    -33.6%     -4.0%   3.9%    5.6%
TOPIX 100 Index (TR)        -13.4%   -17.9%      -8.7%   -25.5%    -31.5%     -6.1%   2.3%    0.6%
MSCI Japan Index (TR)       -13.3%   -17.6%     -10.3%   -26.1%    -32.2%     -6.1%   3.5%    1.3%
Excess Return vs TOPIX
  100 Index (TR)             -1.8%    -0.8%      -1.2%    -3.7%     -2.2%      2.2%   1.6%    5.0%
Excess Return vs MSCI
  Japan Index (TR)           -1.9%    -1.1%       0.4%    -3.1%     -1.5%      2.1%   0.4%    4.3%

DEUTSCHE BANK EVERGREEN
  INDICES

Deutsche Bank US Growth
Total Return Index
Bloomberg: DBUSUSG                                                          Annualised
                                                             -------------------------------------
                           1 Month 3 Months   6 Months     YTD    1 year   3 years 5 years 10 years
US Growth Index             -11.9%   -20.3%     -15.2%   -26.5%    -27.2%     -2.5%   8.4%    6.8%
S&P 500/Citigroup Growth
  Index (TR)                -10.2%   -11.2%      -9.4%   -18.4%    -19.3%      0.3%   3.7%    1.3%
S&P 500 Index (TR)           -8.9%    -8.4%     -10.9%   -19.3%    -21.8%      0.2%   5.2%    3.1%
Excess Return vs S&P
  500/Citigroup
  Growth Index (TR)          -1.7%    -9.0%      -5.8%    -8.1%     -7.9%     -2.7%   4.7%    5.5%
Excess Return vs S&P 500
  Index (TR)                 -3.0%   -11.9%      -4.4%    -7.2%     -5.4%     -2.7%   3.2%    3.7%

Deutsche Bank US Value
  Total Return Index
Bloomberg: DBUSUSV                                                          Annualised
                                                             -------------------------------------
                           1 Month 3 Months   6 Months     YTD    1 year    3 years 5 years 10 years
US Value Index               -9.0%    -8.8%     -15.7%   -25.4%    -30.2%     -3.7%   8.0%    8.9%
S&P 500/Citigroup
  Value Index (TR)           -7.5%    -5.0%     -12.4%   -20.2%    -24.3%      0.2%   6.6%    4.5%
S&P 500 Index (TR)           -8.9%    -8.4%     -10.9%   -19.3%    -21.8%      0.2%   5.2%    3.1%
Excess Return vs S&P
  500/Citigroup Value
  Index (TR)                 -1.5%    -3.8%      -3.3%    -5.2%     -5.8%     -3.8%   1.4%    4.4%
Excess Return vs S&P
  500 Index (TR)              0.0%    -0.4%      -4.8%    -6.1%     -8.3%     -3.9%   2.8%    5.9%

Deutsche Bank Euro
 Growth Total Return Index
Bloomberg: DBEEEUGR                                                         Annualised
                                                             -------------------------------------
                           1 Month 3 Months   6 Months     YTD    1 year   3 years 5 years 10 years
Euro Growth Index            -8.6%    -6.7%     -16.1%   -28.0%    -32.8%    0.8%   9.1%    6.1%
EuroSTOXX Large Cap
  Growth Index (TR)         -10.5%    -9.5%     -16.6%   -30.0%    -28.9%   -2.3%   4.8%    1.4%
EuroSTOXX Large Euro
  Return Index (TR)         -10.9%   -11.0%     -16.0%   -30.4%    -30.5%   -1.2%   7.6%     N/A
Excess Return vs
  EuroSTOXX Large Cap
  Growth Index (TR)           1.9%     2.9%       0.5%     2.0%     -3.9%    3.1%   4.3%    4.7%
Excess Return vs
  EuroSTOXX Large Euro
  Return Index (TR)           2.3%     4.3%      -0.2%     2.3%     -2.3%    2.0%   1.5%     N/A

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.
----------------------------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                                       2

GME Indices Performance Summary
(as of 30th September 2008)

Deutsche Bank Euro Value Total Return
Index
Bloomberg: DBEEEUVA
                                                                          Annualised
                                                           -----------------------------------------
                            1 Month 3 Months   6 Months      YTD   1 year 3 years 5 years 10 years
Euro Value Index             -10.6%    -7.9%     -18.5%   -31.0%   -31.9%  -2.1%      7.8%    7.5%
EuroSTOXX Large Cap
  Value Index (TR)           -14.1%   -15.4%     -21.7%   -33.9%   -34.1%  -2.6%      7.5%    0.8%
EuroSTOXX Large Euro
  Return Index (TR)          -10.9%   -11.0%     -16.0%   -30.4%   -30.5%  -1.2%      7.6%     N/A
Excess Return vs EuroSTOXX
  Large Cap
  Value Index (TR)             3.5%     7.5%       3.2%     2.9%     2.2%   0.5%      0.3%    6.7%
Excess Return vs EuroSTOXX
  Large Euro
  Return Index (TR)            0.3%     3.1%      -2.5%    -0.7%    -1.4%  -0.9%      0.2%     N/A

Deutsche Bank UK Growth
Total Return Index
Bloomberg: DBEEUKGT

                                                                             Annualised
                                                              --------------------------------------
                            1 Month 3 Months 6 Months     YTD     1 year   3 years 5 years 10 years
UK Growth Index              -16.2%   -13.9%   -16.2%   -26.6%    -32.9%   -2.5%      8.8%    8.2%
FTSE 100 Index (TR)           -7.6%    -6.6%    -7.0%   -16.7%    -16.3%    1.8%      8.6%    3.4%
MSCI UK Growth Index (TR)    -14.4%   -14.4%   -12.7%   -20.3%    -18.9%    1.3%      7.3%     N/A
Excess Return vs FTSE
  100 Index (TR)              -8.6%    -7.2%    -9.2%    -9.9%    -16.7%   -4.3%      0.2%    4.8%
Excess Return vs MSCI UK
  Growth Index (TR)           -1.8%     0.6%    -3.5%    -6.3%    -14.0%   -3.8%      1.5%     N/A

Deutsche Bank UK Value
  Total Return Index
Bloomberg: DBEEUKVT                                                          Annualised
                                                              --------------------------------------
                            1 Month 3 Months   6 Months      YTD    1 year  3 years 5 years 10 years
UK Value Index               -21.8%   -18.3%     -32.7%   -40.0%    -44.4%  -11.0%     1.0%    7.1%
FTSE 100 Index (TR)           -7.6%    -6.6%      -7.0%   -16.7%    -16.3%    1.8%     8.6%    3.4%
MSCI UK Value Index (TR)     -11.3%    -9.1%     -12.6%   -23.0%    -24.2%   -2.3%     6.6%     N/A
Excess Return vs FTSE
  100 Index (TR)             -14.2%   -11.7%     -25.7%   -23.2%    -28.1%  -12.8%    -7.6%    3.7%
Excess Return vs MSCI
  UK Value Index (TR)        -10.5%    -9.3%     -20.1%   -17.0%    -20.2%   -8.7%     -5.6%    N/A

Deutsche Bank Japan
Growth Total Return Index
Bloomberg: DBAPJGT                                                           Annualised
                                                              --------------------------------------
                            1 Month  3 Months 6 Months     YTD   1 year   3 years 5 years  10 years
Japan Growth Index           -18.8%   -24.6%   -15.7%   -30.6%   -38.6%    -8.3%     2.2%    1.3%
TOPIX 100 Index (TR)         -13.4%   -17.9%    -8.7%   -25.5%   -31.5%    -6.1%     2.3%    0.6%
MSCI Japan Growth
  Index (TR)                 -14.2%   -20.2%   -11.8%   -28.9%   -34.5%    -7.9%     0.5%     N/A
Excess Return vs TOPIX
  100 Index (TR)              -5.4%    -6.7%    -7.0%    -5.1%    -7.1%    -2.1%    -0.1%    0.7%
Excess Return vs MSCI
  Japan Growth Index (TR)     -4.6%    -4.4%    -3.9%    -1.8%    -4.0%    -0.4%     1.7%     N/A
Deutsche Bank Japan Value
 Total Return
Index
Bloomberg: DBAPJVT                                                           Annualised
                                                              --------------------------------------
                            1 Month 3 Months   6 Months      YTD   1 year  3 years  5 years 10 years
Japan Value Index            -19.5%   -24.7%     -14.4%   -30.2%   -38.6%   -6.2%      6.4%    8.5%
TOPIX 100 Index (TR)         -13.4%   -17.9%      -8.7%   -25.5%   -31.5%   -6.1%      2.3%    0.6%
MSCI Japan Value Index (TR)  -12.1%   -14.9%      -8.2%   -23.2%   -30.2%   -4.3%      6.3%     N/A
Excess Return vs TOPIX
  100 Index (TR)              -6.1%    -6.8%      -5.8%    -4.7%    -7.1%   -0.1%      4.1%    7.9%
Excess Return vs MSCI
Japan Value Index (TR)        -7.4%    -9.9%      -6.3%    -7.0%    -8.4%   -1.9%      0.1%     N/A

DEUTSCHE BANK ALPHA INDICES
S&P X-Alpha Total Return
USD Index Bloomberg: SPXADT                                                  Annualised
                                                              --------------------------------------
                            1 Month 3 Months   6 Months     YTD  1 year  3 years 5 years  10 years
S&P X-Alpha TR Index          -2.0%    -4.9%      -4.8%    -5.1%   -9.4%   2.2%      7.7%    8.4%
MSCI World Index (TR)        -11.9%   -15.3%     -16.7%   -24.2%  -25.9%   0.7%      7.3%    3.8%
HFRX USD Equity Market
  Neutral Index (TR)          -0.2%    -2.2%       0.1%     0.1%    1.1%   3.2%      1.5%     N/A
Excess Return vs MSCI
  World Index (TR)             9.9%    10.3%      11.9%    19.1%   16.5%   1.4%      0.4%    4.6%
Excess Return vs HFRX USD
  Equity Market
  Neutral Index (TR)          -1.8%    -2.8%      -4.9%    -5.2%  -10.5%  -1.0%      6.2%     N/A

S&P X-Alpha Excess Return
USD Index
Bloomberg: SPXADE                                                            Annualised
                                                              --------------------------------------
                            1 Month 3 Months   6 Months      YTD    1 year  3 years 5 years 10 years
S&P X-Alpha ER Index          -2.2%    -5.4%      -5.8%    -6.8%    -12.1%  -2.1%      4.2%    4.7%
MSCI World Index (TR)        -11.9%   -15.3%     -16.7%   -24.2%    -25.9%   0.7%      7.3%    3.8%
HFRX USD Equity Market
  Neutral Index (TR)          -0.2%    -2.2%       0.1%     0.1%      1.1%   3.2%      1.5%     N/A
Excess Return vs MSCI
  World Index (TR)             9.7%     9.8%      10.9%    17.4%     13.8%  -2.8%     -3.1%    0.9%
Excess Return vs HFRX
  USD Equity Market
Neutral Index (TR)            -1.9%    -3.2%      -5.8%    -6.9%    -13.2%  -5.3%      2.7%     N/A
Deutsche Bank X-Alpha
  Total Return USD
Index
Bloomberg: DBGLXAT                                                           Annualised
                                                              --------------------------------------
                            1 Month 3 Months   6 Months      YTD    1 year  3 years 5 years 10 years
X-Alpha TR Index              -2.2%    -4.9%      -4.6%    -5.0%     -8.9%   1.9%     7.7%    8.9%
MSCI World Index (TR)        -11.9%   -15.3%     -16.7%   -24.2%    -25.9%   0.7%     7.3%    3.8%
HFRX USD Equity Market
  Neutral Index (TR)          -0.2%    -2.2%       0.1%     0.1%      1.1%   3.2%     1.5%     N/A
Excess Return vs MSCI
  World Index (TR)             9.7%    10.4%      12.1%    19.2%     17.0%   1.2%     0.4%    5.1%
Excess Return vs HFRX
  USD Equity Market
Neutral Index (TR)            -2.0%    -2.7%      -4.6%    -5.1%    -10.0%  -1.2%     6.2%     N/A
Deutsche Bank X-Alpha
  Excess Return USD
Index
Bloomberg: DBGLXAE                                                           Annualised
                                                              --------------------------------------
                            1 Month 3 Months   6 Months      YTD    1 year  3 years 5 years10 years
X-Alpha ER Index              -2.4%    -5.4%      -5.5%    -6.7%    -11.6%  -2.3%     4.2%    5.1%
MSCI World Index (TR)        -11.9%   -15.3%     -16.7%   -24.2%    -25.9%   0.7%     7.3%    3.8%
HFRX USD Equity Market
  Neutral Index (TR)          -0.2%    -2.2%       0.1%     0.1%      1.1%   3.2%     1.5%     N/A
Excess Return vs MSCI
  World Index (TR)             9.5%     9.9%      11.1%    17.5%     14.3%  -3.1%    -3.1%    1.3%
Excess Return vs HFRX
  USD Equity Market
Neutral Index (TR)            -2.1%    -3.2%      -5.6%    -6.8%    -12.7%  -5.5%     2.7%     N/A

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.
----------------------------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                                       3

GME Indices Performance Summary
(as of 30th September 2008)

DBIQ ImpAct Dollar Equity Volatility (Bid)
Index
Bloomberg: DBVEUSDB                                                          Annualised
                                                               ------------------------------------
                             1 Month 3 Months   6 Months    YTD   1 year    3 years    5 years

ImpAct Dollar Equity
  Volatility Index            -17.0%   -16.7%     -15.6%   -16.7%   -15.9%    -3.3%    4.3%
S&P 500 Index (TR)             -8.9%    -8.4%     -10.9%   -19.3%   -21.8%     0.2%    5.2%
iBoxx USD Treasury
  Index (TR)                    0.7%     2.3%       0.2%     4.6%     8.7%     5.8%    4.5%
Excess Return vs S&P
  500 Index (TR)               -8.1%    -8.4%      -4.8%     2.6%     6.0%    -3.5%   -0.8%
Excess Return vs iBoxx
  USD Treasury Index (TR)     -17.7%   -19.1%     -15.8%   -21.3%   -24.6%    -9.1%   -0.1%

DEUTSCHE BANK
MULTI-ASSET INDICES
Deutsche Bank Liquid
Alpha USD 5 Total
Return S1 Index
Bloomberg: DBLAUT5J                                                       Annualised
                                                               -------------------------------
                             1 Month 3 Months   6 Months      YTD     1 year   3 years 5 years

Liquid Alpha USD
  5 TR Index                   -3.8%    -3.6%      -2.8%    -2.3%      -1.2%     6.7%     10.0%
MSCI World Index (TR)         -11.9%   -15.2%     -16.4%   -23.8%     -25.4%     1.3%      7.9%
iBoxx USD Treasury
  Index (TR)                    0.7%     2.3%       0.2%     4.6%       8.7%     5.8%      4.5%
Excess Return vs MSCI
  World Index (TR)              8.1%    11.6%      13.6%    21.5%      24.3%     5.4%      2.1%
Excess Return vs iBoxx
 USD Treasury Index (TR)       -4.5%    -5.9%      -3.0%    -7.0%      -9.9%     0.9%      5.5%

Deutsche Bank Liquid
Alpha USD 5 Excess
Return S1 Index
Bloomberg: DBLAUE5J                                                       Annualised
                                                               -------------------------------
                             1 Month 3 Months   6 Months    YTD     1 year    3 years   5 years

Liquid Alpha USD 5 ER Index    -4.0%    -4.1%      -3.8%    -4.1%      -4.1%     2.2%      6.4%
MSCI World Index (TR)         -11.9%   -15.2%     -16.4%   -23.8%     -25.4%     1.3%      7.9%
iBoxx USD Treasury
  Index (TR)                    0.7%     2.3%       0.2%     4.6%       8.7%     5.8%      4.5%
Excess Return vs MSCI
  World Index (TR)              7.9%    11.1%      12.6%    19.7%      21.3%     1.0%     -1.4%
Excess Return vs iBoxx
USD Treasury Index (TR)        -4.6%    -6.4%      -4.0%    -8.8%     -12.8%    -3.6%      1.9%

DEUTSCHE BANK SPECIALISED
INDICES
Deutsche Bank US
ValueGrowth Select Index
Bloomberg: DBUSUSVG                                                       Annualised
                                                               -------------------------------------
                             1 Month  3 Months 6 Months   YTD   1 year   3 years  5 years 10 years

US ValueGrowth
  Select Index                -15.4%   -12.7%   -15.6%   -27.9%  -27.9%   -0.7%     0.3%    6.7%
S&P 500 Index (TR)             -9.1%    -8.9%   -11.8%   -20.6%  -23.4%   -1.7%     3.2%    1.4%
Excess Return vs S&P
  500 Index (TR)               -6.3%    -3.8%    -3.8%    -7.3%   -4.5%    1.0%    -2.9%    5.3%

Deutsche Bank
ValueGrowth Select Total
Return Index
Bloomberg: DBEEVGS                                                        Annualised
                                                           -----------------------------------------
                          1 Month  3 Months 6 Months   YTD     1 year   3 years  5 years 10 years

ValueGrowth
  Select TR Index          -13.9%   -11.3%   -20.0%   -32.4%     -29.2%    -0.6%    6.2%    8.2%
S&P 500 Index (TR)          -8.9%    -8.4%   -10.9%   -19.3%     -21.8%     0.2%    5.2%    3.1%
Excess Return vs S&P
  500 Index (TR)            -5.0%    -2.9%    -9.1%   -13.1%      -7.4%    -0.8%    1.0%    5.1%

Deutsche Bank Global
Yield US Total
Return Index
Bloomberg: DBUSGYTR                                                       Annualised
                                                           -----------------------------------------
                             1 Month 3 Months 6 Months      YTD   1 year  3 years   5 years 10 years

Global Yield US TR Index       -0.6%     8.7%    -3.6%   -10.6%   -21.8%     0.6%     5.9%     5.2%
S&P 500 Index (TR)             -8.9%    -8.4%   -10.9%   -19.3%   -21.8%     0.2%     5.2%     3.1%
DJ High Yield
  Select 10 (TR)               -2.5%     3.3%   -13.9%   -19.7%   -25.4%     2.8%     5.3%      N/A
Excess Return vs S&P
  500 Index (TR)                8.3%    17.0%     7.3%     8.7%     0.0%     0.4%     0.8%     2.2%
Excess Return vs DJ
High Yield Select 10
(TR)                            1.8%     5.4%    10.4%     9.1%     3.6%    -2.2%     0.7%      N/A

Deutsche Bank Global
Yield Euro Total
Return Index
Bloomberg: DBEEGYTR                                                       Annualised
                                                           -----------------------------------------
                             1 Month 3 Months 6 Months    YTD    1 year    3 years  5 years 10 years

Global Yield Euro TR Index    -11.4%    -9.8%   -16.4%   -30.5%  -32.1%    -1.2%      9.2%      9.0%
EuroSTOXX 50 Index (TR)        -9.6%    -9.1%   -13.9%   -28.9%  -28.2%    -1.3%      7.6%      3.4%
Excess Return vs
  EuroSTOXX 50 Index (TR)      -1.8%    -0.8%    -2.5%    -1.6%   -3.9%     0.0%      1.6%      5.6%

Deutsche Bank Global
  Yied AP Total Return
Index
Bloomberg: DBAPGYTR                                                       Annualised
                                                               -------------------------------------
                             1 Month 3 Months 6 Months     YTD     1 year  3 years  5 years 10 years

Global Yield AP TR Index       -6.2%   -10.0%    -7.5%   -14.5%     -12.6%   8.4%   13.3%   12.9%
MSCI Asia Pacific
  Index (TR)                  -14.1%   -21.0%   -22.1%   -30.7%     -32.7%   0.1%    8.3%     N/A
Excess Return vs MSCI
 Asia Pacific Index
 (TR)                           7.9%    11.0%    14.6%    16.3%      20.1%   8.4%    5.0%     N/A

Deutsche Bank E-REV Europe
Total Return
Index
Bloomberg: DBEEERET                                                       Annualised
                                                             ---------------------------------------
                             1 Month 3 Months 6 Months    YTD   1 year   3 years  5 years   10 years

E-REV Europe TR Index         -10.4%   -12.1%   -15.9% -32.7%   -34.8%    -2.2%      6.0%    5.9%
EuroSTOXX 50 Index (TR)        -9.6%    -9.1%   -13.9% -28.9%   -28.2%    -1.3%      7.6%    3.4%
Excess Return vs
  EuroSTOXX 50 Index (TR)      -0.8%    -3.0%    -2.0%  -3.8%    -6.6%    -0.9%     -1.6%    2.5%

Deutsche Bank E-REV Japan
Total Return Index
Bloomberg: DBAPERJT                                                         Annualised
                                                               -------------------------------------
                             1 Month  3 Months 6 Months   YTD     1 year   3 years  5 year  10 years

E-REV Japan TR Index          -18.9%   -24.6%   -14.6%   -33.3%   -42.4%    -5.2%      3.2%   -0.1%
TOPIX 100 Index (TR)          -13.4%   -17.9%    -8.7%   -25.5%   -31.5%    -6.1%      2.3%    0.6%
Excess Return vs TOPIX
  100 Index (TR)               -5.6%    -6.7%    -6.0%    -7.8%   -11.0%     0.9%      0.8%   -0.7%

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.
----------------------------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                                       4

GME Indices Performance Summary
(as of 30th September 2008)

Deutsche Bank SectorLeader Total Return
Index
Bloomberg: DBEESLE                                                           Annualised
                                                              -----------------------------------------
                            1 Month 3 Months   6 Months      YTD   1 year   3 years 5 years 10 years
SectorLeader TR Index        -17.9%   -24.5%     -24.0%   -36.0%   -40.2%     -3.2%   8.0%    2.7%
DJ STOXX 600 Index (TR)      -11.0%   -11.1%     -14.5%   -27.8%   -29.9%     -2.3%   7.1%    3.1%
Excess Return vs DJ
 STOXX 600 Index (TR)         -6.8%   -13.4%      -9.5%    -8.2%   -10.3%     -1.0%   0.9%   -0.5%

Deutsche Bank China
Opportunity Total Return
USD Index
Bloomberg: DBAPCOU                                                             Annualised
                                                              -----------------------------------------
                            1 Month 3 Months   6 Months      YTD    1 year  3 years 5 years 10 years
ChinaOpportunity TR
  USD Index                  -15.9%   -25.6%     -33.9%   -50.3%    -54.1%    12.0%   9.9%   22.5%
HANG SENG China Ent
  Index (TR) (USD)           -21.8%   -23.5%     -24.8%   -43.5%    -46.4%    20.1%  22.9%   18.8%
Excess Return vs HANG
  SENG China Ent Index
(TR) (USD)                     5.9%    -2.1%      -9.1%    -6.8%     -7.7%    -8.1% -13.0%    3.6%

DEUTSCHE BANK ISLAMIC
INDICES
Deutsche Bank Islamic
US EquityBuilder
Total Return Index
Bloomberg: DBUSIU                                                            Annualised
                                                              -----------------------------------------
                            1 Month 3 Months   6 Months     YTD   1 year  3 years 5 years 10 years
Islamic US EquityBuilder
  Index                      -12.8%   -18.0%     -15.3%   -20.3%  -21.1%    -1.6%   4.5%   10.1%
DJ Islamic Market
  US Index (TR)              -10.3%   -11.8%      -9.2%   -17.3%  -17.6%     1.8%   5.4%    2.4%
DJ Islamic Mkt US
  LCAP Index (TR)             -9.3%   -10.8%      -9.5%   -17.2%  -17.4%     1.6%   4.6%     N/A
Excess Return vs DJ
  Islamic Market US Index
(TR)                          -2.5%    -6.3%      -6.1%    -3.0%   -3.5%    -3.4%  -1.0%    7.7%
Excess Return vs DJ
 Islamic Mkt US LCAP
Index (TR)                    -3.5%    -7.3%      -5.8%  -3.1%     -3.6%    -3.2%  -0.1%     N/A

Deutsche Bank Islamic
Europe EquityBuilder Total
Return Index
Bloomberg: DBEEIE                                                            Annualised
                                                              -----------------------------------------
                            1 Month 3 Months   6 Months      YTD    1 year  3 years 5 years 10 years
Islamic Europe
  EquityBuilder Index        -19.7%   -25.8%     -22.9%   -31.6%    -33.2%    -3.2%   6.6%   11.0%
DJ Islamic Europe
  Index(TR)                  -17.8%   -25.5%     -23.4%   -30.1%    -29.7%     0.5%   8.4%     N/A
DJ Islamic Mkt EUR
  LCAP Index (TR)             -13.1%   -15.5%     -11.6%   -26.4%   -27.0%    -4.6%   4.2%     N/A
Excess Return vs DJ
Islamic Europe Index
(TR)                          -1.9%    -0.3%       0.5%    -1.5%     -3.5%    -3.6%  -1.8%     N/A
Excess Return vs DJ
Islamic Mkt EUR LCAP
Index (TR)                    -6.6%   -10.4%     -11.3%  -5.1%       -6.3%     1.4%   2.4%     N/A

Deutsche Bank Islamic Asia
Pacific EquityBuilder
Total Return Index
Bloomberg: DBAPIAEP                                                          Annualised
                                                              -----------------------------------------
                            1 Month 3 Months   6 Months      YTD    1 year  3 years 5 years 10 years
Islamic Asia Pacific
  EquityBuilder Index        -15.8%   -25.3%     -22.0%   -27.2%    -28.3%     1.9%  12.0%   16.4%
DJ Islamic Mkt ASIA/PAC
  Index (TR)                 -16.2%   -25.6%     -25.5%   -32.2%    -35.3%    -2.8%   3.4%    6.3%
DJ Islamic Mkt ASIA/PAC
  LCAP Index (TR)            -15.1%   -24.8%     -24.0%   -30.8%    -33.8%    -1.8%   3.6%     N/A
Excess Return vs DJ
  Islamic Mkt ASIA/PAC
Index (TR)                     0.5%     0.3%       3.5%     5.0%      7.1%     4.7%   8.7%   10.1%
Excess Return vs DJ
  Islamic Mkt ASIA/PAC
LCAP Index (TR)               -0.7%    -0.5%       2.0%     3.6%      5.5%     3.7%   8.4%     N/A

Deutsche Bank Islamic
Global EquityBuilder Total
Return Index
Bloomberg: DBGLIGEP                                                          Annualised
                                                              -----------------------------------------
                            1 Month 3 Months   6 Months      YTD    1 year  3 years 5 years 10 years
Islamic Global
  EquityBuilder Index         -16.7%   -24.5%     -21.9%   -26.0%    -26.5%     0.4%   8.0%   12.5%
DJ Islamic Mkt World
  LCAP Index (TR)            -13.8%   -19.2%     -16.7%    -23.7%    -23.8%     0.7%   5.7%     N/A
DJ Islamic Market
  Index (TR)                  -13.8%   -19.2%     -16.6%   -23.6%    -24.1%     0.9%   6.3%    3.1%
Excess Return vs DJ
  Islamic Mkt World LCAP
  Index (TR)                  -2.9%    -5.4%      -5.1%    -2.3%     -2.7%    -0.3%   2.3%     N/A
Excess Return vs DJ
  Islamic Market Index
(TR)                          -2.9%    -5.4%      -5.2%    -2.4%     -2.4%    -0.5%   1.8%    9.4%

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.
----------------------------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                                       5

                                                                REUTERS: .CROCI
                                                               BLOOMBERG: CROCI

Deutsche Bank CROCI US+ Index

Index Description

The CROCI US+ Index is a basket of 40 equally weighted US stocks selected monthly for their attractive valuation, defined as the cheapest trailing
Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.

                                   [Graphic]

Monthly Performance

-----------------------------------------------------------------------------------
       1998  1999    2000   2001  2002   2003   2004   2005    2006   2007   2008
-----------------------------------------------------------------------------------
Jan    1.1%   1.0%   -4.8%  2.3%  -1.3%  -2.0%   0.8%  -2.1%    3.3%   2.5%  -5.8%
Feb    8.6%  -2.6%   -7.8%  0.5%   0.6%  -1.4%   3.8%   6.5%   -0.3%  -0.8%   0.3%
Mar    2.9%   3.1%  11.2%  -2.0%   5.5%   0.4%   0.4%  -1.2%    1.7%   1.4%  -2.7%
Apr   -0.1%  16.1%   6.6%   6.8%  -0.9%   6.0%  -0.2%  -2.2%    0.7%   5.5%   3.9%
May   -2.5%   2.9%   4.4%   1.7%  -0.3%   9.0%  -0.6%   3.4%   -3.1%   5.4%   4.0%

Jun    0.9%   2.2%   -5.4-  2.5%  -6.9%   3.2%   3.3%   2.6%    1.0%  -1.8%  -7.1%
Jul   -2.3%  -2.9%   -0.2%  0.0%  -6.3%   0.4%  -2.0%   5.7%    1.1%  -3.0%  -3.6%

Aug   -10.5  -2.6%   7.6%-  0.9%  -1.2%   3.4%  -0.4%  -1.2%    0.4%  -0.1%   1.9%
Sep    5.7%  -5.1%   0.3%-  9.0%  -10.2  -1.6%   4.3%  -0.5%    2.1%   2.1%  -10.6%

Oct   11.3%   0.8%   7.4%   3.1%   7.4%   5.4%   2.5%  -3.0%    4.5%   3.6%
Nov    4.8%  -0.8%   -0.9%  7.4%   6.5%   3.0%   5.6%   3.0%    3.7%  -3.4%
Dec    2.4%   0.3%   7.3%   3.6%  -4.1%   6.9%   3.3%   0.8%   -1.2%  -0.6%
-----------------------------------------------------------------------------------
Year  22.6%  11.6%   26.51  0.6%  -12.0  37.2%  22.5%  12.0%   14.5%  10.8%  -18.9%
-----------------------------------------------------------------------------------
                                                                            %

Historical Performance Through September 2008                                Annualised
                                                              ---------------------------------------
                            1 Month 3 Months  6 Months     YTD   1 year  3 years 5 years 10 years
CROCI US+ Index              -10.6%   -12.1%   -11.8%  -18.9%   -19.2%     1.2%  10.4%   12.2%
S&P 500 (TR) Index            -8.9%    -8.4%   -10.9%  -19.3%   -21.8%     0.2%   5.2%    3.1%
S&P 500/Citigroup
Value Index (TR)              -7.5%    -5.0%   -12.4%  -20.2%   -24.3%     0.2%   6.6%    4.5%
Excess Return vs
S&P 500 (TR) Index            -1.7%    -3.8%    -0.9%    0.4%     2.6%     1.0%   5.2%    9.2%
Excess Return vs S&P
500/Citigroup Value Index
(TR)                          -3.1%    -7.2%     0.6%    1.3%     5.1%     1.1%   3.8%    7.7%

Performance Analysis  January 1998 -
September 2008
                                    Index      Bench1      Bench2
Growth over period                 226.2%       43.3%       52.0%
Compounded annual growth            11.6%        3.4%        4.0%
Volatility                          16.7%       18.5%       18.6%
Sharpe ratio (3.76%)                 0.47        0.02        0.01
Maximum drawdown                   -23.5%      -44.7%      -39.0%
Start of max drawdown period     Apr-2002    Sep-2000     Apr-2001
End of max drawdown period       Aug-2003    Oct-2006     Sep-2006
Average monthly growth               1.0%        0.4%        0.4%
Best monthly return                 16.1%        9.8%       10.4%
Worst monthly return               -10.6%      -14.5%      -16.1%
% of months with gains              58.9%       58.9%       58.9%
12 Month Correlation versus:
S&P 500 (TR) Index                   0.97        1.00        0.98
S&P 500/Citigroup Value
Index (TR)                           0.94        0.98        1.00

Index Facts
Bloomberg ticker                                    CROCI
Benchmark 1                            S&P 500 (TR) Index
Bloomberg ticker of
Benchmark 1                                    SPTR Index
                                  S&P 500/Citigroup Value
Benchmark 2                                    Index (TR)
Bloomberg ticker of
Benchmark 2                                 SPTRSVX Index
Index sponsor                               Deutsche Bank
Number of stocks                                       40
Stocks weighting                                    Equal
Rebalancing frequency                             Monthly
Index Currency                                        USD

The Deutsche Bank CROCI US+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                            BLOOMBERG: DBUSCPII

Deutsche Bank CROCI US Plus II Index

Index Description

The CROCI US Plus II Index is a basket of 40 equally weighted US stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI US Plus II Index rebalances on a different day than the
CROCI US+ Index.

                                   [GRAPHIC]

Monthly Performance

--------------------------------------------------------------------------------------------
       1998  1999    2000   2001    2002    2003    2004    2005    2006    2007    2008
--------------------------------------------------------------------------------------------
Jan    1.1%   1.0%  -4.8%   2.3%   -1.3%   -2.0%    0.8%   -2.1%    3.3%    2.5%   -6.4%
Feb    8.6%  -2.6%  -7.8%   0.5%    0.6%   -1.4%    3.8%    6.5%   -0.3%   -0.8%    0.3%
Mar    2.9%   3.1%  11.2%  -2.0%    5.5%    0.4%    0.4%   -1.2%    1.7%    1.6%   -2.1%
Apr   -0.1%  16.1%   6.6%   6.8%   -0.9%    6.0%   -0.2%   -2.2%    0.7%    5.5%    4.5%
May   -2.5%   2.9%   4.4%   1.7%   -0.3%    9.0%   -0.6%    3.4%   -3.1%    5.2%    3.4%
Jun    0.9%   2.2%  -5.4%  -2.5%   -6.9%    3.2%    3.3%    2.6%    1.0%   -1.7%   -7.1%
Jul   -2.3%  -2.9%  -0.2%   0.0%   -6.3%    0.4%   -2.0%    5.7%    1.1%   -2.9%   -3.5%
Aug  -10.5%  -2.6%   7.6%  -0.9%   -1.2%    3.4%   -0.4%   -1.2%    0.4%    0.5%    4.3%
Sep    5.7%  -5.1%   0.3%  -9.0%  -10.2%   -1.6%    4.3%   -0.5%    2.1%    2.4%   -10.0%
Oct   11.3%   0.8%   7.4%   3.1%    7.4%    5.4%    2.5%   -3.0%    4.5%    3.3%
Nov    4.8%  -0.8%  -0.9%   7.4%    6.5%    3.0%    5.6%    3.0%    3.7%   -3.1%
Dec    2.4%   0.3%   7.3%   3.6%   -4.1%    6.9%    3.3%    0.8%   -1.2%   -0.3%
Year  22.6%  11.6%  26.5%   10.6  -12.0%   37.2%   22.5%   12.0%   14.5%   12.6%

Historical Performance Through September
2008                                                                     Annualised
                                                            ---------------------------------------
                           1 Month  3 Months   6 Months   YTD      1 year  3 years 5 years  10 years

CROCI US Plus II Index      -10.0%   -9.4%     -9.1%    -16.4%     -16.4%     2.8% 11.4%    12.8%
S&P 500 (TR) Index           -8.9%   -8.4%    -10.9%    -19.3%     -21.8%     0.2%  5.2%     3.1%
S&P 500/Citigroup
Value Index
(TR)                         -7.5%   -5.0%    -12.4%    -20.2%     -24.3%    0.2%  6.6%     4.5%
Excess Return vs S&P
500 (TR)
Index                        -1.1%   -1.0%      1.8%     2.8%       5.4%     2.6%  6.2%     9.7%
Excess Return vs S&P
500/Citigroup Value
Index (TR)                   -2.6%   -4.4%      3.3%     3.8%       7.9%     2.6%  4.8%     8.2%

Performance Analysis  January 1998 -
September 2008
                                    Index      Bench1    Bench2
Growth over period                 241.4%       43.3%     52.0%
Compounded annual growth            12.1%        3.4%      4.0%
Volatility                          16.7%       18.5%     18.6%
Sharpe ratio (3.76%)                 0.50        0.02      0.01
Maximum drawdown                   -23.5%      -44.7%    -39.0%
Start of max drawdown period     Apr-2002    Sep-2000  Jul-1999
End of max drawdown period       Aug-2003    Oct-2006  Dec-2004
Average monthly growth               1.1%        0.4%      0.4%
Best monthly return                 16.1%        9.8%     10.4%
Worst monthly return               -10.5%      -14.5%    -16.1%
% of months with gains              59.7%       58.9%     58.9%
12 Month Correlation versus:
S&P 500 (TR) Index                   0.97        1.00      0.98
S&P 500/Citigroup Value Index
(TR)                                 0.93        0.98      1.00

Index Facts
Bloomberg ticker                                 DBUSCPII
Benchmark 1                            S&P 500 (TR) Index
Bloomberg ticker of
Benchmark 1                                    SPTR Index
                                  S&P 500/Citigroup Value
Benchmark 2                                    Index (TR)
Bloomberg ticker of
Benchmark 2                                 SPTRSVX Index
Index sponsor                               Deutsche Bank
Number of stocks                                       40
Stocks weighting                                    Equal
Rebalancing frequency                             Monthly
Index Currency                                        USD

The Deutsche Bank CROCI US Plus II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                REUTERS: .CRCEU
                                                               BLOOMBERG: CRCEU

Deutsche Bank CROCI Euro+ Index

Index Description

The CROCI Euro+ Index is a basket of 30 equally weighted Euroland stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.

                                   [GRAPHIC}

Monthly Performance

-------------------------------------------------------------------------------------
       1998    1999   2000   2001   2002   2003   2004   2005  2006  2007   2008
-------------------------------------------------------------------------------------
Jan    5.7%    6.1%  -10.8%  1.6%   0.4%  -4.8%   3.8%   4.1%  5.4%   1.7%  -12.8%
Feb    7.4%    0.9%   1.9%   0.1%   2.4%  -7.9%   1.8%   4.0%  1.9%  -1.0%   -0.7%
Mar   12.2%   -0.2%   6.7%-  3.0%   5.1%  -5.8%  -1.9%  -0.4%  4.2%   4.4%   -2.5%

Apr    0.4%    9.5%   1.1%   7.1%  -1.7%  15.6%   3.5%  -4.1%  1.6%   5.1%    7.0%

May    6.1%   -2.5%   0.4%   1.7%  -0.3%   5.0%   0.5%   6.0% -4.7%   5.9%    3.6%
Jun    3.4%    3.9%  -0.5%-  1.5%  -6.8%   3.9%   2.4%   3.0% -0.6%   0.7%  -12.6%

Jul   -0.9%   -1.2%   5.2%-  1.5%  -10.3%3.9%  -0.8%   4.4%  3.0%  -3.6%   -2.4%
Aug   -14.6%4.2%   1.9%-  4.9%   2.2%   4.7%  -0.1%  -1.6% -0.4%   0.3%    2.4%
Sep   -4.6%   -4.3%  -2.2%-  12.6  -16.7  -5.8%   2.0%   2.6%  1.4%   2.0%  -13.7%
Oct    9.3%    1.9%   7.7%   5.7%  10.3%   5.5%   0.6%  -3.7%  1.9%   2.6%
Nov    6.3%    4.6%  -0.7%   7.7%   7.8%   3.5%   2.8%   4.3%  1.3%  -2.6%                                                                                                                 %

Dec    1.9%   11.4%   1.7%   2.7%  -10.1%3.5%   1.8%   4.5%  4.4%  -0.1%
-------------------------------------------------------------------------------------
Year  34.4%  38.5%1  1.5% 1  .2%-  19.32  0.7%1  7.5%2  4.8% 20.7%1  6.0%-  29.5%
-------------------------------------------------------------------------------------

Historical Performance Through September 2008                         Annualised
                                                      ---------------------------------------
                           1 Month  3 Months   6 Months    YTD     1 year  3 years 5 years 10 years
CROCI Euro+ Index           -13.7%   -13.7%     -16.5%  -29.5%     -29.5%     1.2%  10.4%   10.1%
EuroSTOXX 50 (TR) Index      -9.6%    -9.1%     -13.9%  -28.9%     -28.2%    -1.3%   7.6%    3.4%
MSCI Daily TR Net
  EMU Index (EUR)           -12.0%   -11.9%     -16.8%  -30.3%     -30.5%    -1.4%   8.1%     N/A
Excess Return vs
  EuroSTOXX 50 (TR) Index    -4.1%    -4.7%      -2.6%   -0.6%      -1.2%     2.5%   2.8%    6.6%
Excess Return vs MSCI
Daily TR Net EMU Index
(EUR)                        -1.7%    -1.9%       0.3%   0.8%       1.0%      2.6%   2.3%     N/A

Performance Analysis  January 1998 -
September 2008
                                      Index   Bench1   Bench2
Growth over period                   196.3%    50.8%   -25.6%
Compounded annual growth              10.6%     3.9%    -3.5%
Volatility                            18.8%    23.1%    21.0%
Sharpe ratio (3.21%)                   0.39     0.03     0.32
Maximum drawdown                     -38.3%   -59.9%   -56.5%
Start of max drawdown period       Apr-2002 May-2000  May-1998
End of max drawdown period         Sep-2004 Sep-2008  Jan-2006
Average monthly growth                 1.0%     0.5%    -0.1%
Best monthly return                   15.6%    14.7%    13.5%
Worst monthly return                 -16.7%   -18.6%   -17.5%
% of months with gains                64.3%    58.9%    56.1%
12 Month Correlation versus:
EuroSTOXX 50 (TR) Index                0.87     1.00     0.98
MSCI Daily TR Net EMU Index
(EUR)                                  0.89     0.98     1.00

Index Facts
Bloomberg ticker                                    CRCEU
Benchmark 1                       EuroSTOXX 50 (TR) Index
Bloomberg ticker of
Benchmark 1                                    SX5T Index
                              MSCI Daily TR Net EMU Index
Benchmark 2                                         (EUR)
Bloomberg ticker of
Benchmark 2                                 NDDUEMU Index
Index sponsor                               Deutsche Bank
Number of stocks                                       30
Stocks weighting                                    Equal
Rebalancing frequency                             Monthly
Index Currency                                        EUR

The Deutsche Bank CROCI Euro+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                            BLOOMBERG: DBEECRII

Deutsche Bank CROCI Euro II Index

Index Description

The CROCI Euro II Index is a basket of 30 equally weighted Euroland stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI Euro II Index rebalances on a different day than the
CROCI Euro+ Index.

                                   [GRAPHIC]

Monthly Performance

-------------------------------------------------------------------------------------

          1998   1999   2000   2001   2002   2003   2004   2005   2006   2007   2008
-------------------------------------------------------------------------------------
Jan       5.7%   6.1% -10.8%   1.6%   0.4%  -4.8%   3.8%   4.1%   5.4%   1.7% -12.5%
Feb       7.4%   0.9%   1.9%   0.1%   2.4%  -7.9%   1.8%   4.0%   1.9%  -1.0%  -0.3%
Mar      12.2%  -0.2%   6.7%  -3.0%   5.1%  -5.8%  -1.9%  -0.4%   4.2%   4.2%  -2.6%

Apr       0.4%   9.5%   1.1%   7.1%  -1.7%  15.6%   3.5%  -4.1%   1.6%   5.6%   8.2%
May       6.1%  -2.5%   0.4%   1.7%  -0.3%   5.0%   0.5%   6.0%  -4.6%   6.1%   3.8%
Jun       3.4%   3.9%  -0.5%  -1.5%  -6.8%   3.9%   2.4%   3.0%  -0.7%   0.7% -12.1%
Jul      -0.9%  -1.2%   5.2%  -1.5% -10.3%   3.9%  -0.8%   4.4%   0.4%  -3.2%  -1.3%

Aug     -14.6%   4.2%   1.9%  -4.9%   2.2%   4.7%  -0.1%  -1.6%   2.1%   0.0%   2.5%
Sep      -4.6%  -4.3%  -2.2% -12.6% -16.7%  -5.8%   2.0%   2.6%   1.4%   2.0% -14.3%
Oct       9.3%   1.9%   7.7%   5.7%  10.3%   5.5%   0.6%  -3.7%   1.9%   2.5%

Nov       6.3%   4.6%  -0.7%   7.7%   7.8%   3.5%   2.8%   4.3%   1.3%  -2.3%

Dec       1.9%  11.4%   1.7%   2.7% -10.1%   3.5%   1.8%   4.5%   4.4%   0.4%
-------------------------------------------------------------------------------------
Year     34.4%  38.5%  11.5%   1.2% -19.3%  20.7%  17.5%  24.8%  20.7%  17.6% -27.2%
-------------------------------------------------------------------------------------

Historical Performance Through September 2008                         Annualised
                                                       ---------------------------------------------
                          1 Month   3 Months 6 Months     YTD    1 year  3 years   5 years  10 years
CROCI Euro II Index        -14.3%     -13.2%   -14.3%   -27.2%   -26.6%     2.7%     11.4%     10.6%
EuroSTOXX 50 (TR) Index     -9.6%      -9.1%   -13.9%   -28.9%   -28.2%    -1.3%      7.6%      3.4%
MSCI Daily TR Net
  EMU Index (EUR)          -12.0%     -11.9%   -16.8%   -30.3%   -30.5%    -1.4%      8.1%       N/A
Excess Return vs
  EuroSTOXX 50 (TR) Index   -4.6%      -4.2%    -0.4%     1.7%     1.6%     4.0%      3.8%      7.1%
Excess Return vs MSCI
  Daily TR Net EMU
  Index (EUR)               -2.3%      -1.3%     2.5%     3.1%     3.9%     4.2%      3.3%       N/A

Performance Analysis  January 1998 -
September 2008
                                      Index     Bench1     Bench2
Growth over period                   210.0%      50.8%     -25.6%
Compounded annual growth              11.1%       3.9%      -3.5%
Volatility                            18.8%      23.1%      21.0%
Sharpe ratio (3.21%)                   0.42       0.03       0.32
Maximum drawdown                     -38.3%     -59.9%     -56.5%
Start of max drawdown period       Apr-2002   May-2000   May-1998
End of max drawdown period         Sep-2004   Sep-2008   Jan-2006
Average monthly growth                 1.0%       0.5%      -0.1%
Best monthly return                   15.6%      14.7%      13.5%
Worst monthly return                 -16.7%     -18.6%     -17.5%
% of months with gains                65.9%      58.9%      56.1%
12 Month Correlation versus:
EuroSTOXX 50 (TR) Index                0.95       1.00       0.98
MSCI Daily TR Net EMU Index
(EUR)                                  0.95       0.98       1.00

Index Facts
Bloomberg ticker                                  DBEECRI
Benchmark 1                       EuroSTOXX 50 (TR) Index
Bloomberg ticker of
Benchmark 1                                    SX5T Index
                              MSCI Daily TR Net EMU Index
Benchmark 2                                         (EUR)
Bloomberg ticker of
Benchmark 2                                 NDDUEMU Index
Index sponsor                               Deutsche Bank
Number of stocks                                       30
Stocks weighting                                    Equal
Rebalancing frequency                             Monthly
Index Currency                                        EUR

The Deutsche Bank CROCI Euro II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                REUTERS: .CRCJP
                                                               BLOOMBERG: CRCJP

Deutsche Bank CROCI Japan+ Index

Index Description

The CROCI Japan+ Index is a basket of 30 equally weighted Japanese stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.

                                   [GRAPHIC]

Monthly Performance

            1998   1999   2000   2001   2002   2003   2004   2005   2006  2007    2008
            ----   ----   ----   ----   ----   ----   ----   ----   ----  ----    ----
Jan         6.8%   2.8%   4.2%   2.8%  -5.8%  -3.7%   2.3%  -1.8%   4.7%  1.5%  -11.8%
Feb        -2.6%  -0.6%  -1.2%  -6.7%   5.2%  -1.9%   3.9%   3.3%  -1.2%  1.1%   -0.7%
Mar         2.4%  10.1%   7.1%   5.9%   2.2%  -2.3%   3.0%  -0.9%   4.3% -0.8%  -11.5%
Apr         1.3%   4.1%   5.0%   5.1%   4.6%  -2.2%   1.4%  -2.8%   2.4% -0.5%   12.0%
May         2.1%   1.9%   0.7%  -1.5%   1.9%   5.8%  -2.8%   2.4%  -6.0%  3.1%    5.4%
Jun         0.4%   8.8%   5.8%  -0.6%  -8.1%   5.6%   4.1%   1.6%  -0.5%  3.0%   -7.1%
Jul         4.3%   3.4%  -6.0%  -5.5%  -7.1%   3.7%  -2.1%   1.8%   0.3% -4.2%   -3.6%
Aug       -10.3%  -1.9%  -2.0% -11.6%  -0.4%   4.3%  -2.4%   3.6%   5.9% -2.4%    0.1%
Sep        -3.8%   0.0%  -1.8%  -5.4%  -2.8%  -0.1%  -1.5%  12.0%  -0.2%  1.7%  -15.5%
Oct        -3.9%  -1.4%  -2.5%   7.8%  -2.9%   0.6%  -1.2%  -1.5%   2.2% -1.7%
Nov        12.9%   0.1%   0.9%   5.2%   6.0%  -0.7%  -0.3%   7.9%  -0.3% -5.0%
Dec        -3.0%   5.3%  -2.8%   3.4%  -4.6%   4.0%   5.2%   3.3%   7.0% -1.0%
Year        4.8%  37.0%   6.8%  -3.2% -12.3%  13.2%   9.6%  31.9%  19.5% -5.6%  -30.7%

Historical Performance Through September 2008

                                                                    Annualised
                                                         ------------------------------------------
                           1 Month  3 Months 6 Months    YTD     1 year  3 years  5 years  10 years
CROCI Japan+ Index          -15.5%  -18.5%    -10.6%   -30.7%   -35.7%   -4.9%     3.3%     5.3%
TOPIX W/Dividend
  TOPIX 100 (TR) Index      -13.4%  -17.9%     -8.7%   -25.5%   -31.5%   -6.1%     2.3%     0.6%
MSCI Daily TR Net Japan
  USD Index                 -13.3%  -17.6%    -10.3%   -26.1%   -32.2%   -6.1%     3.5%     1.3%
Excess Return vs
  TOPIX W/Dividend
  TOPIX 100 (TR) Index       -2.1%   -0.6%     -1.9%    -5.1%    -4.3%    1.2%     1.0%     4.7%
Excess Return vs MSCI
Daily TR Net                                             0.2%
Japan USD Index              -2.2%   -0.8%     -0.3%    -4.5%    -3.5%    1.2%    -         4.0%

Performance Analysis January 1998 - September 2008

                                                        Index       Bench1       Bench2
Growth over period                                      66.7%       -11.0%        -1.8%
Compounded annual growth                                 4.9%        -1.1%        -0.2%
Volatility                                              19.7%        22.2%        20.8%
Sharpe ratio (0.21%)                                     0.24        0.06         0.02
Maximum drawdown                                       -39.1%       -61.0%       -52.3%
Start of max drawdown period                         Jul-2007     Jan-2000     Jun-2000
End of max drawdown period                           Sep-2008     Sep-2008     Sep-2007
Average monthly growth                                   0.5%         0.1%         0.1%
Best monthly return                                     12.9%        14.9%        13.6%
Worst monthly return                                   -15.5%       -14.0%       -13.7%
% of months with gains                                  52.7%        51.9%        51.2%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100 (TR) Index                    0.93         1.00         0.98
MSCI Daily TR Net Japan USD Index                        0.92         0.98         1.00

Index Facts

Bloomberg ticker                                                            CRCJP
Benchmark 1                                 TOPIX W/Dividend TOPIX 100 (TR) Index
Bloomberg ticker of Benchmark 1                                     TPXD100 Index
Benchmark 2                                     MSCI Daily TR Net Japan USD Index
Bloomberg ticker of Benchmark 2                                      NDDUJN Index
Index sponsor                                                       Deutsche Bank
Number of stocks                                                               30
Stocks weighting                                                            Equal
Rebalancing frequency                                                     Monthly
Index Currency                                                                JPY

The Deutsche Bank CROCI Japan+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                            BLOOMBERG: DBAPCRII

Deutsche Bank CROCI Japan II Index

Index Description

The CROCI Japan II Index is a basket of 30 equally weighted Japanese stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI Japan II Index rebalances on a different day than the
CROCI Japan+ Index.

                                   [GRAPHIC]

Monthly Performance

            1998   1999   2000   2001   2002   2003   2004   2005   2006  2007    2008
Jan         6.8%   2.8%   4.2%   2.8%  -5.8%  -3.7%   2.3%  -1.8%   4.7%  1.5%  -11.9%
Feb        -2.6%  -0.6%  -1.2%  -6.7%   5.2%  -1.9%   3.9%   3.3%  -1.2%  0.7%   -0.2%
Mar         2.4%  10.1%   7.1%   5.9%   2.2%  -2.3%   3.0%  -0.9%   4.3% -0.7%  -10.6%
Apr         1.3%   4.1%   5.0%   5.1%   4.6%  -2.2%   1.4%  -2.8%   2.4% -0.5%   12.5%
May         2.1%   1.9%   0.7%  -1.5%   1.9%   5.8%  -2.8%   2.4%  -6.0%  3.4%    6.2%
Jun         0.4%   8.8%   5.8%  -0.6%  -8.1%   5.6%   4.1%   1.6%  -0.5%  3.1%   -7.1%
Jul         4.3%   3.4%  -6.0%  -5.5%  -7.1%   3.7%  -2.1%   1.8%   0.3% -4.3%   -3.4%
Aug       -10.3%  -1.9%  -2.0% -11.6%  -0.4%   4.3%  -2.4%   3.6%   5.9% -3.0%   -0.8%
Sep        -3.8%   0.0%  -1.8%  -5.4%  -2.8%  -0.1%  -1.5%  12.0%  -0.2%  2.1%  -15.2%
Oct        -3.9%  -1.4%  -2.5%   7.8%  -2.9%   0.6%  -1.2%  -1.5%   2.2% -1.7%
Nov        12.9%   0.1%   0.9%   5.2%   6.0%  -0.7%  -0.3%   7.9%  -0.3% -4.3%
Dec        -3.0%   5.3%  -2.8%   3.4%  -4.6%   4.0%   5.2%   3.3%   7.0% -0.7%
Year        4.8%  37.0%   6.8%  -3.2% -12.3%  13.2%   9.6%  31.9%  19.5% -4.8%  -29.2%

Historical Performance Through September 2008

                                                                          Annualised
                                                              ---------------------------------
                           1 Month  3 Months 6 Months  YTD    1 year  3 years 5 years 10 years
CROCI Japan II Index        -15.2%  -18.7%    -9.8%   -29.2%  -33.6%    -4.0%  3.9%    5.6%
TOPIX W/Dividend
  TOPIX 100 (TR) Index      -13.4%  -17.9%    -8.7%   -25.5%  -31.5%    -6.1%  2.3%    0.6%
MSCI Daily TR Net
  Japan USD Index           -13.3%  -17.6%   -10.3%   -26.1%  -32.2%    -6.1%  3.5%    1.3%
Excess Return vs
TOPIX W/Dividend TOPIX
100 (TR) Index               -1.8%   -0.8%    -1.2%    -3.7%   -2.2%     2.2%  1.6%    5.0%
Excess Return vs MSCI
Daily TR Net
Japan USD Index              -1.9%   -1.1%     0.4%    -3.1%   -1.5%     2.1%  0.4%    4.3%

Performance Analysis January 1998 - September 2008

                                                        Index       Bench1      Bench2
Growth over period                                      71.7%       -11.0%       -1.8%
Compounded annual growth                                 5.2%        -1.1%       -0.2%
Volatility                                              19.6%        22.2%       20.8%
Sharpe ratio (0.21%)                                     0.25        0.06        0.02
Maximum drawdown                                       -37.4%       -61.0%      -52.3%
Start of max drawdown period                         Jul-2007     Jan-2000    Jan-2002
End of max drawdown period                           Sep-2008     Sep-2008    Sep-2007
Average monthly growth                                   0.5%         0.1%        0.1%
Best monthly return                                     12.9%        14.9%       13.6%
Worst monthly return                                   -15.2%       -14.0%      -13.7%
% of months with gains                                  51.9%        51.9%       51.2%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100 (TR) Index                    0.96         1.00        0.98
MSCI Daily TR Net Japan USD Index                        0.94         0.98        1.00

Index Facts

Bloomberg ticker                                                        DBAPCRII
Benchmark 1                                TOPIX W/Dividend TOPIX 100 (TR) Index
Bloomberg ticker of Benchmark 1                                    TPXD100 Index
Benchmark 2                                    MSCI Daily TR Net Japan USD Index
Bloomberg ticker of Benchmark 2                                     NDDUJN Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              30
Stocks weighting                                                           Equal
Rebalancing frequency                                                    Monthly
Index Currency                                                               JPY

The Deutsche Bank CROCI Japan II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                              REUTERS: .DBEIUSG
                                                             BLOOMBERG: DBUSUSG

Deutsche Bank US Growth Total Return Index

Index Description

The US Growth Total Return Index intends to reflect the equal-weighted total return performance of thirty US growth stocks based on trailing 12 month earnings momentum and selected from the largest 251 stocks in the S&P 500 Index on a quarterly basis.

                                   [GRAPHIC]

Monthly Performance

           1998   1999   2000   2001   2002   2003   2004   2005   2006    2007    2008
Jan        0.7%   7.8%  -7.1%   2.5%  -1.7%  -1.7%   0.1%  -2.2%   9.4%    1.2%  -10.7%
Feb        8.0%  -4.3%  10.8%  -6.6%  -2.9%  -1.5%   3.4%   5.7%  -4.9%   -0.9%   -1.6%
Mar        5.6%   3.9%  11.5%  -3.7%   7.0%  -0.4%   0.4%  -0.6%   2.5%    2.8%   -1.2%
Apr        1.9%   5.6%  -1.3%   9.9%  -1.3%   9.3%  -2.3%  -3.2%   1.4%    6.0%    7.8%
May       -2.5%  -3.3%  -1.7%  -2.5%  -1.1%   8.1%   1.2%   3.3%  -3.4%    3.5%    4.5%
Jun        4.5%   3.2%  -1.3%  -4.0%  -5.4%   0.1%   4.5%   3.2%   2.2%   -1.5%   -5.7%
Jul       -1.2%  -3.5%  -7.3%  -1.5%  -9.2%   4.4%  -5.6%   5.0%  -0.4%   -2.9%   -7.8%
Aug      -17.6%  -4.1%  10.6%  -5.5%  -0.6%   3.4%  -1.1%   2.1%   0.1%    0.6%   -1.9%
Sep        8.7%  -1.4% -10.7%  -8.1%  -9.2%  -1.9%   4.4%   2.8%   1.4%    3.4%  -11.9%
Oct        7.5%   9.2%  -0.3%   3.6%   0.4%   7.7%   2.0%  -2.6%   2.9%    2.8%
Nov        4.8%   4.0%  -9.0%   5.6%   3.7%   3.4%   6.1%   3.2%   1.7%   -2.7%
Dec        5.7%   9.8%   7.6%   2.6%  -3.7%   5.8%   3.5%   1.8%  -1.8%   -1.3%
Year      25.8%  28.7%  -1.8%  -8.8% -22.5%  42.4%  17.3%  19.5%  11.1%   11.0%  -26.5%

Historical Performance Through September 2008

                                   j                                  Annualised
                                                        ---------------------------------
                          1 Month 3 Months 6 Months YTD  1 year  3 years 5 years 10 years
US Growth Total
Return Index               -11.9% -20.3%   -15.2% -26.5%  -27.2%    -2.5%  8.4%    6.8%
S&P 500/Citigroup
Growth TR Index            -10.2% -11.2%    -9.4% -18.4%  -19.3%     0.3%  3.7%    1.3%
S&P 500 (TR) Index          -8.9%  -8.4%   -10.9% -19.3%  -21.8%     0.2%  5.2%    3.1%
Excess Return vs S&P
500/Citigroup
Growth TR Index             -1.7%  -9.0%    -5.8%  -8.1%   -7.9%    -2.7%  4.7%    5.5%
Excess Return vs S&P
  500 (TR) Index            -3.0% -11.9%    -4.4%  -7.2%   -5.4%    -2.7%  3.2%    3.7%

Performance Analysis January 1998 - September 2008

                                                      Index        Bench1       Bench2
Growth over period                                   103.4%         29.9%        43.3%
Compounded annual growth                               6.8%          2.5%         3.4%
Volatility                                            20.4%         19.8%        18.5%
Sharpe ratio (3.76%)                                  0.15          0.07          0.02
Maximum drawdown                                     -41.6%        -53.4%       -44.7%
Start of max drawdown period                       Apr-2000      Apr-2000     Sep-2000
End of max drawdown period                         Dec-2004      Sep-2008     Oct-2006
Average monthly growth                                 0.7%          0.3%         0.4%
Best monthly return                                   11.5%          9.2%         9.8%
Worst monthly return                                 -17.6%        -13.0%       -14.5%
% of months with gains                                54.3%         55.0%        58.9%
12 Month Correlation versus:
S&P 500/Citigroup Growth TR Index                      0.95          1.00         0.98
S&P 500 (TR) Index                                     0.91          0.98         1.00

Index Facts

Bloomberg ticker                                                         DBUSUSG
Reuters code                                                            .DBEIUSG
Benchmark 1                                    S&P 500/Citigroup Growth TR Index
Bloomberg ticker of Benchmark 1                                    SPTRSGX Index
Benchmark 2                                                   S&P 500 (TR) Index
Bloomberg ticker of Benchmark 2                                       SPTR Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              30
Stocks weighting                                                           Equal
Rebalancing frequency                                                  Quarterly
Index Currency                                                               USD

The Deutsche Bank US Growth Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                              REUTERS: .DBEIUSV
                                                             BLOOMBERG: DBUSUSV

Deutsche Bank US Value Total Return Index

Index Description

The US Value Total Return Index intends to reflect the equal-weighted total return performance of thirty stocks with the lowest 12 month trailing price-earnings ratio selected from the 251 largest market capitalisation stocks in the S&P 500 Index on a quarterly basis.

                                   [GRAPHIC]

Monthly Performance

            1998   1999   2000   2001   2002   2003   2004   2005   2006     2007      2008
Jan        -4.1%   0.4%  -4.9%   6.3%  -1.7%  -2.7%   1.9%  -0.9%   6.6%     0.2%     -1.5%
Feb         9.7%  -1.1%  -8.5%  -2.5%   0.7%  -3.8%   2.9%   7.4%  -2.0%    -0.8%     -7.2%
Mar         7.0%   5.2%  16.7%  -1.7%   6.3%  -1.5%  -0.1%  -1.5%   2.4%     2.9%     -3.2%
Apr         0.0%   6.8%   0.2%   3.9%   0.2%   8.1%  -1.7%  -1.5%   3.5%     4.9%      6.6%
May        -0.3%   2.1%   7.8%   4.0%  -2.4%   8.9%  -1.1%   4.7%  -2.9%     4.9%     -0.4%
Jun         1.8%   0.3% -10.9%  -2.1%  -3.5%   1.0%   3.5%   4.3%   3.4%    -0.9%    -12.9%
Jul        -5.3%  -4.6%   5.8%  -0.4%  -7.5%  -0.2%   0.0%   4.1%   1.8%    -6.8%      0.4%
Aug       -13.3%   0.0%  10.7%  -4.5%   1.5%   2.8%   0.6%   0.3%  -2.2%    -1.7%     -0.2%
Sep         1.1%  -4.0%   5.8%  -7.4% -15.0%   0.5%   3.6%   2.3%   0.6%     4.3%     -9.0%
Oct        10.1%  10.4%   4.6%   0.4%   0.0%   5.8%   0.8%  -2.9%   4.7%     1.5%
Nov         3.4%  -5.2%  -2.1%   3.2%   4.4%   1.7%   5.1%   3.4%   3.5%    -7.0%
Dec         0.4%   1.6%   9.7%   3.6%  -2.5%   5.6%   3.2%  -1.0%   0.1%    -1.0%
Year        8.4%  11.2%  36.2%   2.0% -19.3%  28.3%  20.0%  19.8%  21.0%    -0.5%    -25.4%

Historical Performance Through September 2008

                                                                                Annualised
                              1 Month 3 Months 6 Months       YTD     1 year   3 years 5 years 10 years
US Value Total Return Index     -9.0%    -8.8%   -15.7%    -25.4%     -30.2%     -3.7%    8.0%     8.9%
S&P 500/Citigroup
Value TR Index                  -7.5%    -5.0%   -12.4%    -20.2%     -24.3%      0.2%    6.6%     4.5%
S&P 500 (TR) Index              -8.9%    -8.4%   -10.9%    -19.3%     -21.8%      0.2%    5.2%     3.1%
Excess Return vs S&P
500/Citigroup Value TR Index    -1.5%    -3.8%    -3.3%     -5.2%      -5.8%     -3.8%    1.4%     4.4%
Excess Return vs S&P
500 (TR) Index                   0.0%    -0.4%    -4.8%     -6.1%      -8.3%     -3.9%    2.8%     5.9%

Performance Analysis January 1998 - September 2008

                                                      Index        Bench1      Bench2
Growth over period                                   123.7%         52.0%       43.3%
Compounded annual growth                               7.8%          4.0%        3.4%
Volatility                                            20.2%         18.6%       18.5%
Sharpe ratio (3.76%)                                   0.20         0.01        0.02
Maximum drawdown                                     -34.1%        -39.0%      -44.7%
Start of max drawdown period                       Jun-2007      Feb-2001    Sep-2000
End of max drawdown period                         Sep-2008      Dec-2004    Oct-2006
Average monthly growth                                 0.8%          0.4%        0.4%
Best monthly return                                   16.7%         10.4%        9.8%
Worst monthly return                                 -15.0%        -16.1%      -14.5%
% of months with gains                                58.9%         58.9%       58.9%
12 Month Correlation versus:
S&P 500/Citigroup Value TR Index                       0.96          1.00        0.98
S&P 500 (TR) Index                                     0.94          0.98        1.00

Index Facts
Bloomberg ticker                                                        DBUSUSV
Reuters code                                                           .DBEIUSV
Benchmark 1                                    S&P 500/Citigroup Value TR Index
Bloomberg ticker of Benchmark 1                                   SPTRSVX Index
Benchmark 2                                                  S&P 500 (TR) Index
Bloomberg ticker of Benchmark 2                                      SPTR Index
Index sponsor                                                     Deutsche Bank
Number of stocks                                                             30
Stocks weighting                                                          Equal
Rebalancing frequency                                                 Quarterly
Index Currency                                                              USD

The Deutsche Bank US Value Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                             REUTERS: .DBEIEUGR
                                                            BLOOMBERG: DBEEEUGR

Deutsche Bank Euro Growth Total Return Index

Index Description

The Euro Growth Total Return Index intends to reflect the equal-weighted total return performance of twenty growth stocks from the Eurozone based on high trailing 12 month earnings momentum and selected from the Dow Jones EURO STOXX
Large Index on a quarterly basis. There is a country constraint so that no more than five shares from the same country will constitute the index.

Monthly Performance

             1998   1999  2000   2001    2002  2003   2004   2005   2006   2007     2008
Jan          7.3%   3.2% -4.8%   8.2%   -1.3% -7.1%   3.6%   2.0%   3.9%   2.6%   -10.0%
Feb         11.7%  -1.1% 10.1% -10.5%   -2.8% -2.5%   1.5%   2.6%   2.0%  -1.3%    -2.0%
Mar          9.3%   2.0%  3.9%  -2.6%    7.2% -5.7%  -2.8%  -0.1%   5.1%   4.4%    -2.7%
Apr          3.8%   3.8%  3.4%  10.3%    1.1% 16.1%   1.4%  -4.5%   0.1%   4.5%     3.6%
May          8.2%  -5.7%  1.1%  -5.0%   -1.4%  0.3%   0.3%   4.4%  -5.2%   5.5%     0.5%
Jun          3.9%   4.9%  1.8%  -6.0%   -6.2%  3.3%   3.7%   3.1%   0.5%  -1.5%   -13.6%
Jul          3.9%  -3.1%  1.2%  -3.8%  -10.0%  2.6%  -3.2%   4.3%   1.3%  -2.6%     2.4%
Aug        -12.6%   2.9%  2.9%  -9.4%    2.6%  4.4%  -0.4%  -1.5%   2.2%   1.0%    -0.4%
Sep         -7.9%  -2.4% -5.5% -18.0%  -12.9% -6.5%   2.1%   4.5%   3.2%   3.2%    -8.6%
Oct          5.5%   2.2%  2.4%   8.7%    6.5%  9.3%   4.1%  -2.8%   4.4%   2.2%
Nov         11.2%  10.7% -7.7%   9.2%    2.4%  0.8%   3.0%   4.6%   0.1%  -5.2%
Dec          4.4%  17.8% -2.4%   3.4%   -6.8%  1.0%   3.1%   4.1%   4.6%  -3.9%
Year        56.6%  38.5%  5.0% -18.7%  -21.5% 14.5%  17.5%  22.1%  24.1%   8.5%   -28.0%

Performance Analysis January 1998 - August 2008
                                                                          Annualised
                                                                          ----------
                          1 Month  3 Months    6 Months       YTD   1 year  3 years 5 years  10 years
Euro Growth Total
  Return Index              -8.6%     -6.7%      -16.1%    -28.0%   -32.8%     0.8%   9.1%      6.1%
DJES LC Growth Euro
  TR Index                 -10.5%     -9.5%      -16.6%    -30.0%   -28.9%    -2.3%   4.8%      1.4%
DJES Large Euro TR
  Index                    -10.9%    -11.0%      -16.0%    -30.4%   -30.5%    -1.2%   7.6%       N/A
Excess Return vs DJES LC
  Growth Euro TR Index       1.9%      2.9%        0.5%      2.0%    -3.9%     3.1%   4.3%      4.7%
Excess Return vs DJES
  Large Euro TR Index        2.3%      4.3%       -0.2%      2.3%    -2.3%     2.0%   1.5%       N/A

Performance Analysis January 1998 - September 2008
                                                        Index       Bench1      Bench2
Growth over period                                     131.7%        29.2%       -4.1%
Compounded annual growth                                 8.1%         2.4%       -0.5%
Volatility                                              21.0%        23.1%       21.8%
Sharpe ratio (3.21%)                                    0.23         0.03         0.17
Maximum drawdown                                       -52.5%       -64.5%      -59.4%
Start of max drawdown period                         Sep-2000     Mar-2000    Aug-1998
End of max drawdown period                           Mar-2006     Sep-2008    May-2007
Average monthly growth                                   0.8%         0.4%        0.1%
Best monthly return                                     17.8%        17.3%       14.6%
Worst monthly return                                   -18.0%       -16.7%      -18.4%
% of months with gains                                  63.6%        54.3%       53.3%
12 Month Correlation versus:
DJES LC Growth Euro TR Index                             0.95         1.00        0.98
DJES Large Euro TR Index                                 0.94         0.98        1.00

Index Facts
Bloomberg ticker                                                        DBEEEUGR
Reuters code                                                           .DBEIEUGR
Benchmark 1                                         DJES LC Growth Euro TR Index
Bloomberg ticker of Benchmark 1                                       SLGT Index
Benchmark 2                                             DJES Large Euro TR Index
Bloomberg ticker of Benchmark 2                                       LCXT Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              20
Stocks weighting                                                           Equal
Rebalancing frequency                                                  Quarterly
Index Currency                                                               EUR

The Deutsche Bank Euro Growth Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                             REUTERS: .DBEIEUVA
                                                            BLOOMBERG: DBEEEUVA

Deutsche Bank Euro Value Total Return Index

Index Description

The Euro Value Total Return Index intends to reflect the equal-weighted total return performance of twenty shares from the Eurozone based on high trailing 12 month dividend yield and selected from the Dow Jones EURO STOXX Large Index on a quarterly basis. There is a country constraint so that no more than five shares from the same country will constitute the Index.

Monthly Performance

            1998   1999   2000   2001   2002   2003   2004   2005   2006  2007    2008
Jan         7.6%   3.8% -12.0%   5.1%   0.7%  -5.7%   1.8%   2.3%   2.7%  2.1%   -9.2%
Feb         8.4%   2.4%   4.5%  -4.5%   0.0% -10.8%   2.3%   2.6%   4.4% -1.8%   -3.9%
Mar         9.2%   0.1%   7.1%  -3.3%   6.9%  -6.2%  -2.5%  -0.5%   3.7%  2.5%   -3.0%
Apr         2.6%   7.2%   1.6%   5.3%  -1.1%  21.1%   3.6%  -3.9%  -0.6%  5.9%    7.6%
May         6.6%  -2.4%   1.1%  -2.3%  -2.9%   5.3%  -0.6%   3.6%  -4.5%  2.9%   -2.5%
Jun         2.5%   3.2%   3.4%  -3.4%  -6.7%   7.5%   3.0%   3.9%   0.5% -2.3%  -15.6%
Jul         1.5%  -3.6%   3.5%  -2.7% -15.0%   5.8%  -1.7%   3.9%   1.4% -3.2%   -0.6%
Aug       -12.8%   4.2%   2.7%  -4.6%   3.5%   3.0%  -0.5%  -0.1%   4.1%  0.1%    3.7%
Sep        -3.3%  -4.2%  -1.2% -11.9% -21.2%  -4.5%   1.9%   4.6%   1.7%  1.0%  -10.6%
Oct         6.9%   4.1%   6.7%   5.3%  11.4%   4.2%   3.0%  -2.6%   4.7%  2.2%
Nov         6.8%   4.6%  -2.8%   6.0%  12.1%   2.0%   3.6%   3.8%  -0.1% -2.4%
Dec         5.3%  13.2%  -0.3%   2.5% -10.0%   4.7%   3.7%   3.1%   4.0% -1.4%
Year       46.9%  36.5%  13.5%  -9.6% -24.9%  25.2%  18.9%  22.3%  23.8%  5.4%  -31.0%

Historical Performance Through September 2008

                                                                           Annualised
                                                                    ------------------------------------
                           1 Month   3 Months    6 Months     YTD     1 year   3 years 5 years 10 years
Euro Value Total
  Return Index              -10.6%      -7.9%      -18.5%    -31.0%   -31.9%     -2.1%   7.8%     7.5%
DJES LC Value Euro
  TR Index                  -14.1%     -15.4%      -21.7%    -33.9%   -34.1%     -2.6%   7.5%     0.8%
DJES Large Euro
  TR Index                  -10.9%     -11.0%      -16.0%    -30.4%   -30.5%     -1.2%   7.6%      N/A
Excess Return vs DJES LC
  Value Euro TR Index         3.5%       7.5%        3.2%      2.9%     2.2%      0.5%   0.3%     6.7%
Excess Return vs DJES
  Large Euro TR Index         0.3%       3.1%       -2.5%     -0.7%    -1.4%     -0.9%   0.2%      N/A

Performance Analysis January 1998 - September 2008
                                                       Index        Bench1     Bench2
Growth over period                                    153.1%          3.6%      -4.1%
Compounded annual growth                                9.0%          0.3%      -0.5%
Volatility                                             20.6%         21.5%      21.8%
Sharpe ratio (3.21%)                                   0.28          0.13       0.17
Maximum drawdown                                      -49.1%        -55.4%     -59.4%
Start of max drawdown period                        Feb-2001      Jan-2000   Aug-1998
End of max drawdown period                          Feb-2005      Sep-2006   May-2007
Average monthly growth                                  0.9%          0.2%       0.1%
Best monthly return                                    21.1%         13.6%      14.6%
Worst monthly return                                  -21.2%        -20.7%     -18.4%
% of months with gains                                 61.2%         57.4%      53.3%
12 Month Correlation versus:
DJES LC Value Euro TR Index                             0.95          1.00       0.99
DJES Large Euro TR Index                                0.94          0.99       1.00

Index Facts
Bloomberg ticker                                                           DBEEEUVA
Reuters code                                                              .DBEIEUVA
Benchmark 1                                             DJES LC Value Euro TR Index
Bloomberg ticker of Benchmark 1                                          SLVE Index
Benchmark 2                                                DJES Large Euro TR Index
Bloomberg ticker of Benchmark 2                                          LCXT Index
Index sponsor                                                         Deutsche Bank
Number of stocks                                                                 20
Stocks weighting                                                              Equal
Rebalancing frequency                                                     Quarterly
Index Currency                                                                  EUR

The Deutsche Bank Euro Value Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                               REUTERS: .DBUKGT
                                                            BLOOMBERG: DBEEUKGT

Deutsche Bank UK Growth Total Return Index

Index Description

The UK Growth Total Return Index intends to reflect the equal-weighted total return performance of twenty UK growth stocks based on trailing 12 month earnings momentum and selected from the FTSE 100 Index on a quarterly basis.

Monthly Performance

            1998   1999   2000   2001   2002   2003   2004   2005  2006   2007     2008
Jan         6.3%   5.5%  -4.5%   3.7%  -0.9%  -9.7%   1.0%   1.7%  5.1%  -3.1%    -4.6%
Feb         6.3%   4.2%   3.8%  -1.9%   4.0%   2.3%   4.8%   4.4%  3.5%   0.4%    -4.9%
Mar         7.1%   1.7%   5.6%  -6.5%   5.0%  -2.4%   0.5%  -2.7%  5.1%   6.2%    -3.5%
Apr         0.7%   4.6%  -3.5%   7.7%  -3.1%  10.8%   0.0%  -5.0% -0.3%   0.5%     3.1%
May         1.6%  -4.8%   3.4%  -0.7%  -0.8%   6.2%  -0.1%   5.5% -3.5%   4.1%     0.5%
Jun        -5.0%   2.3%   3.1%  -1.2%  -6.9%  -1.7%   3.3%   4.3%  1.8%  -2.8%    -6.1%
Jul        -1.7%  -1.9%   2.2%  -2.6%  -7.6%   3.7%  -2.8%   5.3%  1.9%  -4.4%    -4.2%
Aug       -12.7%  -0.2%   5.3%  -0.6%   0.0%   0.9%   0.2%   3.2%  1.6%   0.0%     7.3%
Sep        -4.0%  -3.3%  -6.5% -10.3%  -8.1%  -1.9%   5.6%   4.3%  1.1%   0.1%   -16.2%
Oct         8.3%   0.5%   2.8%   5.3%   6.0%   8.0%   0.7%  -4.4%  2.8%   3.2%
Nov         3.7%  10.5%  -3.6%   6.1%  -2.3%  -1.9%   5.5%   6.6%  0.4% -10.7%
Dec         4.0%   8.9%   3.3%   0.8%  -4.1%   2.2%   3.4%   4.8%  6.6%  -1.1%
Year       13.3%  30.3%  10.9%  -1.8% -18.1%  15.8%  24.0%  30.6% 29.1%  -8.4%   -26.6%

Historical Performance Through September 2008
                                                                              Annualised
                                                           --------------------------------------------
                            1 Month  3 Months   6 Months      YTD    1 year  3 years 5 years 10 years
UK Growth Total
  Return Index               -16.2%   -13.9%     -16.2%   -26.6%    -32.9%    -2.5%    8.8%     8.2%
FTSE 100 TR Index             -7.6%    -6.6%      -7.0%   -16.7%    -16.3%     1.8%    8.6%     3.4%
MSCI UK Value
  Index (TR)                 -14.4%   -14.4%     -12.7%   -20.3%    -18.9%     1.3%    7.3%      N/A
Excess Return vs
  FTSE 100 TR Index           -8.6%    -7.2%      -9.2%    -9.9%    -16.7%    -4.3%    0.2%     4.8%
Excess Return vs
  MSCI UK Value Index (TR)    -1.8%     0.6%      -3.5%    -6.3%    -14.0%    -3.8%    1.5%      N/A

Performance Analysis January 1998 - September 2008
                                                        Index        Bench1      Bench2
Growth over period                                     114.2%         40.9%        2.6%
Compounded annual growth                                 7.3%          3.2%        0.3%
Volatility                                              19.2%         18.5%       19.3%
Sharpe ratio (5.19%)                                    0.11          0.11        0.26
Maximum drawdown                                       -37.8%        -44.4%      -44.2%
Start of max drawdown period                         Jun-2007      Jan-2000    Sep-2000
End of max drawdown period                           Sep-2008      Feb-2006    Mar-2007
Average monthly growth                                   0.7%          0.3%        0.1%
Best monthly return                                     10.8%          9.0%        9.8%
Worst monthly return                                   -16.2%        -11.8%      -14.4%
% of months with gains                                  60.5%         58.9%       59.0%
12 Month Correlation versus:
FTSE 100 TR Index                                        0.83          1.00        0.87
MSCI UK Value Index (TR)                                 0.92          0.87        1.00

Index Facts
Bloomberg ticker                                                       DBEEUKGT
Reuters code                                                            .DBUKGT
Benchmark 1                                                   FTSE 100 TR Index
Bloomberg ticker of Benchmark 1                                  FTPTT100 Index
Benchmark 2                                            MSCI UK Value Index (TR)
Bloomberg ticker of Benchmark 2                                    NLDGUK Index
Index sponsor                                                     Deutsche Bank
Number of stocks                                                             20
Stocks weighting                                                          Equal
Rebalancing frequency                                                 Quarterly
Index Currency                                                              GBP

The Deutsche Bank UK Growth Total Return Index was launched on November 01,
2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                               REUTERS: .DBUKVT
                                                            BLOOMBERG: DBEEUKVT

Deutsche Bank UK Value Total Return Index

Index Description

The UK Value Total Return Index intends to reflect the equal-weighted total return performance of twenty stocks with a low 12 month trailing price earnings ratio selected from the FTSE 100 Index on a quarterly basis.

Monthly Performance

              1998    1999  2000   2001   2002   2003   2004  2005   2006   2007    2008
Jan           4.9%   -2.1% -6.2%  -0.3%   3.5%  -7.0%  -1.2%  2.5%   5.0%  -3.8%   -1.4%
Feb           8.9%    5.2%  0.6%  -0.4%   1.4%   4.9%   2.9%  0.9%   3.3%   0.0%   -9.3%
Mar           7.2%    0.3%  9.1%  -3.6%   7.5%  -3.0%  -0.2% -0.4%   4.0%   5.0%   -0.3%
Apr           1.3%    9.8%  0.7%   4.0%   3.0%  12.4%   2.1% -5.1%  -0.7%   0.3%   -1.3%
May          -1.7%   -3.1%  7.8%   2.8%   3.6%   5.4%   1.2%  5.5%  -3.3%   2.8%   -3.8%
Jun          -2.3%    1.6%  2.1%   0.4%  -7.5%   0.3%   2.9%  4.1%   2.9%  -1.0%  -13.2%
Jul           0.4%   -4.4%  1.1%  -4.2%  -6.1%   3.4%  -2.3%  4.2%   1.4%  -3.3%   -1.0%
Aug         -12.2%    0.5%  6.7%   0.0%   1.3%   3.7%   1.9%  1.6%   1.0%  -0.6%    5.5%
Sep           1.4%   -1.8% -2.5%  -9.8%  -8.8%  -1.6%   0.4%  2.6%   1.2%  -5.6%  -21.8%
Oct           8.7%   -2.6%  1.5%   2.7%   6.2%   4.0%   2.2% -2.4%   3.1%   1.6%
Nov           5.0%    2.0%  6.1%   5.3%  -0.1%   1.0%   1.0%  4.5%   0.5%  -5.1%
Dec           2.2%    1.9%  3.0%   2.4%  -4.6%   3.1%   6.2%  6.4%   4.8%  -4.4%
Year         24.3%    6.8% 33.1%  -1.6%  -2.2%  28.4%  18.1% 26.5%  25.6% -13.8%  -40.0%

Historical Performance Through September 2008
                                                                             Annualised
                                                               ------------------------------------------
                            1 Month   3 Months    6 Months     YTD    1 year   3 years 5 years  10 years
UK Value Total
  Return Index                -21.8%     -18.3%     -32.7%   -40.0%    -44.4%    -11.0%    1.0%     7.1%
FTSE 100 TR Index              -7.6%      -6.6%      -7.0%   -16.7%    -16.3%      1.8%    8.6%     3.4%
MSCI UK Growth
  Index (TR)                  -11.3%      -9.1%     -12.6%   -23.0%    -24.2%     -2.3%    6.6%      N/A
Excess Return vs
  FTSE 100 TR Index           -14.2%     -11.7%     -25.7%   -23.2%    -28.1%    -12.8%   -7.6%     3.7%
Excess Return vs MSCI
  UK Growth Index (TR)        -10.5%      -9.3%     -20.1%   -17.0%    -20.2%     -8.7%   -5.6%      N/A

Performance Analysis January 1998 - September 2008

                                                       Index        Bench1     Bench2
Growth over period                                    111.8%         40.9%      23.3%
Compounded annual growth                                7.2%          3.2%       2.2%
Volatility                                             19.6%         18.5%      19.3%
Sharpe ratio (5.19%)                                   0.10          0.11       0.16
Maximum drawdown                                      -50.3%        -44.4%     -40.2%
Start of max drawdown period                        Jun-2007      Jan-2000   May-1999
End of max drawdown period                          Sep-2008      Feb-2006   Feb-2005
Average monthly growth                                  0.7%          0.3%       0.3%
Best monthly return                                    12.4%          9.0%       9.9%
Worst monthly return                                  -21.8%        -11.8%     -15.6%
% of months with gains                                 63.6%         58.9%      59.0%
12 Month Correlation versus:
FTSE 100 TR Index                                       0.76          1.00       0.85
MSCI UK Growth Index (TR)                               0.90          0.85       1.00

Index Facts
Bloomberg ticker                                                       DBEEUKVT
Reuters code                                                            .DBUKVT
Benchmark 1                                                   FTSE 100 TR Index
Bloomberg ticker of Benchmark 1                                  FTPTT100 Index
Benchmark 2                                           MSCI UK Growth Index (TR)
Bloomberg ticker of Benchmark 2                                    NDLVUK Index
Index sponsor                                                     Deutsche Bank
Number of stocks                                                             20
Stocks weighting                                                          Equal
Rebalancing frequency                                                 Quarterly
Index Currency                                                              GBP

The Deutsche Bank UK Value Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                REUTERS: .DBJGT
                                                             BLOOMBERG: DBAPJGT

Deutsche Bank Japan Growth Total Return Index

Index Description

The Japan Growth Total Return Index intends to reflect the equal-weighted total return performance of twenty JPY growth stocks based on trailing 12 month earnings momentum and selected from the Topix 100 Index on a quarterly basis.

Monthly Performance

            1998     1999   2000    2001     2002    2003     2004    2005   2006     2007    2008
Jan         4.0%    -1.7%   1.3%    2.4%    -9.1%   -3.5%     3.6%   -1.6%   5.3%     2.8%  -10.1%
Feb        -3.4%     0.5%   4.6%   -8.4%     2.5%   -0.6%     4.3%    4.6%   0.8%     0.0%    2.1%
Mar         2.3%    13.7%   4.0%    1.2%     2.5%   -4.5%     5.0%   -1.5%   4.5%    -0.2%  -10.3%
Apr        -0.7%     5.2%   2.5%    8.8%     2.3%   -0.9%     1.5%   -4.8%  -1.8%    -0.3%   14.9%
May        -0.2%     0.6%  -2.1%   -4.3%     2.1%    4.3%    -2.2%    2.0%  -7.1%     4.1%    3.8%
Jun         2.4%    10.4%   2.7%   -5.1%    -7.7%    5.1%     1.5%    1.7%  -0.7%     2.7%   -6.2%
Jul         5.1%     2.2%  -6.9%   -8.1%    -6.2%    4.9%    -4.0%    3.1%   0.4%    -3.5%   -2.5%
Aug        -9.3%    -1.9%   0.8%   -8.6%     0.9%    5.0%    -0.4%    5.1%   3.9%    -5.3%   -4.7%
Sep        -4.0%     4.3%  -1.0%   -8.7%     0.0%    2.6%    -1.3%   14.9%  -2.9%     2.4%  -18.8%
Oct        -5.0%     3.8%  -1.8%    4.2%    -3.5%    3.4%    -1.4%    2.5%   1.6%   -0.6%
Nov         8.5%     0.3%  -0.6%    1.1%     4.9%   -5.1%     4.3%    4.8%  -1.5%   -8.5%
Dec        -3.2%    -0.1%  -3.8%   -1.6%    -2.8%    2.8%     3.6%    7.3%   5.1%   -3.0%
Year       -4.8%    42.8%  -1.0%  -25.4%   -14.3%   13.5%    15.1%   43.7%   7.0%   -9.8%  -30.6%

Historical Performance Through September 2008
                                                                                 Annualised
                                                                 -------------------------------------
                         1 Month  3 Months   6 Months     YTD     1 year   3 years  5 years   10 years
Japan Growth Total
  Return Index            -18.8%    -24.6%    -15.7%    -30.6%     -38.6%     -8.3%    2.2%      1.3%
TOPIX W/Dividend
  TOPIX 100 (TR)          -13.4%    -17.9%     -8.7%    -25.5%     -31.5%     -6.1%    2.3%      0.6%
MSCI Japan Growth (TR)    -14.2%    -20.2%    -11.8%    -28.9%     -34.5%     -7.9%    0.5%       N/A
Excess Return vs
  TOPIX W/Dividend
  TOPIX 100 (TR)           -5.4%     -6.7%     -7.0%     -5.1%      -7.1%     -2.1%   -0.1%      0.7%
Excess Return vs MSCI
  Japan Growth (TR)        -4.6%     -4.4%     -3.9%     -1.8%      -4.0%     -0.4%    1.7%       N/A

Performance Analysis January 1998 - September 2008
                                                       Index       Bench1      Bench2
Growth over period                                      8.2%       -11.0%      -21.7%
Compounded annual growth                                0.7%        -1.1%       -2.5%
Volatility                                             20.9%        22.2%       22.7%
Sharpe ratio (0.21%)                                   0.02         0.06        0.12
Maximum drawdown                                      -49.4%       -61.0%      -62.8%
Start of max drawdown period                        Jul-2000     Jan-2000    Mar-2000
End of max drawdown period                          Dec-2005     Sep-2008    Sep-2008
Average monthly growth                                  0.2%         0.1%       -0.1%
Best monthly return                                    14.9%        14.9%       13.4%
Worst monthly return                                  -18.8%       -14.0%      -14.2%
% of months with gains                                 54.3%        51.9%       51.3%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100 (TR)                         0.97         1.00        0.99
MSCI Japan Growth (TR)                                  0.97         0.99        1.00

Index Facts
Bloomberg ticker                                                        DBAPJGT
Reuters code                                                             .DBJGT
Benchmark 1                                     TOPIX W/Dividend TOPIX 100 (TR)
Bloomberg ticker of Benchmark 1                                   TPXD100 Index
Benchmark 2                                              MSCI Japan Growth (TR)
Bloomberg ticker of Benchmark 2                                    NAGLJN Index
Index sponsor                                                     Deutsche Bank
Number of stocks                                                             20
Stocks weighting                                                          Equal
Rebalancing frequency                                                 Quarterly
Index Currency                                                              JPY

The Deutsche Bank Japan Growth Total Return Index was launched on November 01,
2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                REUTERS: .DBJVT
                                                             BLOOMBERG: DBAPJVT

Deutsche Bank Japan Value Total Return Index

Index Description

The Japan Value Total Return Index intends to reflect the equal-weighted total return performance of twenty stocks with the lowest 12 month trailing price-earnings ratio selected from the TOPIX 100 Index on a quarterly basis.

Monthly Performance

             1998    1999  2000   2001   2002   2003  2004    2005  2006   2007    2008
Jan          9.4%    2.3%  7.2%   0.1%  -6.1%  -2.4%  5.4%   -2.1% -0.3%   5.3%   -9.3%
Feb         -2.2%   -0.4%  1.3%  -3.3%   0.5%  -0.6%  5.4%    4.0% -0.2%   5.2%    1.1%
Mar          3.6%   14.2%  7.0%   4.7%   4.3%  -4.4%  4.6%    0.2%  2.7%   0.9%  -11.1%
Apr         -2.5%    2.9%  4.4%   4.9%   3.7%   4.6%  1.2%   -4.5%  0.5%  -2.6%   16.8%
May         -0.9%    2.2% -2.1%  -1.6%   2.1%   6.0% -1.1%    2.2% -5.0%   9.6%    7.0%
Jun          0.9%   11.8%  1.1%   3.1%  -7.4%   6.9%  4.1%    2.5% -0.6%   4.3%   -9.0%
Jul          7.2%    3.7% -3.4%  -4.1%  -2.8%   6.2%  0.3%    2.0% -0.2%   1.2%    0.4%
Aug        -11.5%    0.1%  0.6%  -5.6%   2.3%   6.6%  0.3%    7.5%  5.0% -10.7%   -6.9%
Sep         -1.2%    1.5%  0.3%  -9.1%  -3.4%   3.2% -2.4%   15.8% -3.7%   3.6%  -19.5%
Oct         -5.5%   -5.3% -0.3%   5.7%  -4.3%  -0.8% -1.6%   -0.3% -0.1%  -1.7%
Nov         11.9%   -0.9% -0.7%   3.1%   4.5%   0.0%  2.7%    4.0%  1.4%  -6.7%
Dec         -5.8%   -2.1% -1.0%  -2.2%  -2.6%   2.9%  4.2%    5.4%  6.8%  -4.4%
Year         0.9%   32.6% 14.7%  -5.4%  -9.7%  31.3% 25.3%   41.6%  5.7%   2.1%  -30.2%

Historical Performance Through September 2008
                                                                               Annualised
                                                                      --------------------------------
                           1 Month  3 Months    6 Months       YTD    1 year  3 years 5 years 10 years
Japan Value Total
  Return Index              -19.5%    -24.7%      -14.4%    -30.2%    -38.6%    -6.2%   6.4%     8.5%
TOPIX W/Dividend
 TOPIX 100 (TR)             -13.4%    -17.9%       -8.7%    -25.5%    -31.5%    -6.1%   2.3%     0.6%
MSCI Japan Value (TR)       -12.1%    -14.9%       -8.2%    -23.2%    -30.2%    -4.3%   6.3%      N/A
Excess Return vs TOPIX
  W/Dividend TOPIX 100 (TR)  -6.1%     -6.8%       -5.8%     -4.7%     -7.1%    -0.1%   4.1%     7.9%
Excess Return vs MSCI
  Japan Value (TR)           -7.4%     -9.9%       -6.3%     -7.0%     -8.4%    -1.9%   0.1%      N/A

Performance Analysis January 1998 - September 2008
                                                        Index       Bench1       Bench2
Growth over period                                     130.3%       -11.0%        44.4%
Compounded annual growth                                 8.1%        -1.1%         3.8%
Volatility                                              21.8%        22.2%        19.6%
Sharpe ratio (0.21%)                                    0.36         0.06         0.18
Maximum drawdown                                       -43.4%       -61.0%       -44.2%
Start of max drawdown period                         Aug-2007     Jan-2000     Jul-2000
End of max drawdown period                           Sep-2008     Sep-2008     Aug-2005
Average monthly growth                                   0.8%         0.1%         0.4%
Best monthly return                                     16.8%        14.9%        15.4%
Worst monthly return                                   -19.5%       -14.0%       -12.1%
% of months with gains                                  56.6%        51.9%        51.3%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100 (TR)                          0.93         1.00         0.99
MSCI Japan Value (TR)                                    0.92         0.99         1.00

Index Facts
Bloomberg ticker                                                        DBAPJVT
Reuters code                                                             .DBJVT
Benchmark 1                                     TOPIX W/Dividend TOPIX 100 (TR)
Bloomberg ticker of Benchmark 1                                   TPXD100 Index
Benchmark 2                                               MSCI Japan Value (TR)
Bloomberg ticker of Benchmark 2                                    NAVLJN Index
Index sponsor                                                     Deutsche Bank
Number of stocks                                                             20
Stocks weighting                                                          Equal
Rebalancing frequency                                                 Quarterly
Index Currency                                                              JPY

The Deutsche Bank Japan Value Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was
calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

S&P X-Alpha USD Total Return Index                              REUTERS: .SPXADT
                                                               BLOOMBERG: SPXADT

Index Description

S&P X-Alpha USD Total Return Index is a weighted combination of 8 Deutsche Bank
Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%.
The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50% and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost. The Index has an additional return component derived from the Fed Funds Rate less 6.25 basis points annual funding cost.

12 Months Volatlity

Monthly Performance
      1998   1999     2000   2001   2002   2003   2004   2005   2006   2007   2008
----------------------------------------------------------------------------------
Jan  -1.5%  -0.7%    -1.2%   3.4%   1.3%   0.2%  -0.1%   1.7%   5.6%   0.0%   2.4%
Feb   2.8%   1.4%     0.8%   3.0%   0.6%  -0.8%   1.6%   4.9%  -1.4%   1.8%  -1.4%
Mar   2.7%   0.0%     3.7%   1.7%   2.7%  -1.8%   1.9%   0.3%   3.0%   3.2%  -1.3%
Apr   1.3%   2.0%     2.4%   0.4%   5.8%   1.5%   0.2%  -1.6%   0.9%   0.6%   1.2%
May   1.3%   1.5%     3.7%   0.2%   0.5%   4.0%   0.3%   0.1%   0.6%   1.3%   0.5%
Jun  -0.3%  -1.7%    -1.5%   0.1%   3.1%  -0.9%   2.4%   3.7%   2.0%  -0.3%  -1.5%
Jul  -0.9%  -0.5%     1.4%   0.5%   0.5%   0.6%   0.5%   1.2%   0.6%   0.1%  -2.1%
Aug   0.3%  -0.9%     2.3%   2.1%   0.9%   2.0%   0.2%   3.2%  -1.9%  -1.2%  -0.9%
Sep   1.7%   0.1%     1.8%  -1.5%   0.3%   0.8%   3.0%   2.2%  -1.1%  -0.3%  -2.0%
Oct  -0.6%  -0.8%     2.1%   1.0%  -5.0%   1.4%   0.2%  -0.6%   1.8%   0.2%
Nov  -1.6%  -2.6%     1.8%  -0.4%  -0.8%   0.7%   2.9%   0.1%   1.3%  -2.7%
Dec  -1.2%   0.7%     3.6%   1.1%   2.2%  -0.8%   1.0%   0.7%   0.2%  -2.1%
----------------------------------------------------------------------------------
Year  3.7%  -1.5%    22.7%  12.1%  12.4%   7.0%  15.0%  16.8%  11.9%   0.3%  -5.1%

Absolute Return

Cumulative Excess Index vs HFRX USD Equity Market Neutral Index

Annual Returns

Historical Performance Through September 2008

                                                                                                      Annualised
                                                                                           ----------------------------------
                                                      1 Month 3 Months 6 Months     YTD    1 year   3 years  5 years   10 years
S&P X-Alpha USD Total Return Index                     -2.0%   -4.9%    -4.8%      -5.1%    -9.4%     2.2%     7.7%      8.4%
MSCI World Index                                      -11.9%  -15.3%   -16.7%     -24.2%   -25.9%     0.7%     7.3%      3.8%
HFRX USD Equity Market Neutral Index                   -0.2%   -2.2%     0.1%       0.1%     1.1%     3.2%     1.5%      N/A
Excess Return vs MSCI World Index                       9.9%   10.3%    11.9%      19.1%    16.5%     1.4%     0.4%      4.6%
Excess Return vs HFRX USD Equity Market Neutral Index  -1.8%   -2.8%    -4.9%      -5.2%   -10.5%    -1.0%     6.2%      N/A

Performance Analysis January 1998 - September 2008
                                              Index     Bench1    Bench2
Growth over period                            141.5%     49.1%      5.6%
Compounded annual growth                        8.5%      3.8%      1.0%
Volatility                                      6.2%     14.9%      4.3%
Sharpe ratio (3.76%)                            0.77     0.00     -0.65
Maximum drawdown                              -11.1%    -46.8%     -6.0%
Start of max drawdown period                 Jun-2007  Apr-2000 Jul-2007
End of max drawdown period                   Sep-2008  Jan-2006 Sep-2008
Average monthly growth                          0.7%      0.4%      0.1%
Best monthly return                             5.8%      9.0%      2.5%
Worst monthly return                           -5.0%    -13.4%     -2.8%
% of months with gains                         69.0%     57.4%     60.6%
12 Month Correlation versus:
MSCI World Index                                0.44      1.00      0.01
HFRX USD Equity Market Neutral Index            0.01      0.01      1.00

Index Facts
Bloomberg ticker                                              SPXADT
Reuters code                                                 .SPXADT
Benchmark 1                                         MSCI World Index
Bloomberg ticker of Benchmark 1                         NDDUWI Index
Benchmark 2                     HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2                        HFRXEMN Index
Index sponsor                                          Deutsche Bank
Rebalancing frequency                                      Quarterly
Index Currency                                                   USD

The S&P X-Alpha USD Total Return Index was launched on November 12, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
-------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                 20

S&P X-Alpha USD Excess Return Index                             REUTERS: .SPXADE
                                                               BLOOMBERG: SPXADE

Index Description

S&P X-Alpha USD Excess Return Index is a weighted combination of 8 Deutsche
Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%.
The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50% and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost.

12 Months Volatlity

Monthly Performance
      1998   1999    2000   2001   2002   2003   2004   2005   2006   2007   2008
---------------------------------------------------------------------------------
Jan  -2.0%  -1.0%   -1.7%   2.9%   1.1%   0.1%  -0.2%   1.6%   5.3%  -0.5%   2.1%
Feb   2.3%   1.0%    0.3%   2.6%   0.4%  -0.9%   1.6%   4.7%  -1.8%   1.4%  -1.6%
Mar   2.2%  -0.5%    3.2%   1.2%   2.5%  -1.9%   1.8%   0.1%   2.6%   2.8%  -1.6%
Apr   0.8%   1.7%    2.0%   0.0%   5.7%   1.4%   0.1%  -1.9%   0.6%   0.2%   1.0%
May   0.9%   1.1%    3.2%  -0.1%   0.4%   3.9%   0.2%  -0.1%   0.1%   0.9%   0.3%
Jun  -0.8%  -2.1%   -2.0%  -0.2%   3.0%  -1.0%   2.3%   3.4%   1.5%  -0.7%  -1.7%
Jul  -1.4%  -0.9%    0.8%   0.2%   0.4%   0.5%   0.4%   0.9%   0.2%  -0.4%  -2.3%
Aug  -0.2%  -1.3%    1.8%   1.8%   0.8%   1.9%   0.1%   2.9%  -2.4%  -1.7%  -1.1%
Sep   1.2%  -0.3%    1.3%  -1.7%   0.2%   0.7%   2.9%   1.9%  -1.5%  -0.7%  -2.2%
Oct  -1.1%  -1.2%    1.5%   0.7%  -5.1%   1.3%   0.1%  -1.0%   1.3%  -0.2%
Nov  -2.0%  -3.1%    1.2%  -0.5%  -0.9%   0.6%   2.7%  -0.3%   0.8%  -3.1%
Dec  -1.6%   0.2%    3.1%   0.9%   2.1%  -0.9%   0.8%   0.4%  -0.3%  -2.5%
---------------------------------------------------------------------------------
Year -1.7%  -6.4%   15.5%   8.0%  10.6%   5.8%  13.5%  13.2%   6.5%  -4.7%  -6.8%

Absolute Return

Cumulative Excess Index vs HFRX USD Equity Market Neutral Index
1600

Annual Returns

Historical Performance Through September 2008
                                                                                                      Annualised
                                                                                           ----------------------------------
                                                       1 Month  3 Months 6 Months   YTD    1 year  3 years  5 years  10 years
S&P X-Alpha USD Excess Return Index                     -2.2%    -5.4%    -5.8%    -6.8%   -12.1%   -2.1%     4.2%     4.7%
MSCI World Index                                       -11.9%   -15.3%   -16.7%   -24.2%   -25.9%    0.7%     7.3%     3.8%
HFRX USD Equity Market Neutral Index                    -0.2%    -2.2%     0.1%     0.1%     1.1%    3.2%     1.5%     N/A
Excess Return vs MSCI World Index                        9.7%     9.8%    10.9%    17.4%    13.8%   -2.8%    -3.1%     0.9%
Excess Return vs HFRX USD Equity Market Neutral Index   -1.9%    -3.2%    -5.8%    -6.9%   -13.2%   -5.3%     2.7%     N/A

Performance Analysis January 1998 - September 2008
                                     Index       Bench1     Bench2
Growth over period                   63.4%       49.1%      5.6%
Compounded annual growth              4.7%        3.8%      1.0%
Volatility                            6.3%       14.9%      4.3%
Sharpe ratio (3.76%)                 0.75        0.00      -0.65
Maximum drawdown                    -15.2%      -46.8%     -6.0%
Start of max drawdown period        Jun-2007    Apr-2000   Jul-2007
End of max drawdown period          Sep-2008    Jan-2006   Sep-2008
Average monthly growth                0.4%        0.4%       0.1%
Best monthly return                   5.7%        9.0%       2.5%
Worst monthly return                 -5.1%      -13.4%      -2.8%
% of months with gains               60.5%       57.4%      60.6%
12 Month Correlation versus:
MSCI World Index                     0.44         1.00      0.01
HFRX USD Equity Market Neutral Index 0.01         0.01      1.00

Index Facts

Bloomberg ticker                                               SPXADE
Reuters code                                                  .SPXADE
Benchmark 1                                          MSCI World Index
Bloomberg ticker of Benchmark 1                          NDDUWI Index
Benchmark 2                      HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2                         HFRXEMN Index
Index sponsor                                           Deutsche Bank
Rebalancing frequency                                       Quarterly
Index Currency                                                    USD

The S&P X-Alpha USD Excess Return Index was launched on November 12, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                 21

Deutsche Bank X-Alpha USD Total Return Index                  BLOOMBERG: DBGLXAT

Index Description

Deutsche Bank X-Alpha USD Total Return Index is a weighted combination of 8
Deutsche Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%. The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50%
and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost. The Index has an additional return component derived from the Fed Funds Rate less 6.25 basis points annual funding cost.

12 Months Volatlity

Monthly Performance
      1998   1999     2000   2001   2002   2003   2004   2005   2006   2007   2008
Jan  -1.4%   0.7%     1.5%   3.5%   1.1%   0.3%  -0.7%   1.9%   5.2%  -0.3%   2.7%
Feb   2.9%   0.9%     1.7%   3.1%   0.5%  -0.9%   1.9%   4.7%  -1.3%   1.7%  -1.5%
Mar   3.1%   0.0%     3.4%   1.6%   2.4%  -1.6%   2.0%   0.3%   3.1%   3.1%  -1.6%
Apr   1.3%   2.0%     0.7%   0.6%   8.2%   1.0%   1.0%  -1.7%   0.5%   1.7%   1.7%
May   1.4%   1.4%     3.4%   0.2%   0.4%   4.4%   0.1%   0.1%   0.3%   1.3%   0.3%
Jun  -0.4%  -1.9%    -1.4%   0.1%   2.9%  -0.7%   2.5%   3.8%   2.3%  -0.3%  -1.6%
Jul  -0.7%  -0.7%     1.5%   0.5%  -1.3%   1.1%   0.7%   1.1%   0.1%  -0.3%  -1.9%
Aug   0.0%  -0.8%     2.3%   1.7%   0.7%   2.1%   0.2%   3.3%  -2.0%  -1.5%  -0.9%
Sep   1.6%   0.1%     1.7%  -1.5%   0.4%   0.9%   3.0%   2.2%  -1.1%  -0.4%  -2.2%
Oct  -0.1%   0.2%     2.8%   1.5%  -4.5%   1.0%   0.2%  -1.1%   2.2%   0.2%
Nov  -2.1%  -3.3%     1.7%  -0.3%  -0.8%   0.8%   3.1%   0.1%   1.3%  -2.2%
Dec  -1.7%   0.5%     3.6%   1.1%   2.2%  -0.7%   1.0%   0.8%   0.2%  -2.2%
Year  3.9%  -1.2%    25.3%  12.8%  12.4%   7.8%  16.1%  16.5%  11.1%   0.6%  -5.0%

Absolute Return

Cumulative Excess Index vs HFRX USD Equity Market Neutral Index

Annual Returns

Historical Performance Through September 2008

                                                                                                                  Annualised
                                                                                                    --------------------------------------
                                                           1 Month   3 Months      6 Months   YTD    1 year    3 years  5 years   10 years
Deutsche Bank X-Alpha USD Total Return Index                 -2.2%      -4.9%       -4.6%    -5.0%    -8.9%      1.9%    7.7%       8.9%
MSCI World Index                                            -11.9%     -15.3%      -16.7%   -24.2%   -25.9%      0.7%    7.3%       3.8%
HFRX USD Equity Market Neutral Index                         -0.2%      -2.2%        0.1%     0.1%     1.1%      3.2%    1.5%       N/A
Excess Return vs MSCI World Index                             9.7%      10.4%       12.1%    19.2%    17.0%      1.2%    0.4%       5.1%
Excess Return vs HFRX USD Equity Market Neutral Index        -2.0%      -2.7%       -4.6%    -5.1%   -10.0%     -1.2%    6.2%       N/A

Performance Analysis January 1998 - September 2008
                                      Index         Bench1      Bench2
Growth over period                    152.5%        49.1%        5.6%
Compounded annual growth                9.0%         3.8%        1.0%
Volatility                              6.4%        14.9%        4.3%
Sharpe ratio (3.76%)                    0.81         0.00       -0.65
Maximum drawdown                      -11.3%       -46.8%       -6.0%
Start of max drawdown period           Jun-2007    Apr-2000    Jul-2007
End of max drawdown period             Sep-2008    Jan-2006    Sep-2008
Average monthly growth                  0.7%         0.4%        0.1%
Best monthly return                     8.2%         9.0%        2.5%
Worst monthly return                   -4.5%       -13.4%       -2.8%
% of months with gains                 69.8%        57.4%       60.6%
12 Month Correlation versus:
MSCI World Index                        0.48        1.00         0.01
HFRX USD Equity Market Neutral Index    0.01        0.01         1.00

Index Facts
Bloomberg ticker                                             DBGLXAT
Reuters code                                                .DBGLXAT
Benchmark 1                                         MSCI World Index
Bloomberg ticker of Benchmark 1                         NDDUWI Index
Benchmark 2                     HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2                        HFRXEMN Index
Index sponsor                                          Deutsche Bank
Rebalancing frequency                                       Quarterly
Index Currency                                                   USD

The Deutsche Bank X-Alpha USD Total Return Index was launched on October 31,
2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
-------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                 22

Deutsche Bank X-Alpha USD Excess Return Index                 BLOOMBERG: DBGLXAE

Index Description

Deutsche Bank X-Alpha USD Excess Return Index is a weighted combination of 8
Deutsche Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%. The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50%
and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost.

12 Months Volatlity

Monthly Performance
       1998    1999     2000    2001    2002    2003    2004    2005    2006    2007    2008
--------------------------------------------------------------------------------------------
Jan   -1.8%    0.3%     1.1%    3.0%    1.0%    0.2%   -0.8%    1.8%    4.8%   -0.8%    2.4%
Feb    2.5%    0.6%     1.2%    2.7%    0.4%   -1.0%    1.8%    4.5%   -1.7%    1.3%   -1.7%
Mar    2.6%   -0.4%     2.9%    1.2%    2.3%   -1.7%    1.9%    0.1%    2.7%    2.7%   -1.8%
Apr    0.8%    1.6%     0.3%    0.2%    8.1%    0.9%    0.9%    1.9%    0.1%    1.3%    1.5%
May    1.0%    1.0%     2.8%   -0.1%    0.2%    4.3%    0.0%   -0.1%   -0.1%    0.9%    0.1%
Jun   -0.9%   -2.3%    -1.9%   -0.3%    2.8%   -0.8%    2.4%    3.6%    1.8%   -0.7%   -1.8%
Jul   -1.2%   -1.2%     0.9%    0.2%   -1.4%    1.0%    0.6%    0.9%   -0.4%   -0.8%   -2.0%
Aug   -0.4%   -1.3%     1.7%    1.4%    0.6%    2.0%    0.0%    3.0%   -2.4%   -1.9%   -1.1%
Sep    1.2%   -0.4%     1.2%   -1.7%    0.3%    0.8%    2.8%    1.9%   -1.5%   -0.8%   -2.4%
Oct   -0.5%   -0.3%     2.2%    1.3%   -4.7%    0.9%    0.1%   -1.4%    1.7%   -0.3%
Nov   -2.5%   -3.8%     1.2%   -0.5%   -0.9%    0.8%    2.9%   -0.3%    0.9%   -2.6%
Dec   -2.1%    0.0%     3.1%    0.9%    2.1%   -0.8%    0.9%    0.5%   -0.2%   -2.6%
--------------------------------------------------------------------------------------------
Year  -1.5%   -6.1%    17.9%    8.6%   10.7%    6.6%   14.6%   13.0%    5.7%   -4.4%   -6.7%

Absolute Return

Cumulative Excess Index vs HFRX USD Equity Market Neutral Index

Annual Returns

Historical Performance Through September 2008

              Annualised
                                                           1 Month   3 Months   6 Months    YTD      1 year   3 years   5 years    10 years
Deutsche Bank X-Alpha USD Excess Return Index               -2.4%      -5.4%      -5.5%    -6.7%    -11.6%     -2.3%     4.2%        5.1%
MSCI World Index                                           -11.9%     -15.3%     -16.7%   -24.2%    -25.9%      0.7%     7.3%        3.8%
HFRX USD Equity Market Neutral Index                        -0.2%      -2.2%       0.1%     0.1%      1.1%      3.2%     1.5%         N/A
Excess Return vs MSCI World Index                            9.5%       9.9%      11.1%    17.5%     14.3%     -3.1%    -3.1%        1.3%
Excess Return vs HFRX USD Equity Market Neutral Index       -2.1%      -3.2%      -5.6%    -6.8%    -12.7%     -5.5%     2.7%         N/A

Performance Analysis January 1998 - September 2008
                                        Index         Bench1      Bench2
Growth over period                      70.8%         49.1%        5.6%
Compounded annual growth                 5.1%          3.8%        1.0%
Volatility                               6.5%         14.9%        4.3%
Sharpe ratio (3.76%)                     0.79          0.00 -      0.65
Maximum drawdown                       -15.4%        -46.8%       -6.0%
Start of max drawdown period            Jun-2007      Apr-2000    Jul-2007
End of max drawdown period              Sep-2008      Jan-2006    Sep-2008
Average monthly growth                   0.4%          0.4%        0.1%
Best monthly return                      8.1%          9.0%        2.5%
Worst monthly return                    -4.7%        -13.4%       -2.8%
% of months with gains                  59.7%         57.4%       60.6%
12 Month Correlation versus:
MSCI World Index                        0.48          1.00         0.01
HFRX USD Equity Market Neutral Index    0.01          0.01         1.00

Index Facts
Bloomberg ticker                                              DBGLXAE
Reuters code                                                 .DBGLXAE
Benchmark 1                                          MSCI World Index
Bloomberg ticker of Benchmark 1                          NDDUWI Index
Benchmark 2                      HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2                         HFRXEMN Index
Index sponsor                                           Deutsche Bank
Rebalancing frequency                                       Quarterly
Index Currency                                                    USD

The Deutsche Bank X-Alpha USD Excess Return Index was launched on October 31,
2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  23

DBIQ ImpAct Dollar Equity Volatility (Bid) Index              REUTERS: .DBVEUSDB
                                                             BLOOMBERG: DBVEUSDB

Index Description

The DBIQ ImpAct Dollar Equity Volatility Index aims to measure the return streams associated with volatility in US equity market. The index seeks to take advantage of the differential between implied and realised volatility in this market. The ImpAct Dollar Equity Volatility Index Historical Levels since inception date have been restated as of Aug-22, 2007 due to a slight calculation methodology change. Both index guide and index quick reference have been updated to reflect the change. The DBIQ ImpAct Dollar Equity Volatility
Index is calculated with the closing MID option prices.

12 Months Volatlity

Monthly Performance
          1999      2000      2001    2002    2003    2004    2005    2006    2007     2008
-------------------------------------------------------------------------------------------
Jan                -2.7%      0.7%    1.8%   -0.7%    1.7%    1.7%    0.4%    1.5%    -1.6%
Feb                 2.1%     -1.2%    0.7%    2.3%    2.5%   -0.8%    0.9%   -8.7%     1.1%
Mar                -2.3%     -0.5%    1.2%    0.3%   -0.4%    1.1%    2.1%    2.3%    -0.6%
Apr                -3.1%     -0.7%   -0.8%    2.0%    0.6%    0.2%    0.8%    0.3%     1.5%
May                 0.3%      1.2%   -1.7%    0.4%    2.5%    1.7%   -0.5%    2.5%     1.3%
Jun                 1.6%      2.6%   -0.8%    1.0%    1.9%    1.6%    0.8%   -1.8%    -1.5%
Jul                -0.2%      0.5%   -2.8%    1.0%    1.6%    0.6%    0.7%   -2.6%     0.3%
Aug                 3.1%      1.4%   -0.9%    2.3%    0.9%    1.5%    2.3%   -2.0%     0.0%
Sep                 1.0%     -0.9%    0.5%   -0.9%    1.8%    1.1%    1.5%    1.6%   -17.0%
Oct                -2.2%      1.7%    0.7%    3.5%    0.0%   -1.5%    1.5%    2.3%
Nov                 0.1%      2.5%    0.4%    1.8%    2.1%    1.6%    0.4%   -1.6%
Dec       0.2%      0.1%      1.3%    1.9%    1.4%    1.1%    2.1%    1.8%    0.1%
-------------------------------------------------------------------------------------------
Year      0.2%     -2.5%      8.9%    0.1%   15.4%   17.5%   11.3%   13.4%   -6.3%   -16.7%

Cumulative Excess Index vs iBoxx USD Treasury TR Index

Annual Returns
Historical Performance Through September 2008

                                                                                                            Annualised
                                                                                                  -----------------------------
                                                            1 Month   3 Months   6 Months     YTD    1 year   3 years   5 years
DBIQ ImpAct Dollar Equity Volatility (Bid) Index             -17.0%     -16.7%     -15.6%   -16.7%   -15.9%    -3.3%      4.3%
S&P 500 (TR) Index                                            -8.9%      -8.4%     -10.9%   -19.3%   -21.8%     0.2%      5.2%
iBoxx USD Treasury TR Index                                    0.7%       2.3%       0.2%     4.6%     8.7%     5.8%      4.5%
Excess Return vs S&P 500 (TR) Index                           -8.1%      -8.4%      -4.8%     2.6%     6.0%    -3.5%     -0.8%
Excess Return vs iBoxx USD Treasury TR Index                 -17.7%     -19.1%     -15.8%   -21.3%   -24.6%    -9.1%     -0.1%

Performance Analysis December 1999 - September 2008

                                    Index          Bench1        Bench2
Growth over period                  42.3%          -4.8%         72.2%
Compounded annual growth             4.1%          -0.6%          6.4%
Volatility                           8.0%          18.3%          4.6%
Sharpe ratio (3.42%)                 0.51          -0.22          0.64
Maximum drawdown                   -23.1%         -44.7%         -4.8%
Start of max drawdown period       Feb-2007       Sep-2000      Jun-2003
End of max drawdown period         Sep-2008       Oct-2006      Feb-2004
Average monthly growth               0.4%           0.0%          0.5%
Best monthly return                  3.5%           9.8%          3.0%
Worst monthly return               -17.0%         -10.9%         -4.2%
% of months with gains              71.7%          57.5%         70.8%
12 Month Correlation versus:
S&P 500 (TR) Index                   0.57           1.00         -0.63
iBoxx USD Treasury TR Index         -0.34          -0.63          1.00

Index Facts

Bloomberg ticker                                            DBVEUSDB
Reuters code                                               .DBVEUSDB
Benchmark 1                                       S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                           SPTR Index
Benchmark 2                              iBoxx USD Treasury TR Index
Bloomberg ticker of Benchmark 2                         ITRROV Index
Index sponsor                                          Deutsche Bank
Index Currency                                                   USD

The DBIQ ImpAct Dollar Equity Volatility (Bid) Index was launched on September
26, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London
                                                                              24

                                                              REUTERS: .DBLAUT5J
Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index       BLOOMBERG: DBLAUT5J

Index Description

Liquid Alpha is a multi asset investment strategy which gives access to a diversified pool of alpha generating assets thanks to a dynamic allocation tool. The Deutsche Bank Liquid Alpha USD Total Return Index 5% Volatility
Target is intended to reflect the combined total return performance of a number of indices referred to as Index Constituents, selected among S&P X-Alpha USD
Total Return Index (SPXADT), DB Commodity Harvest TR Index (DBCMHLTU), Deutsche
Bank USD Currency Harvest Balanced Funded Index (DBHVBUSF), DB Smart USD Index
leveraged 5 times (DBSMARDI) and FED FUND Total Return Index (DBMMFED1). The
Index targets an annual volatility of 5% and aims to maximise the expected return for that target. The Index is rebalanced quarterly and upon the occurrence of periods of sharply negative returns.

Annual Returns

Monthly Performance
       1999    2000     2001    2002    2003    2004    2005    2006    2007    2008
------------------------------------------------------------------------------------
Jan            1.7%     2.9%    1.2%    1.4%    0.9%    1.2%    1.6%    1.2%    0.2%
Feb    1.0%    1.3%    -0.2%    0.5%    0.7%    2.3%    2.7%    0.9%    0.9%    0.2%
Mar    0.9%    0.5%     2.0%    1.8%   -0.3%    0.5%    0.5%    0.7%    1.6%    0.1%
Apr    1.1%    1.1%     0.4%    2.6%    5.1%   -1.0%    0.7%    0.0%    1.8%    0.1%
May    0.7%    2.3%     0.6%    0.6%    0.5%    0.2%    2.3%   -0.1%    1.8%    0.9%
Jun    0.6%   -0.6%     0.8%    0.1%    2.8%    2.1%    2.6%    1.6%    0.7%   -0.2%
Jul   -0.6%    1.9%     0.0%    0.3%    0.3%    0.6%    0.6%    0.8%   -0.5%    1.0%
Aug   -0.4%    0.8%     0.5%    0.4%    1.3%    1.3%   -0.5%    1.8%   -2.1%   -0.7%
Sep    0.5%    1.1%     1.3%    0.0%    1.1%    0.8%    2.8%    1.1%    2.2%   -3.8%
Oct    0.5%    2.2%     1.1%   -1.0%    1.2%    0.4%    1.6%    0.5%    1.7%
Nov    0.3%    1.2%     1.0%    2.9%    1.4%    2.3%    1.7%   -0.2%   -0.9%
Dec    0.6%    1.9%     1.3%    2.0%    1.1%    1.4%   -0.8%    2.5%    0.4%
------------------------------------------------------------------------------------
Year   5.4%   16.5%    12.3%   12.1%   17.8%   12.6%   16.4%   11.5%    8.8%    1.5%

Absolute Return

12 Months Volatlity

Percentage Allocation

Historical Performance Through August 2008

                                                                                                     Annualised
                                                                                        ----------------------------------
                                             1 Month    3 Months    6 Months      YTD        1 year     3 years    5 years
Liquid Alpha USD 5 TR Index                    -0.7%        0.0%        1.1%        1.5%       5.0%        9.1%      11.1%
MSCI World TR Index                            -1.4%      -11.4%       -6.0%      -13.6%     -11.6%        6.5%      10.7%
iBoxx USD Treasury TR Index                     1.2%        2.5%        0.3%        3.9%       8.6%        5.1%       4.9%
Excess Return vs iBoxx USD Treasury TR Index   -1.9%       -2.5%        0.8%       -2.4%      -3.7%        4.0%       6.2%
S&P X-Alpha USD TR Index                       -1.0%       -4.6%       -4.3%       -3.3%      -8.0%        3.6%       8.3%
DB Commodity Harvest TR Index                  -6.5%       -6.8%       -5.4%       12.3%      34.5%       24.0%      28.3%
USD Currency Harvest Balanced Index            -1.8%        2.0%        6.7%        3.7%      10.7%       12.4%      15.0%
dbSMART 5x TR Index                            -0.1%       -0.1%       -0.6%       -0.1%      -0.3%       -0.1%       0.2%
FED FUND TR Index                               0.2%        0.5%        1.1%        1.7%       3.3%        4.5%       3.4%

Performance Analysis October 2002 - August 2008

                                  Index       Bench1     Bench2
Growth over period                193.9%      42.0%      67.3%
Compounded annual growth           11.9%       3.7%       5.5%
Volatility                          3.9%      14.3%       4.6%
Sharpe ratio (3.63%)                3.03       0.01       0.40
Maximum drawdown                   -2.6%     -46.8%      -4.8%
Start of max drawdown period   Jul-2007    Apr-2000   Jun-2003
End of max drawdown period     Oct-2007    Jan-2006   Feb-2004
Average monthly growth              0.9%       0.4%       0.5%
Best monthly return                 5.1%       8.9%       3.0%
Worst monthly return               -2.1%     -11.0%      -4.2%
% of months with gains             85.2%      55.7%      67.8%
Correlation versus:
MSCI World TR Index                 0.03       1.00      -0.24
iBoxx USD Treasury TR Index         0.01      -0.24       1.00

Index Facts

Bloomberg ticker                                            DBLAUT5J
Reuters ticker                                             .DBLAUT5J
Benchmark 1                                      MSCI World TR Index
Bloomberg ticker of Benchmark 1                         GDDUWI Index
Benchmark 2                              iBoxx USD Treasury TR Index
Bloomberg ticker of Benchmark 2                         ITRROV Index
Index sponsor                                          Deutsche Bank
Stocks weighting                                            Discreet
Rebalancing frequency                                      Quarterly
Index Currency                                                   EUR

The Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index was launched on April
23, 2008 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London
                                                                              25

Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index       REUTERS: .DBLAUE5J
                                                             BLOOMBERG: DBLAUE5J

Index Description

Liquid Alpha is a multi asset investment strategy which gives access to a diversified pool of alpha generating assets thanks to a dynamic allocation tool. The Deutsche Bank Liquid Alpha USD Total Return Index 5% Volatility
Target is intended to reflect the combined total return performance of a number of indices referred to as Index Constituents, selected among S&P X-Alpha USD
Total Return Index (SPXADT), DB Commodity Harvest TR Index (DBCMHLTU), Deutsche
Bank USD Currency Harvest Balanced Funded Index (DBHVBUSF), DB Smart USD Index
leveraged 5 times (DBSMARDI) and FED FUND Total Return Index (DBMMFED1).The
Deutsche Bank Liquid Alpha USD Excess Return Index 5% Volatility Target
reflects the performance of the Deutsche Bank Liquid USD Alpha Total Return
Index 5% Volatility Target minus the FED FUND performance. The Index targets an annual volatility of 5% and aims to maximise the expected return for that target. The Index is rebalanced quarterly and upon the occurrence of periods of sharply negative returns.

Annual Returns

Monthly Performance

       1999    2000     2001    2002    2003    2004    2005    2006    2007    2008
------------------------------------------------------------------------------------
Jan            1.3%     2.4%    1.0%    1.3%    0.8%    1.0%    1.2%    0.7%    -0.1%
Feb    0.6%    0.8%    -0.7%    0.4%    0.6%    2.2%    2.5%    0.5%    0.5%     0.0%
Mar    0.5%    0.0%     1.6%    1.7%   -0.4%    0.4%    0.2%    0.3%    1.1%    -0.2%
Apr    0.7%    0.7%     0.0%    2.4%    5.0%   -1.1%    0.5%   -0.4%    1.3%    -0.1%
May    0.3%    1.7%     0.2%    0.5%    0.4%    0.2%    2.1%   -0.5%    1.3%     0.7%
Jun    0.2%   -1.2%     0.5%    0.0%    2.8%    2.1%    2.3%    1.2%    0.3%    -0.4%
Jul   -1.0%    1.4%    -0.3%    0.1%    0.2%    0.5%    0.4%    0.3%   -1.0%     0.8%
Aug   -0.8%    0.2%     0.2%    0.3%    1.2%    1.2%   -0.9%    1.4%   -2.6%    -0.9%
Sep    0.0%    0.6%     1.0%   -0.1%    1.1%    0.7%    2.5%    0.6%    1.8%    -4.0%
Oct    0.1%    1.6%     0.9%   -1.1%    1.1%    0.3%    1.3%    0.0%    1.2%
Nov   -0.2%    0.7%     0.8%    2.8%    1.3%    2.1%    1.3%   -0.6%   -1.3%
Dec    0.2%    1.4%     1.1%    1.9%    1.0%    1.2%   -1.2%    2.0%    0.1%
------------------------------------------------------------------------------------
Year   0.5%    9.5%     8.0%   10.3%   16.5%   11.1%   12.8%    6.2%    3.5%    -0.2%

Absolute Return

12 Months Volatility

Percentage Allocation

Historical Performance Through August 2008

                                                                                    Annualised
                                                                           -------------------------
                                    1 Month    3 Months   6 Months   YTD   1 year   3 years  5 years
Liquid Alpha USD 5 ER Index           -0.9%       -0.5%     0.0%    -0.2%    1.6%    4.5%      7.5%
MSCI World TR Index                   -1.4%      -11.4%    -6.0%   -13.6%  -11.6%    6.5%     10.7%
iBoxx USD Treasury TR Index            1.2%        2.5%     0.3%     3.9%    8.6%    5.1%      4.9%
S&P X-Alpha USD TR Index              -1.0%       -4.6%    -4.3%    -3.3%   -8.0%    3.6%      8.3%
DB Commodity Harvest TR Index         -6.5%       -6.8%    -5.4%    12.3%   34.5%   24.0%     28.3%
USD Currency Harvest Balanced Index   -1.8%        2.0%     6.7%     3.7%   10.7%   12.4%     15.0%
dbSMART 5x TR Index                   -0.1%       -0.1%    -0.6%    -0.1%   -0.3%   -0.1%      0.2%
FED FUND TR Index                      0.2%        0.5%     1.1%     1.7%    3.3%    4.5%      3.4%

Performance Analysis October 2002 - August 2008

                                  Index       Bench1        Bench2
Growth over period              109.7%         42.0%         67.3%
Compounded annual growth          8.0%          3.7%          5.5%
Volatility                        3.9%         14.3%          4.6%
Sharpe ratio (3.63%)              2.04          0.01          0.40
Maximum drawdown                 -3.5%        -46.8%         -4.8%
Start of max drawdown period    Jul-2007      Apr-2000      Jun-2003
End of max drawdown period      Aug-2008      Jan-2006      Feb-2004
Average monthly growth            0.7%          0.4%          0.5%
Best monthly return               5.0%          8.9%          3.0%
Worst monthly return             -2.6%        -11.0%         -4.2%
% of months with gains           77.4%         55.7%         67.8%
Correlation versus:
MSCI World TR Index               0.03         1.00          -0.28
iBoxx USD Treasury TR Index       0.01        -0.28           1.00

Index Facts

Bloomberg ticker                                             DBLAUE5J
Reuters ticker                                              .DBLAUE5J
Benchmark 1                                       MSCI World TR Index
Bloomberg ticker of Benchmark 1                          GDDUWI Index
Benchmark 2                               iBoxx USD Treasury TR Index
Bloomberg ticker of Benchmark 2                          ITRROV Index
Index sponsor                                           Deutsche Bank
Stocks weighting                                             Discreet
Rebalancing frequency                                       Quarterly
Index Currency                                                    EUR

The Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index was launched on
April 23, 2008 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance. Source: Bloomberg or Deutsche Bank AG/London
--------------------------------------------------------------------------------
                                                                              26

                                                                REUTERS: .DBUSVG
Deutsche Bank US ValueGrowth Select Index                    BLOOMBERG: DBUSUSVG

Index Description

The ValueGrowth Select Index comprises either the Eurozone Value Index or the
Eurozone Growth Index as the Index Constituent and is reconstituted on a quarterly basis based on which of the Selection Pool Indices has the higher trailing 12 month Sharpe Ratio on the relevant Index Selection Date. The
Eurozone Value Index is intended to reflect the total return performance of fifteen shares with a high Dividend Yield. The shares constituting the Eurozone
Value Index will be reconstituted on a quarterly basis. The Eurozone Growth
Index is intended to reflect the total return performance of fifteen shares with a high Price Momentum and Long Term Growth Rate.

12 Months Volatlity

Monthly Performance

       1998     1999    2000     2001     2002     2003    2004    2005    2006    2007    2008
-----------------------------------------------------------------------------------------------
Jan    8.1%    15.9%   -3.7%     0.9%     -1.0%   -3.5%    1.7%   -6.3%    4.0%    1.3%  -11.7%
Feb    8.3%    -9.5%   19.5%    -3.6%    -10.3%    3.4%   -1.5%   -0.6%   -2.3%   -1.8%   -5.2%
Mar    3.0%     9.4%    3.1%    -5.9%      6.9%    0.9%   -2.2%   -1.9%    2.0%    0.6%    2.1%
Apr    3.0%     1.4%  -14.2%     8.7%    -12.1%    8.6%   -2.6%   -4.2%   -0.2%    5.4%    7.6%
May   -3.9%    -2.2%  -11.9%     1.6%     -5.6%    8.3%    0.2%    2.5%   -7.1%    3.2%    0.0%
Jun   12.2%     9.9%   13.2%    -3.8%     -6.9%    0.3%    2.4%   -1.8%   -0.3%    0.3%  -10.2%
Jul    3.0%    -1.1%   -4.1%     0.2%     -5.5%    6.3%   -2.8%    3.6%    5.1%   -0.1%    0.2%
Aug  -17.2%     5.5%   13.0%    -5.4%     -0.8%    5.0%    0.3%   -2.4%    1.7%    2.9%    2.9%
Sep   18.0%     0.5%  -12.4%   -11.1%    -12.4%   -2.8%   -0.9%    1.3%    2.6%    5.1%  -15.4%
Oct    4.1%     9.5%   -8.1%     2.6%     10.6%    8.6%   -0.5%   -1.4%    3.4%    7.1%
Nov   11.2%    12.5%   -6.1%     8.6%      5.9%    0.6%    5.2%    5.9%    1.2%   -6.7%
Dec   17.8%    25.0%    3.6%     1.7%     -6.2%    3.1%    3.2%   -1.6%    2.0%   -0.2%
-----------------------------------------------------------------------------------------------
Year  83.9%   102.0%  -13.9%    -7.1%    -33.8%   45.1%    2.2%   -7.2%   12.1%   17.7%  -27.9%

Absolute Return

Cumulative Excess Index vs S&P 500 (TR) Index

Annual Returns

Historical Performance Through September 2008

                                                                                            Annualised
                                                                                -------------------------------------
                                      1 Month   3 Months   6 Months      YTD    1 year   3 years    5 years  10 years
US ValueGrowth Select Index           -15.4%    -12.7%      -15.6%     -27.9%   -27.9%   -0.7%        0.3%    6.7%
S&P 500 (TR) Index                     -9.1%     -8.9%      -11.8%     -20.6%   -23.4%   -1.7%        3.2%    1.4%
Excess Return vs S&P 500 (TR) Index    -6.3%     -3.8%       -3.8%      -7.3%    -4.5%    1.0%       -2.9%    5.3%

Performance Analysis January 1998 - September 2008

                                  Index                 Bench1
Growth over period                157.5%                20.2%
Compounded annual growth          9.2%                  1.7%
Volatility                        28.2%                 18.5%
Sharpe ratio (3.76%)              0.19 -                0.11
Maximum drawdown                  -59.4%                -46.3%
Start of max drawdown period      Apr-2000              Sep-2000
End of max drawdown period        Sep-2008              May-2007
Average monthly growth            1.0%                  0.2%
Best monthly return               25.0%                 9.7%
Worst monthly return              -17.2%                -14.6%
% of months with gains            58.1%                 57.4%
12 Month Correlation versus:
S&P 500 (TR) Index                0.92                  1.00

Index Facts

Bloomberg ticker                                             DBUSUSVG
Reuters code                                                  .DBUSVG
Benchmark 1                                        S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                             SPX Index
Index sponsor                                           Deutsche Bank
Rebalancing frequency                                       Quarterly
Index Currency                                                    USD

The Deutsche Bank US ValueGrowth Select Index was launched on May 31, 2001 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London

                                                                              27

                                                                 REUTERS: .DBVGS
Deutsche Bank ValueGrowth Select Total Return Index           BLOOMBERG: DBEEVGS

Index Description

The ValueGrowth Select Index comprises either the Eurozone Value Index or the
Eurozone Growth Index as the Index Constituent and is reconstituted on a quarterly basis based on which of the Selection Pool Indices has the higher trailing 12 month Sharpe Ratio on the relevant Index Selection Date. The
Eurozone Value Index is intended to reflect the total return performance of fifteen shares with a high Dividend Yield. The shares constituting the Eurozone
Value Index will be reconstituted on a quarterly basis. The Eurozone Growth
Index is intended to reflect the total return performance of fifteen shares with a high Price Momentum and Long Term Growth Rate.

12 Months Volatlity

Monthly Performance

       1998    1999   2000    2001     2002     2003    2004    2005    2006    2007    2008
--------------------------------------------------------------------------------------------
Jan    9.4%    3.4%  -1.3%    6.3%    -2.3%    -4.9%    2.8%    1.5%    5.0%    4.4%  -12.7%
Feb    9.1%    0.8%  18.6%   -2.9%    -0.8%    -0.5%    2.3%    2.3%    5.3%   -1.0%   -1.4%
Mar   10.1%   -0.3%  -6.3%   -3.9%     1.9%    -5.6%   -4.8%   -0.5%    3.1%    4.6%   -1.8%
Apr   -0.1%   -0.5%  -0.8%    5.6%    -1.2%    12.7%   -2.9%   -5.1%   -1.3%    4.0%    3.4%
May    3.5%   -0.1%  -1.8%   -1.4%    -2.7%     3.9%    0.6%    4.0%   -5.3%    5.3%    0.9%
Jun    3.2%    4.4%   4.2%   -2.9%   -13.0%     1.3%    0.6%    2.6%   -1.2%   -1.2%  -13.6%
Jul    3.9%   -1.6%   4.6%   -1.3%   -10.1%     5.7%   -1.4%    3.1%    0.0%   -3.9%   -1.2%
Aug  -16.0%    4.4%   3.5%   -2.2%     2.9%     2.2%   -0.7%   -1.3%    4.2%   -1.5%    4.3%
Sep   -8.5%   -3.2%   1.1%  -11.6%   -22.1%    -9.2%    1.3%    4.8%    1.5%    1.0%  -13.9%
Oct    6.9%    6.8%   5.2%    2.2%    15.8%    10.3%    3.0%   -2.9%    4.0%    5.1%
Nov    4.4%   12.9%  -1.6%    5.4%    12.5%     1.5%    3.3%    4.9%   -1.3%    0.7%
Dec    9.8%   21.2%   2.0%    0.5%   -12.2%     1.8%    4.0%    3.5%    3.1%   -1.3%
--------------------------------------------------------------------------------------------
Year  37.1%   56.8%  28.6%   -7.4%   -31.9%    18.5%    8.2%   17.6%   18.1%   16.8%  -32.4%

Absolute Return

Cumulative Excess Index vs S&P 500 (TR) Index

Annual Returns

Historical Performance Through September 2008

                                                                                              Annualised
                                                                                     ------------------------------------
                                       1 Month     3 Months    6 Months     YTD      1 year   3 years  5 years   10 years
ValueGrowth Select Total Return Inde   -13.9%       -11.3%      -20.0%    -32.4%     -29.2%    -0.6%     6.2%      8.2%
S&P 500 (TR) Index                      -8.9%        -8.4%      -10.9%    -19.3%     -21.8%     0.2%     5.2%      3.1%
Excess Return vs S&P 500 (TR) Index     -5.0%        -2.9%       -9.1%    -13.1%      -7.4%    -0.8%     1.0%      5.1%

Performance Analysis January 1998 - September 2008

                                   Index                 Bench1
Growth over period                 145.3%                43.3%
Compounded annual growth             8.7%                 3.4%
Volatility                          22.5%                18.5%
Sharpe ratio (3.21%)                0.24                 0.01
Maximum drawdown                   -48.1%               -44.7%
Start of max drawdown period       Feb-2001             Sep-2000
End of max drawdown period         Mar-2006             Oct-2006
Average monthly growth               0.9%                 0.4%
Best monthly return                 21.2%                 9.8%
Worst monthly return               -22.1%               -14.5%
% of months with gains              57.4%                58.9%
12 Month Correlation versus:
S&P 500 (TR) Index                   0.46                1.00

Index Facts

Bloomberg ticker                                              DBEEVGS
Reuters code                                                   .DBVGS
Benchmark 1                                        S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                            SPTR Index
Index sponsor                                           Deutsche Bank
Stocks weighting                                                Equal
Rebalancing frequency                                       Quarterly
Index Currency                                                    EUR

The Deutsche Bank ValueGrowth Select Total Return Index was launched on January
03, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London
                                                                              28

                                                              REUTERS: .DBGYUSTR
Deutsche Bank Global Yield US Total Return Index             BLOOMBERG: DBUSGYTR

Index Description

The US Dividend Strategy Index is intended to reflect the total return performance of the fifteen shares in the S&P 500 Index having a high Dividend
Yield relative to other shares in the S&P 500 Index. The dividend yield is calculated by dividing the Last Dividend by the Closing Price on the applicable
Selection Date. The Last Dividend is defined as the last annual Dividend or the sum of the last four quarterly or two semi-annual Dividends during the last 12 months.

12 Months Volatlity

Monthly Performance
      1998    1999    2000     2001    2002     2003    2004    2005    2006    2007     2008
---------------------------------------------------------------------------------------------
Jan   -1.4%   -1.7%   -1.3%    4.5%   -0.2%     -2.6%   1.0%   -3.9%    1.8%    1.2%     2.3%
Feb    6.2%   -1.1%   -9.8%    1.0%    0.1%     -4.1%   2.2%    1.8%    2.9%   -1.6%    -8.2%
Mar    7.4%    2.1%   15.7%    0.8%    7.0%     -3.2%  -2.3%   -2.5%    1.4%    0.5%    -1.3%
Apr   -1.3%   13.1%   -1.2%    4.4%    0.4%      8.6%  -0.2%    1.2%    2.7%    1.7%     4.0%
May    2.7%   -1.6%    6.0%    2.4%    1.3%      9.7%  -0.1%    1.2%   -2.5%    3.2%    -2.3%
Jun    1.9%    2.8%  -12.6%   -2.1%   -5.3%      2.9%   0.3%   -0.1%    2.2%   -2.9%   -12.6%
Jul   -0.7%   -4.3%    1.2%   -0.1%  -11.2%     -3.8%   0.7%    1.7%    3.6%   -4.8%     6.3%
Aug   -8.9%   -1.7%   11.1%   -1.0%    4.8%     -0.4%   3.2%   -1.6%    1.0%    2.5%     2.9%
Sep    7.7%   -5.8%    2.9%   -5.2%  -14.1%      0.6%   0.5%   -0.1%    2.6%    1.6%    -0.6%
Oct    4.5%    7.3%    2.6%   -1.6%    3.1%      6.6%   0.2%   -0.6%    1.8%   -1.2%
Nov    2.4%   -5.6%   -5.4%    3.2%    7.7%      1.4%   3.1%    3.5%   -0.1%   -5.4%
Dec    0.2%   -5.3%   10.0%    2.8%   -2.3%      8.7%   5.1%    1.2%    4.3%   -6.6%
---------------------------------------------------------------------------------------------
Year  21.3%   -3.5%   16.3%    8.9%  -10.7%     25.5%  14.4%    1.5%   23.7%  -11.6%   -10.6%

Absolute Return

Cumulative Excess Index vs S&P 500 (TR) Index

Annual Returns

Historical Performance Through September 2008

                                                                                                               Annualised
                                                                                                -------------------------------------
                                                      1 Month    3 Months  6 Months    YTD      1 year   3 years    5 years  10 years
Global Yield US Total Return Index                    -0.6%         8.7%    -3.6%     -10.6%   -21.8%     0.6%        5.9%     5.2%
S&P 500 (TR) Index                                    -8.9%        -8.4%   -10.9%     -19.3%   -21.8%     0.2%        5.2%     3.1%
DJ High Yield Select 10 (TR) Index                    -2.5%         3.3%   -13.9%     -19.7%   -25.4%     2.8%        5.3%     N/A
Excess Return vs S&P 500 (TR) Index                    8.3%        17.0%     7.3%       8.7%     0.0%     0.4%        0.8%     2.2%
Excess Return vs DJ High Yield Select 10 (TR) Index    1.8%         5.4%    10.4%       9.1%     3.6%    -2.2%        0.7%     N/A

Performance Analysis January 1998 - September 2008
                                      Index           Bench1      Bench2
Growth over period                    88.7%           43.3%       23.7%
Compounded annual growth               6.1%            3.4%        2.8%
Volatility                            18.5%           18.5%       20.2%
Sharpe ratio (3.76%)                  0.13 -          0.02 -      0.05
Maximum drawdown                     -30.8%          -44.7%      -32.2%
Start of max drawdown period          Jun-2007        Sep-2000    Jun-2001
End of max drawdown period            Sep-2008        Oct-2006    Dec-2003
Average monthly growth                 0.6%            0.4%        0.3%
Best monthly return                   15.7%            9.8%       11.4%
Worst monthly return                 -14.1%          -14.5%      -16.8%
% of months with gains                58.1%           58.9%       57.0%
12 Month Correlation versus:
S&P 500 (TR) Index                     0.89            1.00        0.93
DJ High Yield Select 10 (TR) Index     0.92            0.93        1.00

Index Facts

Bloomberg ticker                                             DBUSGYTR
Reuters code                                                .DBGYUSTR
Benchmark 1                                        S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                            SPTR Index
Benchmark 2                        DJ High Yield Select 10 (TR) Index
Bloomberg ticker of Benchmark 2                            MUTR Index
Index sponsor                                           Deutsche Bank
Number of stocks                                                   15
Stocks weighting                                                Equal
Rebalancing frequency                                       Quarterly
Index Currency                                                    USD

The Deutsche Bank Global Yield US Total Return Index was launched on January 31,
2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  29

                                                              REUTERS: .DBGYEUTR
Deutsche Bank Global Yield Euro Total Return Index           BLOOMBERG: DBEEGYTR

Index Description

The Euro Dividend Strategy Index is intended to reflect the total return performance of twenty-five shares in the Dow Jones EURO STOXX Large Index having a high Dividend Yield relative to other shares in the Dow Jones EURO
STOXX Large Index. The dividend yield is calculated by dividing the Last
Dividend by the Closing Price on the applicable Selection Date. The Last
Dividend is defined as the last annual Dividend or the sum of the last four quarterly or two semi-annual Dividends during the last 12 months.

12 Months Volatlity

Monthly Performance
       1998     1999    2000    2001     2002     2003    2004    2005    2006    2007    2008
-----------------------------------------------------------------------------------------------
Jan    7.3%     1.2%   -9.3%    2.5%     1.0%    -3.8%    1.5%    2.7%    4.8%    2.5%   -11.9%
Feb    7.6%    -0.2%    1.8%   -4.5%     0.3%    -1.5%    2.1%    3.4%    5.1%   -1.7%    -4.0%
Mar   11.3%     6.8%    6.0%   -2.4%     6.5%    -5.2%   -1.8%    0.4%    2.6%    2.6%    -1.6%
Apr    1.1%     9.5%    2.2%    5.6%    -0.4%    13.3%    2.8%   -3.7%   -0.3%    5.1%     8.4%
May    7.4%    -2.9%    3.0%    1.3%    -0.5%     1.7%    0.3%    4.3%   -3.8%    3.4%    -0.3%
Jun    2.6%     4.0%    1.2%   -1.6%    -6.6%     3.1%    3.4%    3.9%    0.9%   -2.1%   -14.1%
Jul    1.9%    -2.4%    3.8%   -1.7%   -14.9%     4.4%   -0.3%    3.3%    1.7%   -3.4%    -1.5%
Aug  -16.2%     5.8%    2.9%   -1.5%     4.3%     3.0%   -0.4%    0.2%    4.4%   -0.1%     3.3%
Sep   -1.9%    -1.7%   -2.0%  -12.1%   -15.0%    -5.6%    2.7%    5.7%    2.7%    0.8%   -11.4%
Oct    4.1%     2.3%    5.9%    2.9%     7.9%     5.0%    3.3%   -2.7%    4.1%    1.8%
Nov    9.1%     5.1%   -1.4%    3.9%     5.6%     1.8%    1.8%    3.8%   -0.8%   -2.5%
Dec    2.1%     8.2%    0.8%    2.9%    -6.6%     3.8%    2.4%    3.3%    3.5%   -1.9%
-----------------------------------------------------------------------------------------------
Year  39.2%    40.6%   14.9%   -6.0%   -19.9%    20.0%   19.4%   26.9%   27.4%    4.3%   -30.5%

Absolute Return

Cumulative Excess Index vs EuroSTOXX 50 (TR) Index

Annual Returns

Historical Performance Through September 2008

                                                                                                 Annualised
                                                                                    -----------------------------------
                                         1 Month   3 Months   6 Months      YTD     1 year   3 years  5 years  10 years
Global Yield Euro Total Return Index      -11.4%     -9.8%      -16.4%     -30.5%   -32.1%   -1.2%      9.2%    9.0%
EuroSTOXX 50 (TR) Index                    -9.6%     -9.1%      -13.9%     -28.9%   -28.2%   -1.3%      7.6%    3.4%
Excess Return vs EuroSTOXX 50 (TR) Index   -1.8%     -0.8%       -2.5%      -1.6%    -3.9%    0.0%      1.6%    5.6%

Performance Analysis January 1998 - September 2008

                                     Index                 Bench1
Growth over period                   184.1%                50.8%
Compounded annual growth              10.2%                 3.9%
Volatility                            19.1%                23.1%
Sharpe ratio (3.21%)                  0.37                  0.03
Maximum drawdown                     -35.5%               -59.9%
Start of max drawdown period        Jun-2007              May-2000
End of max drawdown period          Sep-2008              Sep-2008
Average monthly growth                 0.9%                 0.5%
Best monthly return                   13.3%                14.7%
Worst monthly return                 -16.2%               -18.6%
% of months with gains                64.3%                58.9%
12 Month Correlation versus:
EuroSTOXX 50 (TR) Index                0.95                 1.00

Index Facts

Bloomberg ticker                                             DBEEGYTR
Reuters code                                                .DBGYEUTR
Benchmark 1                                   EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1                            SX5T Index
Index sponsor                                           Deutsche Bank
Number of stocks                                                   25
Stocks weighting                                                Equal
Rebalancing frequency                                       Quarterly
Index Currency                                                    EUR

The Deutsche Bank Global Yield Euro Total Return Index was launched on January
31, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London
                                                                              30

                                                              REUTERS: .DBGYAPTR
Deutsche Bank Global Yield AP Total Return Index             BLOOMBERG: DBAPGYTR

Index Description

The Asia Pacific Dividend Strategy Index is intended to reflect the total return performance of the ten shares in the MSCI Japan Index, MSCI Hong Kong
Index, MSCI Singapore Index or MSCI Australia Index having a high Dividend
Yield relative to other shares in those Indices. The dividend yield is calculated by dividing the Last Dividend by the Closing Price on the applicable
Selection Date. The Last Dividend is defined as the last annual Dividend or the sum of the last four quarterly or two semi-annual Dividends during the last 12 months.

12 Months Volatlity

Monthly Performance

       1998    1999    2000    2001    2002    2003    2004    2005    2006    2007    2008
-------------------------------------------------------------------------------------------
Jan    0.8%   -1.9%   -8.7%   -2.6%   -1.2%    0.5%    3.1%   -1.5%    3.8%    1.4%   -6.6%
Feb   10.0%   -2.6%   -5.2%    0.3%    3.6%    0.8%    1.7%    2.3%    3.4%    2.2%   -1.1%
Mar   -3.7%    9.7%   -1.8%   -9.6%    1.1%    0.4%    2.1%   -0.8%   -1.2%    1.5%    0.1%
Apr   -3.4%   14.2%    5.5%    3.4%    2.8%    2.9%   -2.2%    0.3%    5.3%    0.4%    6.9%
May   -7.4%   -7.5%   -1.5%    2.4%    4.7%    2.8%    0.7%    0.6%   -3.9%    1.6%    1.6%
Jun    1.9%    4.1%    7.7%    0.1%   -1.0%    0.0%    0.5%    1.2%   -2.6%   -2.1%   -5.4%
Jul    0.6%    2.0%   -2.4%   -1.0%   -2.7%   -0.3%   -0.2%    3.4%    1.5%    0.9%   -0.8%
Aug   -6.9%   -1.0%    0.3%   -2.0%    2.7%    2.1%    3.3%   -1.2%    6.9%   -1.4%   -3.3%
Sep    2.4%    0.7%   -0.8%   -9.5%   -1.5%    4.4%    1.4%    3.8%   -0.5%    6.6%   -6.2%
Oct   21.5%    1.3%    1.6%    4.3%    2.1%    2.1%    4.5%   -3.3%    4.2%    5.6%
Nov    4.2%    4.9%    2.2%    6.7%    1.2%    1.8%    5.0%    1.5%    4.2%   -2.1%
Dec    1.6%   -0.9%    2.5%    1.6%   -2.6%    4.8%    2.3%    1.1%    7.8%   -1.2%
-------------------------------------------------------------------------------------------
Year  20.0%   23.3%   -1.7%   -7.0%    9.2%   24.5%   24.1%    7.4%   32.1%   13.7%   -14.5%

Absolute Return

Cumulative Excess Index vs MSCI Asia Pacific (TR) Index

Annual Returns

Historical Performance Through September 2008

                                                                                                      Annualised
                                                                                         ---------------------------------------
                                                1 Month   3 Months   6 Months   YTD      1 year   3 years   5 years     10 years
Global Yield AP Total Return Index               -6.2%     -10.0%      -7.5%   -14.5%    -12.6%      8.4%     13.3%       12.9%
MSCI Asia Pacific (TR) Index                    -14.1%     -21.0%     -22.1%   -30.7%    -32.7%      0.1%      8.3%         N/A
Excess Return vs MSCI Asia Pacific (TR) Index     7.9%      11.0%      14.6%    16.3%     20.1%      8.4%      5.0%         N/A

Performance Analysis January 1998 - September 2008

                                 Index             Bench1
Growth over period              215.2%             36.4%
Compounded annual growth         11.3%              4.1%
Volatility                       16.1%             18.5%
Sharpe ratio (3.76%)             0.47              0.02
Maximum drawdown                -19.8%            -36.1%
Start of max drawdown period     Dec-1999          Nov-2007
End of max drawdown period       May-2002          Sep-2008
Average monthly growth            1.0%              0.4%
Best monthly return              21.5%              8.6%
Worst monthly return             -9.6%            -14.1%
% of months with gains           63.6%             57.0%

12 Month Correlation versus:
MSCI Asia Pacific (TR) Index      0.85              1.00

Index Facts

Bloomberg ticker                                             DBAPGYTR
Reuters code                                                .DBGYAPTR
Benchmark 1                              MSCI Asia Pacific (TR) Index
Bloomberg ticker of Benchmark 1                        NDUEACAP Index
Index sponsor                                           Deutsche Bank
Number of stocks                                                   10
Stocks weighting                                                Equal
Rebalancing frequency                                       Quarterly
Index Currency                                                    USD

The Deutsche Bank Global Yield AP Total Return Index was launched on January 31,
2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London
                                                                              31

                                                              REUTERS: .DBEEERET
Deutsche Bank E-REV Europe Total Return Index                BLOOMBERG: DBEEERET

Index Description

The E-REV Europe Index is intended to reflect the total return performance of twenty shares with a high Estimate Revision Ratio selected from the Dow Jones
Euro STOXX Large Index. The Estimate Revision Ratio for a share is defined as the number of upward revisions on the selection date minus the number of downward revisions on the selection date, divided by the number of estimates for such share.

12 Months Volatlity

Monthly Performance
         1998     1999    2000    2001    2002     2003    2004    2005    2006    2007    2008
-----------------------------------------------------------------------------------------------
Jan     6.3%     3.2%   -5.7%   -0.5%   -5.1%    -4.3%   2.6%    1.9%    4.2%    1.9%   -13.0%
Feb    11.7%     0.0%    5.4%   -4.6%   -1.6%    -3.8%   1.0%    3.2%    4.5%   -1.3%    -3.3%
Mar    14.3%     2.5%    2.4%   -2.0%    3.9%    -4.3%  -2.9%   -1.6%    2.9%    3.9%    -4.8%
Apr     0.6%     2.1%    3.7%    7.9%   -3.7%    15.6%   0.3%   -3.2%    0.1%    6.3%     4.8%
May     6.1%    -0.4%   -2.3%    0.3%   -2.7%     0.5%  -1.3%    2.6%   -5.3%    3.7%     2.5%
Jun     3.1%     1.9%    2.0%   -1.9%   -6.2%     2.5%   2.6%    3.4%    0.6%    0.2%   -11.0%
Jul     1.3%     0.2%    4.7%   -2.7%  -12.1%     4.8%  -0.6%    4.7%    0.9%   -4.4%    -1.1%
Aug   -14.1%     4.5%    3.9%   -6.3%    2.3%     3.5%  -0.7%   -1.1%    4.9%   -2.1%    -0.9%
Sep    -8.8%     0.1%   -4.9%   -7.0%  -14.1%    -7.4%   2.4%    6.4%    3.4%    1.7%   -10.4%
Oct     6.1%     3.7%    4.6%    5.8%    7.1%     8.1%   0.3%   -3.2%    1.6%    2.7%
Nov     8.0%    11.6%   -2.9%    3.5%    3.0%     1.2%   3.0%    4.5%    0.0%   -5.9%
Dec     4.3%    13.9%    1.5%    3.6%  -10.0%     3.0%   1.8%    4.5%    4.6%   -0.3%
-----------------------------------------------------------------------------------------------
Year   41.3%    51.4%   12.2%   -4.9%  -34.6%    18.9%   8.6%   23.6%   24.3%    5.8%   -32.7%

Absolute Return

Cumulative Excess Index vs EuroSTOXX 50 (TR) Index

Annual Returns

Historical Performance Through September 2008

                                                                                              Annualised
                                                                                   ---------------------------------------
                                          1 Month   3 Months   6 Months     YTD    1 year   3 years     5 years   10 years
--------------------------------------------------------------------------------------------------------------------------
E-REV Europe Total Return Index           -10.4%    -12.1%     -15.9%     -32.7%   -34.8%     -2.2%       6.0%      5.9%
EuroSTOXX 50 (TR) Index                    -9.6%     -9.1%     -13.9%     -28.9%   -28.2%     -1.3%       7.6%      3.4%
Excess Return vs EuroSTOXX 50 (TR) Index   -0.8%     -3.0%      -2.0%      -3.8%    -6.6%     -0.9%      -1.6%      2.5%

Performance Analysis January 1998 - September 2008

                                  Index            Bench1
Growth over period               110.9%            50.8%
Compounded annual growth           7.2%             3.9%
Volatility                        20.3%            23.1%
Sharpe ratio (3.21%)               0.20             0.03
Maximum drawdown                  -46.3%          -59.9%
Start of max drawdown period      Sep-2000         May-2000
End of max drawdown period        Jan-2006         Sep-2008
Average monthly growth              0.7%            0.5%
Best monthly return                15.6%           14.7%
Worst monthly return              -14.1%          -18.6%
% of months with gains             62.8%           58.9%
12 Month Correlation versus:
EuroSTOXX 50 (TR) Index             0.95            1.00

Index Facts

Bloomberg ticker                                             DBEEERET
Reuters code                                                .DBEEERET
Benchmark 1                                   EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1                            SX5T Index
Index sponsor                                           Deutsche Bank
Number of stocks                                                   20
Stocks weighting                                                Equal
Rebalancing frequency                                       Quarterly
Index Currency                                                    EUR

The Deutsche Bank E-REV Europe Total Return Index was launched on April 25, 2003 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London
                                                                              32

                                                                REUTERS: .DBERJT
Deutsche Bank E-REV Japan Total Return Index                 BLOOMBERG: DBAPERJT

Index Description

The E-REV Japan Index is intended to reflect the total return performance of twenty shares with a high Estimate Revision Ratio selected from the TOPIX 100
Index. The Estimate Revision Ratio for a share is defined as the number of upward revisions on the selection date minus the number of downward revisions on the selection date, divided by the number of estimates for such share.

12 Months Volatlity

Monthly Performance

        1998     1999    2000     2001     2002     2003    2004    2005    2006    2007     2008
-------------------------------------------------------------------------------------------------
Jan    3.2%     0.5%    -6.3%    4.9%    -9.5%    -5.8%   -0.6%   -1.0%    4.6%    1.8%    -11.4%
Feb   -2.9%    -0.1%    -1.3%  -10.0%     0.4%    -2.6%    3.1%    4.6%   -3.6%    2.1%     -1.2%
Mar    1.0%    13.2%     7.6%    3.0%     2.3%    -3.2%    6.8%   -0.1%    6.9%    1.3%    -10.8%
Apr   -2.0%     6.5%    -2.3%    5.9%     3.2%    -0.6%   -1.6%   -4.9%   -0.1%    0.3%     12.0%
May    1.4%    -1.5%    -6.4%   -2.4%     2.8%     4.2%   -1.9%    3.2%   -9.1%    4.4%      4.3%
Jun    1.8%     8.7%     6.3%    2.5%    -5.9%     5.6%    1.5%    2.0%    1.6%    3.5%     -3.1%
Jul    4.2%     1.1%    -7.8%   -8.4%    -7.4%     3.1%   -5.5%    1.7%    0.0%   -1.9%     -2.8%
Aug  -10.3%    -3.5%    -0.2%  -10.1%    -2.5%     1.7%   -1.3%    6.2%    4.4%   -6.2%     -4.3%
Sep   -3.6%     4.8%    -5.7%   -2.9%    -1.5%    -3.9%   -2.4%   14.8%    1.6%    6.7%    -18.9%
Oct   -0.7%     2.8%    -3.0%    2.9%    -5.5%     2.3%    0.1%    1.2%    2.0%   -0.9%
Nov    7.1%     6.3%    -1.3%   -1.7%     6.7%    -2.1%    1.1%    7.2%   -0.6%  -10.2%
Dec   -2.6%    15.9%    -6.8%    0.4%    -4.4%     4.2%    3.9%    6.4%    7.2%   -3.4%
-------------------------------------------------------------------------------------------------
Year  -4.7%    67.7%   -25.1%  -16.4%   -20.5%     2.0%    2.5%   48.1%   14.8%   -3.6%    -33.3%

Absolute Return

Cumulative Excess Index vs TOPIX 100 (TR) Index

Annual Returns

Historical Performance Through September 2008

                                                                                             Annualised
                                                                                 -------------------------------------
                                        1 Month   3 Months   6 Months    YTD      1 year   3 years    5 years 10 years
E-REV Japan Total Return Index          -18.9%    -24.6%     -14.6%     -33.3%    -42.4%    -5.2%       3.2%    -0.1%
TOPIX 100 (TR) Index                    -13.4%    -17.9%      -8.7%     -25.5%    -31.5%    -6.1%       2.3%     0.6%
Excess Return vs TOPIX 100 (TR) Index    -5.6%     -6.7%      -6.0%      -7.8%    -11.0%     0.9%       0.8%    -0.7%

Performance Analysis January 1998 - September 2008

                                  Index            Bench1
Growth over period                -9.1%           -11.0%
Compounded annual growth          -0.9%            -1.1%
Volatility                        21.4%            22.2%
Sharpe ratio (0.21%)              - 0.05           -0.06
Maximum drawdown                 -56.1%           -61.0%
Start of max drawdown period      Jan-2000         Jan-2000
End of max drawdown period        Jun-2007         Sep-2008
Average monthly growth             0.1%             0.1%
Best monthly return               15.9%            14.9%
Worst monthly return             -18.9%           -14.0%
% of months with gains            51.2%            51.9%
12 Month Correlation versus:
TOPIX 100 (TR) Index              0.95             1.00

Index Facts

Bloomberg ticker                                             DBAPERJT
Reuters code                                                  .DBERJT
Benchmark 1                                      TOPIX 100 (TR) Index
Bloomberg ticker of Benchmark 1                         TPXD100 Index
Index sponsor                                           Deutsche Bank
Number of stocks                                                   20
Stocks weighting                                                Equal
Rebalancing frequency                                       Quarterly
Index Currency                                                    JPY

The Deutsche Bank E-REV Japan Total Return Index was launched on April 25, 2003 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London
                                                                              33

                                                                  REUTERS: .DSLE
Deutsche Bank SectorLeader Total Return Index                 BLOOMBERG: DBEESLE

Index Description

The Sectorleader Index is intended to reflect the total return performance of four market sector indices with a high Moving Average Momentum Ratio contained in the Dow Jones Euro STOXX market sector return indices as included in the sector classifications as published by STOXX Limited. The Moving Average
Momentum Ratio is the quotient of the arithmetic average of the Closing Levels of such Selection Pool Index for the twenty week days preceding and including such selection date and the arithmetic average of the closing levels of such
Selection Pool Index for the two hundred week days preceding and including such selection date. The four Selection Pool Indices with the highest Moving Average
Momentum Ratio are selected to become part of the Index.

12 Months Volatlity

Monthly Performance

        1998     1999    2000    2001     2002     2003    2004    2005    2006    2007    2008
-----------------------------------------------------------------------------------------------
Jan    6.7%     3.6%   -2.8%   -5.6%    -2.2%    -4.2%    7.3%    1.8%    4.6%    3.7%   -10.2%
Feb    8.5%    -3.4%   15.8%   -2.1%     0.6%    -4.9%    0.1%    4.8%    4.0%   -0.1%    -2.4%
Mar    9.2%    -2.2%   -8.9%   -7.6%     1.0%    -3.8%   -2.4%    0.8%    3.2%    5.3%    -4.0%
Apr    2.7%     4.0%   -2.9%    7.4%    -6.0%    10.3%   -0.9%   -2.0%    0.5%    1.2%     5.4%
May    3.3%     0.6%   -6.7%    1.4%    -1.8%     4.0%   -0.5%    6.7%   -5.7%    4.6%     2.4%
Jun    2.3%     7.7%    2.3%   -5.5%    -9.6%     2.3%    1.9%    1.4%    3.1%    0.5%    -6.7%
Jul    5.1%     0.9%    2.0%   -0.8%   -12.6%     3.5%   -0.6%    4.6%    0.7%   -3.2%    -7.1%
Aug  -19.1%     2.9%    2.6%   -2.9%    -1.3%     1.9%   -0.4%    0.4%    3.1%   -1.2%    -1.0%
Sep  -13.0%    -2.8%    1.1%   -9.1%   -14.8%    -9.1%    2.6%    6.1%    5.4%    3.2%   -17.9%
Oct    8.5%     4.7%    1.0%    1.9%     4.6%     9.8%    1.5%   -6.4%    4.6%    1.9%
Nov    9.9%    10.4%   -1.7%    3.2%     0.2%     0.2%    1.7%    2.4%    0.5%   -7.5%
Dec    6.4%    18.5%    0.0%   -0.5%    -9.7%     2.5%    2.6%    4.1%    5.3%   -1.2%
-----------------------------------------------------------------------------------------------
Year  28.7%    52.3%   -0.3%  -19.5%   -42.3%    11.4%   13.3%   26.9%   32.9%    6.7%   -36.0%

Absolute Return

Cumulative Excess Index vs DJ STOXX 600 (TR) Index

Annual Returns

Historical Performance Through September 2008

                                                                                                 Annualised
                                                                                     ------------------------------------
                                           1 Month   3 Months   6 Months     YTD     1 year   3 years   5 years  10 years
SectorLeader Total Return Index            -17.9%    -24.5%     -24.0%     -36.0%    -40.2%    -3.2%       8.0%    2.7%
DJ STOXX 600 (TR) Index                    -11.0%    -11.1%     -14.5%     -27.8%    -29.9%    -2.3%       7.1%    3.1%
Excess Return vs DJ STOXX 600 (TR) Index    -6.8%    -13.4%      -9.5%      -8.2%    -10.3%    -1.0%       0.9%   -0.5%

Performance Analysis January 1998 - September 2008

                                    Index          Bench1
Growth over period                  31.8%          39.1%
Compounded annual growth             2.6%           3.1%
Volatility                          21.4%          19.3%
Sharpe ratio (3.21%)                - 0.03 -       0.00
Maximum drawdown                   -63.9%         -53.1%
Start of max drawdown period        Mar-2000       Sep-2000
End of max drawdown period          May-2007       Oct-2006
Average monthly growth               0.4%           0.4%
Best monthly return                 18.5%          11.0%
Worst monthly return               -19.1%         -14.1%
% of months with gains              60.5%          58.9%
12 Month Correlation versus:
DJ STOXX 600 (TR) Index             0.85           1.00

Index Facts

Bloomberg ticker                                              DBEESLE
Reuters code                                                    .DSLE
Benchmark 1                                   DJ STOXX 600 (TR) Index
Bloomberg ticker of Benchmark 1                            SXXR Index
Index sponsor                                           Deutsche Bank
Stocks weighting                                           Market Cap
Rebalancing frequency                                       Quarterly
Index Currency                                                    EUR

The Deutsche Bank SectorLeader Total Return Index was launched on December 01,
2000 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London
                                                                              34

                                                                REUTERS: .DBCOUS
Deutsche Bank ChinaOpportunity Index Total Return Index   USD BLOOMBERG: DBAPCOU

Index Description

The China Opportunity USD Index is intended to reflect the total return performance of thirty ordinary shares selected from the Hang Seng China
Enterprise Index, the Hang Seng China-Affiliated Corporations Index, the
Shanghai B-Share Stock Price Index, the Shenzhen B-Share Stock Price Index and
the MSCI China Index in accordance with the following criteria: large market capitalisation, high market turnover, low price to book ratio, low price to earnings ratio and high dividend yield.

12 Months Volatlity

Monthly Performance

        1998     1999     2000     2001     2002    2003    2004     2005     2006    2007     2008
---------------------------------------------------------------------------------------------------
Jan    -30.7%   -18.2%    6.8%     1.6%     3.1%   11.0%    4.8%     -2.6%    28.6%   4.3%   -14.4%
Feb     45.1%     1.3%   -9.3%    14.3%     2.7%    1.7%    3.7%     10.9%    -0.9%   4.2%     4.8%
Mar     -3.7%    11.5%    5.9%    32.8%     2.2%   -1.5%   -5.2%     -6.3%     1.8%   4.9%   -16.1%
Apr    -12.5%    21.3%    3.0%    11.1%     0.8%   -0.3%  -12.2%     -2.1%     1.1%  16.7%     8.7%
May     -8.2%    14.1%    6.6%    21.3%     1.2%   11.4%    0.8%     -4.8%     7.0%  14.9%    -3.4%
Jun    -11.7%    54.3%   15.1%    -1.0%     2.6%    2.8%   -3.0%      2.1%    -1.0%   2.6%   -15.3%
Jul    -23.3%   -13.3%   14.0%   -17.3%    -2.6%    8.2%   -1.1%     -1.2%    -5.9%   8.2%     0.3%
Aug    -18.1%    -2.3%    3.9%   -11.2%    -3.0%    6.2%   -2.1%      1.2%     3.2%  -1.5%   -11.8%
Sep     34.4%    -6.1%  -11.3%    -6.8%    -4.9%    1.4%    7.1%      3.6%     5.3%  14.5%   -15.9%
Oct      8.7%    -8.8%   -2.9%    16.9%    -5.6%   14.3%   -8.5%    -14.5%     2.8%   7.8%
Nov      1.6%    -2.8%    0.1%     2.5%     2.5%    2.9%    6.4%      3.0%     9.2% -13.9%
Dec     -9.8%     0.3%    8.7%    -3.9%     0.1%   11.4%   -1.8%      1.4%    12.9%  -1.1%
---------------------------------------------------------------------------------------------------
Year   -42.3%    39.3%   44.1%    62.2%    -1.5%   93.5%  -12.3%    -11.0%    80.0%  75.7%   -50.3%

Absolute Return

Cumulative Excess Index vs HANG SENG China (TR) Index (USD)

Annual Returns

Historical Performance Through September 2008

                                                                                                        Annualised
                                                                                              ---------------------------------
                                                    1 Month    3 Months   6 Months   YTD      1 year   3 years 5 years 10 years
ChinaOpportunity Index Total Return Index USD       -15.9%     -25.6%     -33.9%     -50.3%   -54.1%     12.0%    9.9%   22.5%
HANG SENG China (TR) Index (USD)                    -21.8%     -23.5%     -24.8%     -43.5%   -46.4%     20.1%   22.9%   18.8%
Excess Return vs HANG SENG China (TR) Index (USD)     5.9%   -   2.1%      -9.1%      -6.8%    -7.7%     -8.1%  -13.0%    3.6%

Performance Analysis January 1998 - September 2008

                                 Index             Bench1
Growth over period               339.9%            107.6%
Compounded annual growth          14.8%             20.2%
Volatility                        30.2%             31.9%
Sharpe ratio (3.76%)              0.36              0.51
Maximum drawdown                 -57.6%            -54.0%
Start of max drawdown period     Nov-2007          Nov-2007
End of max drawdown period       Sep-2008          Sep-2008
Average monthly growth             1.8%              2.2%
Best monthly return               54.3%             21.0%
Worst monthly return             -30.7%            -22.5%
% of months with gains            58.9%             61.7%
12 Month Correlation versus:
HANG SENG China (TR) Index (USD)  0.81              1.00

Index Facts

Bloomberg ticker                                              DBAPCOU
Reuters code                                                  .DBCOUS
Benchmark 1                          HANG SENG China (TR) Index (USD)
Bloomberg ticker of Benchmark 1                    HSI 21 Index (USD)
Index sponsor                                           Deutsche Bank
Number of stocks                                                   30
Stocks weighting                                                Equal
Rebalancing frequency                                       Quarterly
Index Currency                                                    USD

The Deutsche Bank ChinaOpportunity Index Total Return Index USD was launched on
July 31, 2001 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London
                                                                              35

                                                              REUTERS: .DBEIIUEP
Deutsche Bank Islamic US EquityBuilder Total Return Index      BLOOMBERG: DBUSIU

Index Description

The Islamic US EquityBuilder Index Total Return intends to reflect the total return performance of 30 stocks with a high earnings estimate revision ratio selected from the Dow Jones Islamic United States Large Cap Index. The Estimate
Revision Ratio is defined as the quotient between (i) the number of Upward
Revisions per share on the reference selection date minus the number of
Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date. There is a country restriction so that no more than five shares from the same country will constitute the Index.

12 Months Volatlity

Monthly Performance
        1998     1999    2000     2001     2002     2003    2004    2005    2006    2007    2008
------------------------------------------------------------------------------------------------
Jan     4.2%     9.7%     1.2%     3.5%   -1.1%    -3.2%   -1.9%   -3.2%    1.6%    2.9%   -9.3%
Feb    11.4%    -7.6%    13.1%   -15.6%   -1.8%    -1.1%    1.3%    0.6%   -1.6%   -2.0%    4.5%
Mar     4.9%     6.6%    11.2%   -11.9%    2.3%     0.8%    0.7%   -1.5%    0.6%    2.1%   -0.6%
Apr     3.6%     1.2%    -0.3%    12.8%   -5.7%     9.0%    0.1%   -3.5%    0.4%    5.1%    2.5%
May    -2.1%     1.7%    -7.0%     0.9%    0.0%     6.7%    1.7%    3.5%   -4.2%    2.9%    2.8%
Jun     7.3%    16.7%    12.9%    -3.9%   -6.6%     1.8%    1.5%    2.4%   -0.4%   -0.9%   -2.0%
Jul     2.5%     0.9%    -0.9%     0.6%   -9.0%     1.1%   -3.2%    4.9%   -1.2%   -3.4%   -6.6%
Aug   -16.2%     4.3%    15.3%    -4.0%    2.2%     4.7%    1.0%    0.3%    0.7%    2.0%    0.7%
Sep     9.9%     0.6%    -6.8%    -7.1%  -10.7%    -2.6%    3.1%    3.4%    0.8%    6.5%  -12.8%
Oct    10.2%    11.5%    -4.5%     1.5%    8.0%     6.3%   -0.6%   -1.2%    5.0%    2.1%
Nov     9.0%     8.4%   -18.2%     1.2%   -0.4%     1.7%    4.2%    3.0%    1.7%   -4.3%
Dec    13.6%    13.0%     5.1%     0.2%   -1.5%     2.6%    2.1%    0.3%   -1.1%    1.2%
------------------------------------------------------------------------------------------------
Year   70.6%    87.5%    16.4%   -22.2%  -22.9%    30.9%   10.3%    9.0%    2.2%   14.5%  -20.3%

Absolute Return

Cumulative Excess Index vs DJ Islamic Market US Index (TR)

Annual Returns

Historical Performance Through September 2008

                                                                                                                Annualised
                                                                                                   -----------------------------------
                                                          1 Month   3 Months   6 Months   YTD      1 year   3 years   5 years 10 years
Islamic US EquityBuilder Total Return Index               -12.8%    -18.0%     -15.3%     -20.3%   -21.1%   -1.6%       4.5%   10.1%
DJ Islamic Market US Index (TR)                           -10.3%    -11.8%      -9.2%     -17.3%   -17.6%    1.8%       5.4%    2.4%
DJ Islamic Mkt US Large Cap Index (TR)                     -9.3%    -10.8%      -9.5%     -17.2%   -17.4%    1.6%       4.6%    N/A
Excess Return vs DJ Islamic Market US Index (TR)           -2.5%     -6.3%      -6.1%      -3.0%    -3.5%    -3.4%     -1.0%    7.7%
Excess Return vs DJ Islamic Mkt US Large Cap Index (TR)    -3.5%     -7.3%      -5.8%      -3.1%    -3.6%    -3.2%     -0.1%    N/A

Performance Analysis January 1998 - September 2008

                                         Index       Bench1     Bench2
Growth over period                       228.1%       41.3%      38.2%
Compounded annual growth                  11.7%        3.3%       6.1%
Volatility                                22.6%       19.9%      14.0%
Sharpe ratio (3.76%)                       0.35 -      0.02       0.17
Maximum drawdown                         -56.7%      -57.2%     -19.6%
Start of max drawdown period             Sep-2000    Apr-2000   Nov-2007
End of max drawdown period               Sep-2008    Sep-2008   Sep-2008
Average monthly growth                     1.1%        0.4%       0.5%
Best monthly return                       16.7%       10.4%       5.1%
Worst monthly return                     -18.2%      -14.0%      -9.3%
% of months with gains                    64.3%       53.5%      60.0%
12 Month Correlation versus:
DJ Islamic Market US Index (TR)            0.93        1.00       1.00
DJ Islamic Mkt US Large Cap Index (TR)     0.93        1.00       1.00

Index Facts

Bloomberg ticker                                              DBUSIU
Reuters code                                               .DBEIIUEP
Benchmark 1                          DJ Islamic Market US Index (TR)
Bloomberg ticker of Benchmark 1                           IMUS Index
Benchmark 2                   DJ Islamic Mkt US Large Cap Index (TR)
Bloomberg ticker of Benchmark 2                          IMUSL Index
Index sponsor                                          Deutsche Bank
Number of stocks                                                  30
Stocks weighting                                               Equal
Rebalancing frequency                                      Quarterly
Index Currency                                                   USD

The Deutsche Bank Islamic US EquityBuilder Total Return Index was launched on
November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London

                                                                              36

                                                              REUTERS: .DBEIIEEP
Deutsche Bank Islamic Europe EquityBuilder Total Return Index  BLOOMBERG: DBEEIE

Index Description

The Islamic Europe EquityBuilder Total Return Index intends to reflect the equal-weighted total return performance of 20 stocks with a high Estimate
Revision Ratio selected from the Dow Jones Islamic Europe Large Cap Index. The
Estimate Revision Ratio is defined as the quotient between (i) the number of
Upward Revisions per share on the reference selection date minus the number of
Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date. There is a country restriction so that no more than five shares from the same country will constitute the Index.

12 Months Volatlity

Monthly Performance

        1998     1999    2000    2001    2002     2003    2004    2005    2006    2007    2008
----------------------------------------------------------------------------------------------
Jan     9.5%    14.2%   -3.7%   -0.3%    1.4%     -5.6%    0.5%    1.1%   6.9%    2.3%   -9.9%
Feb    10.4%     5.9%   10.5%   -7.4%    0.3%     -2.9%    0.0%    5.0%   0.8%   -2.8%    2.0%
Mar    11.3%    -0.5%    2.9%   -0.3%    5.9%     -2.6%   -1.7%   -1.7%   5.7%    3.2%   -3.5%
Apr     1.2%     3.2%    0.0%    6.6%    5.2%      6.9%    1.9%   -1.4%   2.0%    3.3%    8.0%
May     5.1%    -0.8%   -4.3%    2.4%   -4.6%      0.5%    0.2%    5.5%  -7.3%    2.3%    1.9%
Jun     0.4%     6.6%    2.8%   -0.4%   -6.1%      1.5%    1.7%    5.7%  -0.1%    1.0%   -5.4%
Jul    -1.0%     0.4%    4.2%   -2.0%  -10.7%      3.0%   -1.4%    2.1%  -0.3%   -1.9%   -5.7%
Aug   -10.8%     5.1%    7.0%   -0.6%    0.1%      1.9%   -1.9%    1.5%   1.5%   -0.4%   -2.1%
Sep    -3.0%     1.4%   -4.3%   -6.3%   -9.9%     -2.7%    2.9%    7.8%   0.1%    5.9%  -19.7%
Oct     3.5%     4.4%    2.5%    1.9%   10.2%      5.3%   -0.3%   -5.0%   2.3%    1.7%
Nov     7.9%    19.0%   -4.5%    1.4%    2.7%      1.6%    4.0%    2.3%   0.5%   -4.4%
Dec     6.5%    15.5%   -0.6%    3.8%   -5.3%      3.7%    0.7%    4.8%   5.3%    0.1%
----------------------------------------------------------------------------------------------
Year   46.5%   101.8%   11.9%   -2.0%  -21.0%     10.3%    6.6%   30.5%  18.1%   10.2%  -31.6%

Absolute Return

Cumulative Excess Index vs DJ Islamic Europe Index (TR)

Annual Returns

Historical Performance Through September 2008

                                                                                                                 Annualised
                                                                                                    -------------------------------------
                                                           1 Month   3 Months   6 Months   YTD      1 year   3 years    5 years  10 years
Islamic Europe EquityBuilder Total Return Index            -19.7%    -25.8%     -22.9%     -31.6%   -33.2%    -3.2%       6.6%    11.0%
DJ Islamic Europe Index (TR)                               -17.8%    -25.5%     -23.4%     -30.1%   -29.7%     0.5%       8.4%     N/A
DJ Islamic Mkt EUR Large Cap Index (TR)                    -13.1%    -15.5%     -11.6%     -26.4%   -27.0%    -4.6%       4.2%     N/A
Excess Return vs DJ Islamic Europe Index (TR)               -1.9%     -0.3%       0.5%      -1.5%    -3.5%    -3.6%      -1.8%     N/A
Excess Return vs DJ Islamic Mkt EUR Large Cap Index (TR)    -6.6%    -10.4%     -11.3%      -5.1%    -6.3%     1.4%       2.4%     N/A

Performance Analysis January 1998 - September 2008

                                          Index      Bench1     Bench2

Growth over period                        250.7%      10.5%      25.0%
Compounded annual growth                   12.4%       1.1%       4.2%
Volatility                                 18.7%      19.1%      15.7%
Sharpe ratio (3.21%)                        0.49 -     0.11       0.06
Maximum drawdown                          -35.6%     -47.4%     -27.8%
Start of max drawdown period              Sep-2000   Jan-2000   Nov-2007
End of max drawdown period                Aug-2005   Apr-2006   Sep-2008
Average monthly growth                      1.1%       0.2%       0.4%
Best monthly return                        19.0%       9.6%       7.8%
Worst monthly return                      -19.7%     -17.8%     -13.1%
% of months with gains                     62.8%      52.3%      63.1%
12 Month Correlation versus:
DJ Islamic Europe Index (TR)                0.86       1.00       0.88
DJ Islamic Mkt EUR Large Cap Index (TR)     0.91       0.88       1.00

Index Facts

Bloomberg ticker                                               DBEEIE
Reuters code                                                .DBEIIEEP
Benchmark 1                              DJ Islamic Europe Index (TR)
Bloomberg ticker of Benchmark 1                            IMEU Index
Benchmark 2                   DJ Islamic Mkt EUR Large Cap Index (TR)
Bloomberg ticker of Benchmark 2                          DJIEUL Index
Index sponsor                                           Deutsche Bank
Number of stocks                                                   20
Stocks weighting                                                Equal
Rebalancing frequency                                       Quarterly
Index Currency                                                    EUR

The Deutsche Bank Islamic Europe EquityBuilder Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London
                                                                              37

Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index
                                                              REUTERS: .DBEIIAEP
                                                             BLOOMBERG: DBAPIAEP

Index Description

The Islamic Asia Pacific EquityBuilder Index intends to reflect the total return performance of 20 stocks with a high Estimate Revision Ratio selected from the Dow Jones Islamic Asia Pacific Large Cap Index. The Estimate Revision
Ratio is defined as the quotient between (i) the number of Upward Revisions per share on the reference selection date minus the number of Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date.

12 Months Volatlity

Monthly Performance
        1998    1999     2000     2001     2002     2003    2004    2005    2006    2007    2008
------------------------------------------------------------------------------------------------
Jan    7.0%    -1.4%   -0.3%     4.3%    -4.8%    -1.1%    0.4%    1.4%    6.5%   -1.5%   -7.8%
Feb   -3.9%    -0.6%    1.6%   -11.1%     2.7%     1.4%    1.0%    4.8%   -3.7%    4.6%    9.1%
Mar   -2.0%    14.1%    5.0%    -4.5%     4.3%    -4.1%    3.2%   -4.0%    2.7%    1.9%   -7.2%
Apr    0.8%     5.8%   -7.1%     9.1%     4.4%     3.1%   -2.8%   -2.8%    5.8%    3.3%    4.5%
May   -3.6%    -2.2%   -1.4%     2.6%     1.8%     4.9%   -1.3%   -0.2%   -7.2%    0.2%    5.1%
Jun   -0.7%    16.8%    9.9%    -5.2%    -4.3%     5.2%    3.8%    5.7%   -1.8%    2.6%   -5.0%
Jul    1.6%    10.2%   -6.4%    -6.6%    -6.7%     5.5%   -1.7%    2.5%   -0.2%    5.2%   -4.3%
Aug   -7.3%     4.4%   12.4%    -2.6%    -0.9%    11.0%    0.2%    4.6%    1.5%   -1.0%   -7.3%
Sep    4.6%    10.9%   -8.5%    -6.2%    -9.8%     4.3%    2.7%    8.0%    0.3%   11.0%  -15.8%
Oct    9.2%    15.7%  -10.2%     4.0%    -4.0%     4.5%    5.1%   -3.6%    1.8%    7.5%
Nov    7.7%    14.2%    0.8%     2.5%     4.2%     1.7%    7.8%    2.6%    0.9%   -4.1%
Dec    6.8%    15.6%   -8.4%    -5.0%    -2.7%     5.0%    3.5%    5.7%    3.5%   -4.6%
------------------------------------------------------------------------------------------------
Year  20.2%   163.5%  -14.4%   -18.8%   -15.8%    49.1%   23.6%   26.6%    9.8%   26.6%  -27.2%

Absolute Return

Cumulative Excess Index vs DJ Islamic Mkt ASIA/PAC Index (TR)

Annual Returns

Historical Performance Through September 2008

                                                                                                                    Annualised
                                                                                                           -------------------------------------
                                                                1 Month   3 Months   6 Months    YTD       1 year    3 years  5 years   10 years
Islamic Asia Pacific EquityBuilder Total Return Index           -15.8%    -25.3%     -22.0%      -27.2%    -28.3%     1.9%     12.0%     16.4%
DJ Islamic Mkt ASIA/PAC Index (TR)                              -16.2%    -25.6%     -25.5%      -32.2%    -35.3%    -2.8%      3.4%      6.3%
DJ Islamic Mkt ASIA/PAC Large Cap Index (TR)                    -15.1%    -24.8%     -24.0%      -30.8%    -33.8%    -1.8%      3.6%      N/A
Excess Return vs DJ Islamic Mkt ASIA/PAC Index (TR)               0.5%      0.3%       3.5%        5.0%      7.1%     4.7%      8.7%     10.1%
Excess Return vs DJ Islamic Mkt ASIA/PAC Large Cap Index (TR)    -0.7%     -0.5%       2.0%        3.6%      5.5%     3.7%      8.4%       N/A

Performance Analysis January 1998 - September 2008

                                             Index      Bench1     Bench2
Growth over period                          337.9%      58.6%      61.4%
Compounded annual growth                     14.7%       4.4%       9.2%
Volatility                                   22.2%      20.5%      18.1%
Sharpe ratio (3.76%)                         0.49       0.03       0.30
Maximum drawdown                            -50.0%     -61.5%     -35.2%
Start of max drawdown period                 Sep-2000   Apr-2000   Nov-2007
End of max drawdown period                   Feb-2005   Sep-2008   Sep-2008
Average monthly growth                        1.3%       0.5%       0.8%
Best monthly return                          16.8%      17.5%       7.8%
Worst monthly return                        -15.8%     -16.2%     -15.1%
% of months with gains                       59.7%      55.0%      61.5%
12 Month Correlation versus:
DJ Islamic Mkt ASIA/PAC Index (TR)           0.86       1.00       1.00
DJ Islamic Mkt ASIA/PAC Large Cap Index (T   0.85       1.00       1.00

Index Facts

Bloomberg ticker                                            DBAPIAEP
Reuters code                                               .DBEIIAEP
Benchmark 1                       DJ Islamic Mkt ASIA/PAC Index (TR)
Bloomberg ticker of Benchmark 1                          DJIAP Index
Benchmark 2              J Islamic Mkt ASIA/PAC Large Cap Index (TR)
Bloomberg ticker of Benchmark 2                         DJIAPL Index
Index sponsor                                          Deutsche Bank
Number of stocks                                                  20
Stocks weighting                                               Equal
Rebalancing frequency                                      Quarterly
Index Currency                                                   USD

The Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index was
launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London
                                                                              38

Deutsche Bank Islamic Global EquityBuilder Total Return Index

                                                              REUTERS: .DBEIIGEP
                                                             BLOOMBERG: DBGLIGEP
Index Description

The Islamic Global EquityBuilder Total Return Index intends to reflect the total return performance of a weighted combination of the Europe, US and Asia
Pacific Islamic EquityBuilder Indices.

12 Months Volatlity

Monthly Performance

       1998     1999    2000     2001     2002     2003    2004    2005    2006    2007    2008
------------------------------------------------------------------------------------------------
Jan    5.7%     8.2%   -1.5%      1.9%    -2.0%    -3.1%   -1.0%   -2.3%    5.3%    1.5%  -8.9%
Feb    8.8%    -3.2%    9.6%    -12.4%    -0.2%    -1.0%    0.5%    3.4%   -1.8%   -0.7%   5.3%
Mar    5.5%     4.9%    7.2%     -8.0%     4.1%    -1.2%    0.0%   -2.7%    3.2%    2.7%  -1.3%
Apr    3.2%     2.0%   -2.8%     10.1%    -2.7%     8.7%   -0.6%   -2.9%    3.3%    5.0%   4.0%
May    0.2%    -0.2%   -4.7%      0.3%     0.0%     6.2%    0.4%    2.1%   -5.0%    1.8%   2.8%
Jun    3.4%    13.0%   10.2%     -3.0%    -4.3%     1.5%    2.8%    3.3%   -0.6%    0.4%  -3.2%
Jul    1.6%     3.5%   -1.3%     -0.3%    -9.4%     2.5%   -2.7%    3.7%   -0.8%   -1.0%  -6.2%
Aug  -12.5%     4.1%   10.6%     -1.4%     0.2%     3.3%    0.2%    1.9%    1.2%    0.5%  -3.4%
Sep    6.2%     2.9%   -6.5%     -6.6%    -9.3%     0.5%    3.7%    5.0%    0.1%    8.6% -16.7%
Oct    8.1%     9.5%   -4.5%      1.6%     6.8%     6.2%    1.3%   -3.1%    3.8%    2.7%
Nov    7.6%    11.2%  -10.0%      1.3%     1.5%     2.3%    6.3%    2.2%    2.5%   -3.1%
Dec   10.5%    14.1%    3.6%      0.3%    -1.2%     5.3%    2.7%    2.7%    1.6%   -0.3%
------------------------------------------------------------------------------------------------
Year  57.5%    94.4%    7.3%    -16.7%   -16.3%    34.9%   14.0%   13.4%   13.1%   19.1% -26.0%

Absolute Return

Cumulative Excess Index vs DJ Islamic Mkt World Large Cap Index (TR)

Annual Returns

Historical Performance Through September 2008

                                                                                                               Annualised
                                                                                                      -----------------------------------
                                                             1 Month   3 Months   6 Months   YTD      1 year   3 years  5 years  10 years
Islamic Global EquityBuilder Total Return Index              -16.7%    -24.5%     -21.9%     -26.0%   -26.5%     0.4%     8.0%     12.5%
DJ Islamic Mkt World Large Cap Index (TR)                    -13.8%    -19.2%     -16.7%     -23.7%   -23.8%     0.7%     5.7%      N/A
DJ Islamic Market Index (TR)                                 -13.8%    -19.2%     -16.6%     -23.6%   -24.1%     0.9%     6.3%      3.1%
Excess Return vs DJ Islamic Mkt World Large Cap Index (TR)    -2.9%     -5.4%      -5.1%      -2.3%    -2.7%    -0.3%     2.3%      N/A
Excess Return vs DJ Islamic Market Index (TR)                 -2.9%     -5.4%      -5.2%      -2.4%    -2.4%    -0.5%     1.8%      9.4%

Performance Analysis January 1998 - September 2008

                                            Index      Bench1    Bench2

Growth over period                         298.0%     48.9%      46.6%
Compounded annual growth                    13.7%      7.6%       3.6%
Volatility                                  15.9%     11.8%      15.8%
Sharpe ratio (3.76%)                        0.62       0.32 -     0.01
Maximum drawdown                           -45.8%    -26.1%     -56.9%
Start of max drawdown period                Sep-2000   Nov-2007   Apr-2000
End of max drawdown period                  Dec-2005   Sep-2008   Sep-2008
Average monthly growth                       1.2%      0.6%       0.4%
Best monthly return                         14.1%      6.1%       12.0%
Worst monthly return                       -16.7%    -13.8%     -13.8%
% of months with gains                      62.8%     70.8%      58.1%
12 Month Correlation versus:
DJ Islamic Mkt World Large Cap Index (TR)    0.94      1.00       0.99
DJ Islamic Market Index (TR)                 0.95      0.99       1.00

Index Facts

Bloomberg ticker                                             DBGLIGEP
Reuters code                                                .DBEIIGEP
Benchmark 1                 DJ Islamic Mkt World Large Cap Index (TR)
Bloomberg ticker of Benchmark 1                          DJILRG Index
Benchmark 2                              DJ Islamic Market Index (TR)
Bloomberg ticker of Benchmark 2                            DJIM Index
Index sponsor                                           Deutsche Bank
Number of stocks                                                   70
Stocks weighting                                                Equal
Rebalancing frequency                                       Quarterly
Index Currency                                                    USD

The Deutsche Bank Islamic Global EquityBuilder Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London
                                                                              39

Historical Performance Through September 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	Annualised 3 years	Annualised 5 years	Annualised 10 years
Islamic Global EquityBuilder Total Return Index	**-16.7%**	**-24.5%**	**-21.9%**	**-26.0%**	**-26.5%**	**0.4%**	**8.0%**	**12.5%**
DJ Islamic Mkt World Large Cap Index (TR)	-13.8%	-19.2%	-16.7%	-23.7%	-23.8%	0.7%	5.7%	N/A
DJ Islamic Market Index (TR)	-13.8%	-19.2%	-16.6%	-23.6%	-24.1%	0.9%	6.3%	3.1%
Excess Return vs DJ Islamic Mkt World Large Cap Index (TR)	-2.9%	-5.4%	-5.1%	-2.3%	-2.7%	-0.3%	2.3%	N/A
Excess Return vs DJ Islamic Market Index (TR)	-2.9%	-5.4%	-5.2%	-2.4%	-2.4%	-0.5%	1.8%	9.4%

Performance Analysis January 1998 - September 2008

	Index	Bench1	Bench2
Growth over period	298.0%	48.9%	46.6%
Compounded annual growth	13.7%	7.6%	3.6%
Volatility	15.9%	11.8%	15.8%
Sharpe ratio (3.76%)	0.62	0.32 -	0.01
Maximum drawdown	-45.8%	-26.1%	-56.9%
Start of max drawdown period	Sep-2000	Nov-2007	Apr-2000
End of max drawdown period	Dec-2005	Sep-2008	Sep-2008
Average monthly growth	1.2%	0.6%	0.4%
Best monthly return	14.1%	6.1%	12.0%
Worst monthly return	-16.7%	-13.8%	-13.8%
% of months with gains	62.8%	70.8%	58.1%
12 Month Correlation versus:			
DJ Islamic Mkt World Large Cap Index (TR)	0.94	1.00	0.99
DJ Islamic Market Index (TR)	0.95	0.99	1.00

Index Facts

Bloomberg ticker	DBGLIGEP
Reuters code	.DBEIIGEP
Benchmark 1	DJ Islamic Mkt World Large Cap Index (TR)
Bloomberg ticker of Benchmark 1	DJILRG Index
Benchmark 2	DJ Islamic Market Index (TR)
Bloomberg ticker of Benchmark 2	DJIM Index
Index sponsor	Deutsche Bank
Number of stocks	70
Stocks weighting	Equal
Rebalancing frequency	Quarterly
Index Currency	USD

The Deutsche Bank Islamic Global EquityBuilder Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

39

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--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London
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